UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

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Lincoln National Corporation
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RADNOR, PENNSYLVANIA

April 16, 2010

Dear Fellow Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders scheduled for Thursday, May 27, 2010, at 9:00 a.m., local time, at the Ritz-Carlton Hotel, 10 Avenue of the Arts, Philadelphia, Pennsylvania 19102.  Our Board of Directors and management team look forward to greeting you.

The notice of meeting and proxy statement describe the matters to be acted upon at the Annual Meeting of Shareholders.  Please review these documents carefully.

This year we have mailed many of our shareholders a notice of internet availability instead of a paper copy of our proxy statement and our 2009 annual report to shareholders.  The notice of internet availability contains instructions on how shareholders can access these documents over the internet as well as how shareholders can receive a paper or e-mail copy of our proxy materials including our proxy statement, our 2009 annual report to shareholders and a proxy card form.  We believe electronic delivery will allow us to provide our shareholders with the information they need, while lowering the costs of the delivery of the materials and reducing the environmental impact of printing and mailing paper copies.

It is important that you vote your shares of our stock, by either attending the Annual Meeting and voting in person, or voting as promptly as possible by proxy, through the use of a proxy card, via telephone or over the internet.

On behalf of the entire Board of Directors, thank you for your continued support.

Sincerely,

William H. Cunningham
Chairman of the Board

LINCOLN NATIONAL CORPORATION
RADNOR, PENNSYLVANIA

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS

April 16, 2010

The Annual Meeting of Shareholders of Lincoln National Corporation will be held on Thursday, May 27, 2010, at 9:00 a.m., local time, at the Ritz-Carlton Hotel, 10 Avenue of the Arts, Philadelphia, Pennsylvania 19102.

The items of business are:

1.	to elect four directors for three-year terms expiring at the 2013 Annual Meeting;
2.	to ratify the appointment of Ernst & Young LLP, as independent registered public accounting firm for 2010;
3.	to approve an amendment to the Amended and Restated Articles of Incorporation to provide for election of directors by majority vote;
4.	to approve an advisory proposal on the Company’s Executive Compensation; and
5.	to consider and act upon such other matters as may properly come before the meeting.

You have the right to receive this notice and vote at the Annual Meeting of Shareholders if you were a shareholder of record at the close of business on March 22, 2010.  Please remember that your shares cannot be voted unless you cast your votes by one of the following methods: (1) sign and return a proxy card; (2) vote via telephone; (3) vote via the internet; (4) vote in person at the Annual Meeting; or (5) make other arrangements to vote your shares.

For the Board of Directors,

Charles A. Brawley, III
Vice President, Associate General Counsel & Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 27, 2010:
This proxy statement and the accompanying annual report are available at: http://bnymellon.mobular.net/bnymellon/lnc.

LINCOLN NATIONAL CORPORATION
150 N. RADNOR CHESTER ROAD
RADNOR, PENNSYLVANIA 19087

PROXY STATEMENT
Annual Meeting of Shareholders
May 27, 2010

The Board of Directors of Lincoln National Corporation (the “Company,” “Corporation,” “we,” “our,” or “us”) is soliciting proxies in connection with the proposals to be voted on at the Annual Meeting of Shareholders scheduled for May 27, 2010 (the “Annual Meeting”).  The Annual Meeting will be held at the Ritz-Carlton Hotel, 10 Avenue of the Arts, Philadelphia, Pennsylvania 19102, beginning at 9 a.m. local time.  This proxy statement and a proxy card or a notice of internet availability were first sent to our shareholders on or about April 16, 2010.  Whenever we refer in this Proxy Statement to the “Annual Meeting,” we are also referring to any meeting that results from an adjournment of the Annual Meeting.

GENERAL INFORMATION

What proposals are being voted on at the Annual Meeting?

At the Annual Meeting, shareholders are being asked to vote upon the following items of business:

1.	to elect four directors for three-year terms expiring in 2013;
2.	to ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for 2010;
3.	to approve an amendment to the Amended and Restated Articles of Incorporation to provide for election of directors by majority vote;
4.	to approve an advisory proposal on the Company’s Executive Compensation; and
5.	to consider and act upon such other matters as may properly come before the meeting.

Why did some shareholders receive a one-page notice in the mail regarding the internet availability of proxy materials this year instead of a full set of the printed proxy materials?

In accordance with the rules and regulations of the Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of our proxy materials to each shareholder of record, we may furnish proxy materials by providing access to those documents on the internet.  Most shareholders received a notice of internet availability (the “Notice”) containing instructions as to how to access and review all of the proxy materials on the internet.  The Notice also contains instructions on how shareholders can request a paper copy of our proxy materials including our proxy statement, our 2009 annual report to shareholders and a proxy card form.  The Notice also instructs shareholders how to submit their proxy on the internet.  If shareholders receiving on the Notice would like to receive paper or e-mail copies of our proxy materials, you should follow the instructions in the Notice for requesting those materials.  To ensure timely delivery of such proxy materials prior to the Annual Meeting shareholders should make such request by May 13, 2010.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on March 22, 2010, the record date for the meeting, are entitled to vote at the Annual Meeting.  As of the record date, we had 302,453,768 shares of common stock and 11,365 shares of $3.00 cumulative convertible preferred stock, series A, issued, outstanding and entitled to vote at the Annual Meeting.  You are entitled to one vote for each share of common stock and each share of preferred stock you own.  The number of shares you own (and may vote) is listed on the proxy card.

What constitutes a quorum?

A majority of all outstanding shares entitled to vote at the Annual Meeting constitutes a quorum, which is the minimum number of shares that must be present or represented by proxy at the Annual Meeting in order to transact business.  Subject to the rules regarding the votes necessary to adopt the proposals discussed below, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present.  Generally, “broker non-votes” occur when brokerage firms return proxies for which no voting instructions have been received from beneficial owners and the broker does not have discretionary authority to vote on the proposal.  Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from an adjournment of the Annual Meeting, unless a new record date is set).

How do I vote?

1.  In person.  If you are a shareholder of record, you may attend the Annual Meeting and vote your shares or send a personal representative with an appropriate proxy.

If you own your shares in “street name” (i.e., through a broker-dealer or other financial institution) and you want to vote at the Annual Meeting, you will need to obtain a proxy card from the institution that holds your shares and present that card at the Annual Meeting.

If you own share equivalents through the Lincoln National Corporation Common Stock fund of the Lincoln National Corporation Employees’ Savings and Retirement Plan or The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan, all of which are 401(k) plans, you cannot vote at the Annual Meeting.  Instructions on voting these share equivalents are described in more detail below.

If you own share equivalents through the Delaware Management Holdings, Inc. Employee Savings and 401(k) Plan, please contact your plan administrator for voting instructions.

You can obtain directions to attend the Annual Meeting and vote in person by contacting Shareholder Services at 1-800-237-2920 or shareholderservices@lfg.com.

2.  By Mail.  Mark, date, sign and mail the proxy card in the prepaid envelope the Company has provided you if you received a paper copy of the proxy materials.  If you return the proxy card but do not mark your voting preference, the individuals named as proxies will, to the extent permissible, vote your shares in accordance with the description of each item in this proxy statement.  With respect to any other matter that properly comes before the Annual Meeting, the individuals named as proxies will, to the extent permissible, vote all proxies in the manner they perceive to be in our best interests.

3.  By Telephone or Internet.  If you are a shareholder of record, you may submit your proxy with voting instructions by telephone if you are calling within the United States, Canada or Puerto Rico.  If you are a shareholder of record, you may also submit your proxy through the internet by visiting the website listed on the proxy card or Notice.

If you hold your shares in “street name,” please check your proxy card, or contact your broker, nominee, fiduciary or other custodian to determine if you will be able to vote by telephone or internet.

If you choose to submit your proxy with voting instructions by telephone or through the internet, you will be required to provide your assigned control number noted on the enclosed proxy card before your proxy will be accepted.  In addition to the instructions that appear on the proxy card, step-by-step instructions will be provided by recorded telephone message or at the designated website on the internet.

Can I revoke my proxy and change my vote after I vote my proxy?

Yes.  You may revoke your proxy or change your vote at any time prior to the Annual Meeting by: (1) sending our Corporate Secretary a written revocation; (2) submitting a new proxy by mail, telephone or internet; or (3) attending the Annual Meeting and voting your shares in person.

How do I vote my 401(k) and/or dividend reinvestment plan shares?

If you have invested in the Lincoln National Corporation Common Stock fund of the Lincoln National Corporation Employees’ Savings and Retirement Plan or The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan, the proxy/voting instruction card, when executed and returned by you, will instruct the trustee of your plan how to vote the shares of common stock allocated to the plans.  If our stock books contain identical account information regarding common stock that you own directly and common stock that you have an interest in through one or more of those plans, you will receive a single proxy/voting instruction card representing all shares owned by you.  If you participate in one of these plans and do not return a proxy/voting instruction card by 11:59 p.m. (E.D.T.) on May 24, 2010, the trustee of the plans will vote the shares in your account in proportion to shares held by the plans for which voting instructions have been received.

If you participate in our dividend reinvestment plan, your proxy/voting instruction card(s) will also include your shares of common stock allocated to your accounts in that plan.  To vote your shares in those plans, you must return your proxy/voting instruction card(s) or submit your voting instructions by telephone or over the internet as instructed on your proxy/voting instruction card(s).

If you own our shares through an employee benefit plan other than those plans mentioned above, including the Delaware Management Holdings, Inc. Employee Savings and 401(k) Plan, you should contact the administrator of your plan if you have questions regarding how to vote your shares.

What vote is required to approve each item?

A plurality of the votes cast is required for the election of directors (Item 1), which means that the director nominees receiving the highest number of votes will fill the open director seats.  We do not have cumulative voting for directors.

With respect to the remaining items of business, the ratification of the independent registered public accounting firm (Item 2), the approval of an amendment to the Amended and Restated Articles of Incorporation (Item 3) and advisory proposal on Executive Compensation (Item 4), these proposals will be approved if more shares are cast in favor of a proposal than against it.  For this purpose, abstentions and, if applicable, broker non-votes are not counted as votes cast.

If any other matters are properly presented at the meeting, a particular proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

Who may solicit proxies?

Our directors, officers and employees as well as Georgeson Shareholder may solicit proxies on behalf of the Board in person or by mail, telephone, fax and other electronic means.

Who pays for the costs of soliciting proxies?

We will pay the cost of soliciting proxies. Our directors, officers and employees will receive no additional compensation for soliciting proxies.  We will reimburse certain brokerage firms, banks, custodians and other fiduciaries for the reasonable mailing and other expenses they incur in forwarding proxy materials to the beneficial owners of stock that those brokerage firms, banks, custodians and fiduciaries hold of record.  As noted above, we have retained Georgeson Shareholder to solicit proxies.  We will pay Georgeson a fee of $13,000, plus reasonable expenses, for these services.

SECURITY OWNERSHIP

Security Ownership of More than 5% Beneficial Owners

We have two classes of equity securities: common stock and preferred stock.  The following table shows the names of persons known by us to beneficially own more than 5% of our common stock as of December 31, 2009.  We know of no one who owns more than 5% of our $3.00 cumulative convertible preferred stock, series A.  The United States Department of the Treasury owns all outstanding shares of our fixed rate cumulative perpetual preferred stock, series B which is non-voting stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AS OF DECEMBER 31, 2009
TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Common Stock	FMR LLC 82 Devonshire Street Boston, MA 02109	20,426,738	6.76%
Common Stock	BlackRock Inc. 40 East 52nd Street New York, NY 10022	16,540,814	5.48%

The information set forth in this table is based solely on our review of Schedules 13G filed with the Securities and Exchange Commission, or SEC, and as of the date set forth above.  We do not have information regarding the foregoing share position after December 31, 2009.  Information regarding the amount and nature of beneficial ownership is to the best of our knowledge.

Security Ownership of Directors, Nominees and Executive Officers

The following table shows the number of shares of common stock and stock units (i.e., non-transferable, non-voting “phantom” units, the value of which is the same as the value of the corresponding number of shares of common stock) beneficially owned on December 31, 2009, by each director, nominee for director and “Named Executive Officer,” individually, and by all directors and executive officers as a group.  As of December 31, 2009, none of the persons listed in the table owned any shares of our preferred stock.

Whenever we refer in this Proxy Statement to the Named Executive Officers, or NEOs, we are referring to those executive officers that we are required to identify in the Summary Compensation Table on page 51.

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS AS OF MARCH 1, 2010
NAME	AMOUNT OF LNC COMMON STOCK AND NATURE OF BENEFICIAL OWNERSHIP1	PERCENT OF CLASS	LNC STOCK UNITS2	TOTAL OF LNC COMMON STOCK AND STOCK UNITS	TOTAL PERCENT OF CLASS
William J. Avery	34,007	*	18,044	52,051	*
Patrick P. Coyne	47,582	*	5,249	52,831	*
Frederick J. Crawford	235,000	*	3,817	238,817	*
William H. Cunningham	66,893	*	25,290	92,183	*
Wilford H. Fuller	25,751	*	139	25,890	*
Dennis R. Glass	1,669,252	*	28,535	1,697,787	*
George W. Henderson, III	66,261	*	32,178	98,439	*
Eric G. Johnson	35,182	*	27,459	62,641	*
Gary C. Kelly	--	*	275	275	*
Mark E. Konen	346,262	*	--	346,262	*
M. Leanne Lachman	38,929	*	37,040	75,969	*
Michael F. Mee	25,882	*	27,333	53,215	*
William P. Payne	76,704	*	16,234	92,938	*
Patrick S. Pittard	73,668	*	18,250	91,918	*
David A. Stonecipher	1,375,631	*	4,389	1,380,020	*
Isaiah Tidwell	26,611	*	8,928	35,539	*
All Directors and Executive Officers as a group –20 persons	4,755,987	1.55%	254,265	5,010,252	1.64%

_________________________________
* Each of these amounts represents less than 1% of the outstanding shares of our common stock as of March 1, 2010.

1.  The number of shares that each person named in this table has a right to acquire within 60 days of March 1, 2010 is as follows:  Mr. Avery, 22,581 shares; Mr. Coyne, who ceased to be an executive officer of the Company on January 4, 2010 after the sale of our subsidiary, Delware Management Holdings, Inc., had 33,758 shares as of that date; Mr. Crawford, 162,464 shares; Mr. Cunningham, 65,655 shares; Mr. Fuller, 22,104 shares; Mr. Glass, 1,453,159 shares; Mr. Henderson, 65,655 shares; Mr. Johnson, 28,581 shares; Mr. Kelly, 0 shares; Mr. Konen, 296,112 shares; Ms. Lachman, 28,581 shares; Mr. Mee, 25,581; Mr. Payne, 65,655 shares; Mr. Pittard, 65,655 shares; Mr. Stonecipher, 913,319 shares; and Mr. Tidwell, 26,521 shares.  In addition, the shares listed above include restricted stock of which the following persons have sole voting power (and no investment power):  Mr. Coyne, 5,360 shares; Mr. Crawford, 5,958 shares; Mr. Glass, 52,047 shares; and Mr. Konen, 5,303 shares.  Mr. Konen’s shares include 441 shares for his son for which he is a custodian.  Mr. Stonecipher’s shares include 381,499 shares held in a trust and 12,677 owned by his spouse.  Finally, Mr. Stonecipher’s shares include 24,974 shares that are held by the Stoneypeak Foundation of which Mr. Stonecipher is a trustee, and with respect to which, he does not have a pecuniary interest.

2.  LNC Stock Units are non-voting, non-transferable phantom stock units that track the economic performance of our common stock.

GOVERNANCE OF THE COMPANY

Our Board of Directors consists of 12 members.  Eleven directors are non-employees, or outside directors, and the Board has determined that all 11 are independent as discussed below.

Board Leadership Structure

We separate the roles of CEO and Chairman of the Board in recognition of the differences between the two roles.  The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance and sets the agenda for Board meetings and presides over meetings of the full Board.  In May 2009, independent director William H. Cunningham became the non-executive chairman of the Board.  Mr. Cunningham is not an officer of LNC.  In addition to the duties described above, Mr. Cunningham acts as the key liaison between the Board and management and helps set the agendas for Board Committee meetings.  As chairman, Mr. Cunningham also has the authority to call special meetings of the Board.

Our Corporate Governance Guidelines

Listed below are what we believe are some, but not all, of the more significant aspects of our Corporate Governance Guidelines.  A full text of our Corporate Governance Guidelines is available on our website at www.lincolnfinancial.com.

•
A majority of our Board, including the nominees for director, must at all times be independent under the applicable New York Stock Exchange, or NYSE, listing standards as determined under the guidelines for determining the independence of directors.  Director independence is discussed further below.

•
The independent directors must meet in executive session at least once a year and may meet at such other times as they may desire.  The outside directors meet in connection with each regularly scheduled Board meeting and at such other times as they may desire.  Mr. Cunningham, a director and our non-executive chairman, presides over the meeting(s) of independent directors and the outside directors.

•
The Board has, among other Committees, an Audit Committee, Compensation Committee and Corporate Governance Committee.  Only independent directors may serve on each of these committees, and all of the directors serving on those Committees are independent under applicable NYSE listing standards and our Corporate Governance Guidelines.

•
Outside directors are not permitted to serve on more than five boards of public companies in addition to our Board, and independent directors who are chief executive officers of publicly held companies may not serve on more than two boards of public companies in addition to our Board.  Inside directors are not permitted to serve on more than two boards of public companies in addition to our Board.

•
The written charters of the standing Committees of the Board are reviewed not less than annually.  The charters of the Audit, Compensation and Corporate Governance Committees comply with the NYSE’s listing standards.  The charters are available on our website at www.lincolnfinancial.com.

•	We have Corporate Governance Guidelines that likewise comply with the NYSE’s listing standards. The Corporate Governance Guidelines are available on our website at www.lincolnfinancial.com.
•
We have a Code of Conduct that is available on our website at www.lincolnfinancial.com.  The Code of Conduct comprises our “code of ethics” for purposes of Item 406 of Regulation S-K under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and our “code of business conduct and ethics” for purposes of the NYSE listing standards.  We intend to disclose amendments to or waivers from a required provision of the code by including such information on our website at www.lincolnfinancial.com.

•	Committee chairs serve a minimum of three years and a maximum of six years, unless those limitations are shortened or extended by the Board.
•	We have a mandatory retirement age of 72 for outside directors.
•	The Board conducts a review of the performance of the Board and its Committees each year.
•
The Corporate Governance Committee is responsible for individual director assessments and obtains input for such assessments from all Board members other than the director being assessed.  These assessments, including confidential feedback to the director, will be completed at least one year prior to a director’s anticipated nomination for a new term.

•
The Board conducts an annual CEO performance evaluation.  The non-executive chairman of the Board conducts a meeting of the outside directors to discuss the evaluation and communicates the results to the CEO.

•	The Board reviews the annual succession planning report from the CEO, including the position of CEO as well as other executive officers.
•
The Board, Audit Committee, Compensation Committee, Corporate Governance Committee, Executive Committee and Finance Committee each have authority to retain legal counsel or any other consultant or expert without notification to, or prior approval of, management.

•
Directors are required to submit their resignation from the Board upon changing their occupational status, and the Corporate Governance Committee, with input from the CEO, makes a recommendation to the Board regarding acceptance of such resignation.

•
Directors are required to achieve share ownership of three times the cash portion of their annual retainer within five years of election to the Board, and based on the December 31, 2009 closing price of our common stock of $24.88, our directors are in compliance with such requirements.

•	We will pay the reasonable expenses for each director to attend at least one continuing education program per year.
•	We have a director orientation program for new directors, and all directors are invited to attend orientation programs when they are offered.
•      We will not make any personal loans or extensions of credit to directors or executive officers.
•      The Corporate Governance Committee must re-evaluate the Corporate Governance Guidelines each year.

Director Independence

Our common stock is traded on the NYSE.  NYSE listing standards and our Corporate Governance Guidelines require that a majority of our directors meet the criteria for independence as set forth in the NYSE listing standards.  The NYSE listing standards provide that in order to be considered independent, the Board must determine that a director has no material relationship with us other than as a director.  The Board has adopted standards to assist it in determining whether its members have such a material relationship with us.  These standards, which are part of our Corporate Governance Guidelines, are discussed below and can be found on our website at www.lincolnfinancial.com.

The Corporate Governance Committee and the Board have reviewed the independence of each Board member, including the nominees for director at the Annual Meeting, considering the standards set forth in our Corporate Governance Guidelines (which include the NYSE standards for independence).  As a result of this review, the Board affirmatively determined that directors Avery, Cunningham, Henderson, Johnson, Kelly, Lachman, Mee, Payne, Pittard, Stonecipher and Tidwell are independent because they have none of the following material relationships with us (either directly or as a partner, shareholder or officer of an organization that has a material relationship with us):

•	is or was an employee, or whose immediate family member is or was an executive officer, of us or our subsidiaries during the three years prior to the independence determination;

•
has received, or whose immediate family member received, from us, during any 12-month period within the three years prior to the independence determination, more than $120,000 in direct compensation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•
(1) is, or an immediate family member is, a current partner of our external or internal auditor (to the extent the internal auditor is a third-party); (2) is a current employee of such a firm; (3) has an immediate family member who is a current employee of such a firm and who personally works on our audit; or (4) was, or who has an immediate family member that was, within the three years prior to the independence determination (but is no longer) a partner or employee of such a firm and personally worked on our audit within that time;

•
is or was employed, or whose immediate family member is or was employed, as an executive officer of another company where any of our present executives served at the same time on that company’s compensation committee within the three years prior to the independence determination;

•
is or was an executive officer or an employee, or whose immediate family member is or was an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues within the three years prior to the independence determination;

•
is an executive officer of a not-for-profit organization to which we or the Lincoln Financial Foundation, Inc.’s annual discretionary contributions exceed the greater of $1 million or 2% of the organization’s latest publicly available total annual revenues; and

•
has any other material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us, including any contributions we made to a charitable organization of which the director serves as an executive officer).

The Board of Directors also has determined that the following relationships are not material and do not impair a director’s independence:

•
a director’s, or a director’s immediate family member’s, purchase or ownership of an insurance, annuity, mutual fund or other product from us, or use of our financial services, all on terms and conditions substantially similar to those generally available to other similarly situated third parties in arm’s-length transactions and does not otherwise violate the criteria listed above;

•	a director’s membership in the same professional association, or the same social, fraternal or religious organization or club, as one of our executive officers or other directors;

•	a director’s current or prior attendance at the same educational institution as one of our executive officers or other directors;

•
a director’s service on the board of directors of another public company on which one of our executive officers or directors also serves as a director, except for prohibited compensation committee interlocks; and

•	a director’s employment by another public company whose independent registered public accounting firm is the same as ours.

In addition, a director who is also a member of our Audit Committee must meet the following additional requirements regarding independence as required by Rule 10A-3(b)(1)(ii) under the Exchange Act:

1.
A director is not independent if he or she accepts, directly or indirectly, any consulting, advisory or other compensatory fee from us or any of our subsidiaries, other than the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with us or any of our subsidiaries (provided that such compensation is not contingent in any way on continued service).

2.	A director is not independent if he or she is an “affiliated person” (as defined in Rule 10A-3(e)(1) under the Exchange Act) of us or any of our subsidiaries.

Finally, the Board determined that those directors who are members of the Audit, Corporate Governance and Compensation Committees are likewise independent of our management and us under our Corporate Governance Guidelines and the SEC and NYSE rules, as applicable.

In conducting its independence review discussed above, the Board considered, among other things, transactions and relationships between each outside director or any member of his or her immediate family and us or our subsidiaries and affiliates.  In making these determinations, the Board considered that in the ordinary course of business, transactions occur between us and companies at which some of our directors are or have been directors, employees or officers.  In each case, the amount of transactions with these companies in each of the last three years did not reach the thresholds set forth in the standards.  Mr. Cunningham is a professor at and employee of The University of Texas with which we engage in ordinary course of business transactions, namely, providing a 403(b) investment product.  These transactions were on terms that are substantially equivalent to those prevailing at the time for comparable transactions, and none reached the threshold levels set forth in our standards.

Under our standards, discretionary contributions to not-for-profit organizations to which a director serves as an executive officer of the lesser of $1 million or 2% of the organization’s latest publicly available total annual revenues will not impair the director’s independence.  None of the directors are executive officers of the not-for-profit organizations to which we or the Lincoln Financial Foundation, Inc. made contributions during 2009.

Director Nomination Process

The Corporate Governance Committee of the Board, which is composed solely of independent directors, is responsible for (1) assisting the Board by identifying individuals qualified to become Board members,
(2) recommending to the Board the director nominees for the next annual meeting of shareholders and (3) evaluating the competencies appropriate for the Board and identifying missing or under-represented competencies.  Our Corporate Governance Guidelines provide that the Board itself should be responsible, in fact as well as procedure, for selecting its own members.

The Corporate Governance Committee does not have any specific minimum qualifications that must be met by a nominee.  However, its charter provides that “[I]n nominating candidates, the Committee shall take into consideration such factors as it deems appropriate.  These factors may include judgment, skill, diversity, experience, the extent to which the candidate’s experience complements the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any Committees of the Board.  The Committee may consider candidates proposed by management, but is not required to do so.”

The Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service.  The Corporate Governance Committee begins by reviewing the individual director assessments of existing directors who are being considered for re-nomination. Current members of the Board who have skills and experience that are relevant to our business, who are willing to continue to serve and whose director assessment indicates the director has performed well during the most recent term are considered for re-nomination.  If any member of the Board being considered for re-nomination does not wish to serve or if the Corporate Governance Committee decides not to re-nominate a given member, the Corporate Governance Committee identifies the desired skills and experience that a potential new nominee should possess.  The Corporate Governance Committee also considers whether it is necessary or desirable that the nominee be considered independent under the NYSE listing standards, and, if so, whether the individual meets the standards for independence. The Corporate Governance Committee may, but is not required to, retain an outside firm to assist in the identification and evaluation of potential nominees.

The Corporate Governance Committee is responsible for reviewing with the Board the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board.  This assessment includes integrity, business acumen, age, experience, professional accomplishments, skills such as an understanding of marketing, finance, accounting, regulation and public policy, their international background, and a commitment to our shared values, etc. – all in the context of an assessment of the perceived needs of the Board at a given point in time.   Our Corporate Governance Guidelines also specify that diversity should be considered by the Corporate Governance Committee in the director nomination process.  The Committee seeks nominees with a broad diversity of backgrounds, experience, professions, education and differences in viewpoints and skills.  The Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Corporate Governance Committee believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The Board has delegated the process of screening potential nominees who are not current directors to the Corporate Governance Committee with input from the CEO.  In connection with the evaluation of a new nominee, the Corporate Governance Committee determines whether it should interview the nominee, and, if warranted, one or more members of the Corporate Governance Committee would interview the nominee.  Upon completing the evaluation and the interview, the Corporate Governance Committee makes a recommendation to the Board as to whether to nominate the director nominee.

Although the Corporate Governance Committee does not solicit shareholder recommendations regarding director nominees to be proposed by the Board, it will consider such recommendations if they are made in accordance with the procedures set forth in Article I, Section 11 of our Bylaws, which is set forth in Exhibit 2 to this Proxy Statement and discussed beginning on page 71 of this Proxy Statement under the heading “Shareholder Proposals.”  If the Corporate Governance Committee determines that such a nominee should be considered as a director, it will recommend the nominee to the Board.  The Board may accept or reject the proposed nominee.  There are no differences in the manner in which the Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder.

Director Qualifications

The following paragraphs provide information as of the date of this proxy statement regarding the particular experience, qualifications, attributes or skills that led our Board to the conclusion that each of the persons listed below should serve as a director for the Company.  Each director brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence, diversity and experience in a wide variety of areas.  We believe all of our directors have integrity and honesty and adhere to high ethical standards.  They have each demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board.

Mr. Avery, the former President, CEO and Chairman of the Board of Crown, Cork & Seal (now Crown Holdings, Inc.), brings a wealth of experience in driving strategic direction and leading organizational growth through his tenure as the chief executive officer of this international publicly traded packaging company.  Mr. Avery qualifies as an “audit committee financial expert” under the SEC guidelines.  In addition to his years of service on our Board, previously, he served for over 10 years on the board and audit committee of Rohm and Hass Company, a diversified chemical company.

Mr. Cunningham has substantial experience in accounting, finance and corporate governance serving as a professor for more than 30 years at the University of Texas.  Mr. Cunningham also has significant experience in heading a large public institution from serving as the chancellor and chief executive officer of the University of Texas, a large state owned university.  Further, Mr. Cunningham has and continues to serve on the board of a number of public companies.  This includes over 20 years of experience in our industry through his service on the board of directors of Jefferson-Pilot Corporation, a public insurance company that was merged into one of our wholly-owned subsidiaries in 2006.  In addition, Mr. Cunningham has a Ph.D. in business administration.

Having held executive level positions in the insurance and investment industries for nearly 30 years, Mr. Glass brings a deep knowledge of our industry, our competitors and our products to his role as a director.  An experienced and seasoned executive, Mr. Glass has served as our President since 2006, and our Chief Executive Officer and a member of our Board since 2007.  Prior to the merger, he was the President and CEO and a Director of Jefferson-Pilot Corporation since 2004.  Mr. Glass’s background also includes senior executive experience in financial accounting and reporting as well as serving as the Chairman of the Board of the American Council of Life Insurers.

Mr. Henderson, the former CEO and Chairman of the Board of Burlington Industries, has substantial executive leadership skills and management experience as the senior executive of a public company.  Mr. Henderson’s background includes substantial experience with international operations and accounting and financial reporting.  In addition to our Board, Mr. Henderson serves on the board of Bassett Furniture Industries, Inc., a public company.

Since 1997, Mr. Johnson has served as the President and CEO of a private company that manufactures products for the food service industry.  In this role, Mr. Johnson has developed extensive executive management skills, expertise in corporate strategy development and execution, as well as experience in mergers and acquisitions.  Mr. Johnson was also the CEO of a public company giving him an understanding of finance and reporting requirements.

Mr. Kelly currently serves as the Chairman of the Board, President and CEO of Southwest Airlines, the fifth largest airline in the U.S., and one well known for its commitment to customer service.  Prior to becoming the CEO of Southwest, Mr. Kelly held a number of senior level positions within the organization, including as CFO, through which he has substantial expertise in finance, accounting and financial reporting.  Prior to joining Southwest, Mr. Kelly served as a CPA for a public auditing firm.  Mr. Kelly brings knowledge of the customer experience to the Board as well.

Ms. Lachman serves as president of a real estate consultancy firm and is an Executive in Residence at Columbia Graduate School of Business.  Through her career she has served in executive level positions, including as the chief executive officer for a number of different companies.  In addition, Ms. Lachman has an extensive background in real estate analysis, investment management and development.  In 25 years of service as a director of our Company, she has acquired a deep understanding of our business, our organization and our industry.  In addition to her service on our Board, she is also on the board, audit committee and compensation committee (which she chairs) of Liberty Property Trust, a public real estate investment trust.

Mr. Mee brings significant public accounting and financial reporting skills from his experience as the chief financial officer at a number of public companies, including Bristol-Myers Squibb, Co., Wang Laboratories and Monsanto Co.  In addition to his management experience and leadership skills as a senior executive officer, Mr. Mee has also developed expertise in corporate strategy development and international operations while with these companies.  In addition to serving on our Board, Mr. Mee also serves on the board of Ferro Corporation, a public global materials producer.

Having served in an executive management role for the past ten years with an investment banking and asset management firm, Mr. Payne has developed extensive experience and financial expertise in providing strategic advisory services to complex organizations.  In addition to his financial and investment experience, Mr. Payne has experience as an attorney in mergers and acquisitions.  Mr. Payne brings an interdisciplinary set of skills to the Board.  Mr. Payne has also served on the board of a number of public companies, including Cousins Properties, Inc., Anheuser Busch, Inc. and Crown Crafts, Inc.

Mr. Pittard, as the former chairman, president and CEO of Heidrick & Struggles International, Inc., one of the largest publicly traded global recruiting firms, brings his insights as a senior executive along with his understanding of executive compensation matters and experience in driving strategic organizational growth.  More recently, Mr. Pittard has served on the faculty of the Terry Business School at the University of Georgia.  In addition to serving on our Board, Mr. Pittard has also served on the boards of other public companies, including Artisan Funds and CBeyond, Inc.

Mr. Stonecipher provides substantial understanding, knowledge and insight into our business and our industry through his experience as the former chairman, president and CEO of Jefferson-Pilot Corporation.  In addition to his experience as a CEO, Mr. Stonecipher brings significant experience in finance, accounting, financial reporting, risk assessment and mergers and acquisitions to the Board.  In addition to serving on our Board, Mr. Stonecipher served on the board of Bassett Furniture Industries.

Over his 32 year career with Wachovia Bank, Mr. Tidwell developed extensive experience in banking, investments and wealth management.  In addition to serving on our Board, Mr. Tidwell has also served for a number of years on the boards of other public companies, including Lance, Inc. and Ruddick Corporation.  Through this experience, Mr. Tidwell has also developed knowledge of risk assessment practices and a significant understanding of finance and accounting principles.

Communications with Directors

The Board provides a process for interested persons to send communications to the Board or to the outside directors of the Board.  Interested persons with information pertaining to any possible violation of our Code of Conduct, or concerns or complaints pertaining to our accounting, internal accounting controls or audit or other concerns are invited to communicate this information to the outside members of the Board of Directors at:

The Outside Directors
Lincoln National Corporation
150 N. Radnor Chester Road
Radnor, PA  19087
Attention:  Office of the Corporate Secretary

All complaints and concerns will be received and processed by the Corporate Secretary.  Relevant and appropriate complaints and concerns will be referred to our Board’s non-executive Chairman of the Board.  You may report your concerns anonymously and/or confidentially.  If you choose to report your concerns anonymously, we will be unable to contact you in the event we require further information in the course of our investigation.  If you choose to report your concerns confidentially, we cannot guarantee absolute confidentiality.  In certain circumstances, it would be impossible to conduct a thorough investigation without revealing your identity.  No retaliatory action will be taken against employees who raise any concern in good faith.

Director Attendance at 2009 Annual Meeting

The Board does not have a formal policy regarding attendance by Board members at our Annual Meeting of Shareholders, but directors are encouraged to attend the Annual Meeting of Shareholders.  All of our directors attended the 2009 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS AND COMMITTEES

Our Board is currently composed of 12 members.  The members of the Board, including Board nominees, their relevant term of office and certain biographical information are set forth below under “Item 1 – Election of Directors.”  Compensation of our directors is discussed below under “Compensation of Directors.”

During 2009, the Board met eight times.  All directors attended 75% or more of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings held by committees on which he or she served.

Board’s Role in Risk Oversight

Enterprise risk management is an integral part of our business processes.  We have a chief risk officer who has responsibility for enterprise risk management.  The Board has delegated the regular oversight of our risk management efforts to the Audit Committee.  The Audit Committee receives regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and competitive risks.  After the Audit Committee receives the report, the Chairman of the Audit Committee reports on the discussion to the full Board during the Committee reports portion of the next Board meeting. This enables the Board and its Committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.   We believe that our current leadership structure supports the Board’s oversight role.

 Board Committees

The Board currently has six standing committees:  the Audit Committee, the Compensation Committee, the Corporate Governance Committee, the Executive Committee, the Finance Committee and the Committee on Corporate Action.  The following table lists the Directors who currently serve on the Committees and the number of meetings held for each Committee during 2009.  The Audit, Compensation, Corporate Governance and Finance Committees each conduct a self-evaluation of their respective committee’s performance each year.

Current Committee Membership and Meetings Held During 2009
(C=Chair     M=Member)
Name	Audit	Compensation	Corporate Governance	Executive	Finance	Corporate Action1
William J. Avery	M		M
William H. Cunningham			M	C
Dennis R. Glass				M		C
George W. Henderson, III	M				M
Eric G. Johnson		M		M	C
Gary C. Kelly	M
M. Leanne Lachman	C
Michael F. Mee		M		M	M
William P. Payne			C	M
Patrick S. Pittard		C
David A. Stonecipher				M	M
Isaiah Tidwell	M		M
Number of Meetings in 2009:	9	11	4	0	7	--

1 The Committee on Corporate Action takes action by the unanimous written consent of the member of that Committee, and eight such actions were taken in 2009.

The functions and responsibilities of the standing committees of our Board are described below.

Audit Committee

The primary function of the Audit Committee is oversight, including risk oversight.  The principal functions of the Audit Committee include:

•
assist the Board of Directors in its oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) the performance of our general auditor and independent auditor and (5) the Corporation’s policies and processes for risk assessment and risk management;

•	select, evaluate and replace the independent auditors, and approve all engagements of the independent auditors;
•	review significant financial reporting issues and practices;
•
discuss our annual consolidated financial statements and quarterly “management discussion and analysis of financial condition and results of operations” included in our SEC filings and annual report to shareholders, if applicable;

•	inquire about significant risks and exposures, if any, and review and assess the steps taken to monitor and manage such risks;
•	review and discuss the risk policies and procedures adopted by management and the implementation of these policies;
•	review the qualifications and background of senior risk officers;
•
establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal auditing controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	report the Committee’s activities to the Board on a regular basis and make any recommendations as the Committee deems appropriate;
•	consult with management before the appointment or replacement of the internal auditor; and
•	prepare the report required to be prepared by the Audit Committee pursuant to the rules of the SEC for inclusion in our annual proxy statement.

The Board has determined that William J. Avery is an “audit committee financial expert” as defined under Item 407 of Regulation S-K under the Exchange Act.  Mr. Avery is an independent director under applicable SEC rules, NYSE listing standards and our Corporate Governance Guidelines.  The Audit Committee has authority to obtain advice and assistance from internal or external legal, accounting or other advisors.  The Board has adopted a written charter for the Audit Committee, a copy of which is available on our website at www.lincolnfinancial.com.

More information concerning the Audit Committee, including the Audit Committee Report, is set forth below under “Ratification of the Appointment of the Independent Registered Public Accounting Firm” beginning on page 21.

Compensation Committee

The principal functions of the Compensation Committee include:

•	establish, in consultation with senior management, our general compensation philosophy;
•	review and confer on the selection and development of executive officers and key personnel;
•
review and approve corporate goals and objectives relevant to the compensation of the chief executive officer, evaluate the chief executive officer’s performance in light of these goals and set the chief executive officer’s compensation level based on this evaluation;

•
ensure that the compensation programs for the CEO, CFO, and the Corporation’s most highly compensated executive officers exclude incentives to take unnecessary and excessive risks that threaten the reputation of the Corporation;

•	ensure that the compensation programs for all of the Corporation’s employees do not encourage the manipulation of earnings reported by the Corporation;
•	review and recommend to the Board for approval candidates for chief executive officer;
•	review and approve all compensation strategies, policies and programs that encompass total remuneration of our executive officers and key personnel;
•	make recommendations to the Board regarding incentive compensation and equity-based plans, and approve all grants and awards under such plans to executive officers;

•	approve employment and severance agreements for executive officers;
•
approve employee benefit and executive compensation plans and programs and changes to such plans and programs, if the present value cost of each plan or change to a plan will not exceed $20 million for the next five calendar years after their effectiveness; and

•	report the Committee’s activities to the Board on a regular basis and make any recommendations as the Committee deems appropriate.

A copy of the Compensation Committee Charter is available on our website at www.lincolnfinancial.com.  The Compensation Committee has the authority to retain and terminate compensation consultants and to approve any compensation consultant’s fees and terms of retention and to obtain advice and assistance from internal or external legal, accounting or other advisors.  More information concerning the Compensation Committee, including the role of Towers Perrin, the compensation consultant retained by the Compensation Committee during 2009, and our executive officers in determining or recommending the amount or form of executive compensation is set forth under “Compensation Processes and Procedures” on page 24 below, and in the “Compensation Discussion & Analysis” beginning on page 26 below.

Corporate Governance Committee

The principal functions of the Corporate Governance Committee include:

•	identify individuals qualified to become Board members;
•	subject to our Bylaws, recommend to the Board nominees for director (including those recommended by shareholders in accordance with our Bylaws) and for Board Committees;
•	take a leadership role in shaping our corporate governance and recommend to the Board the corporate governance principles applicable to us;
•	develop and recommend to the Board standards for determining the independence of directors;
•	recommend to the Board an overall compensation program for directors;
•	make recommendations to the Board regarding the size of the Board and the size, structure and function of Board Committees;
•	assist in the evaluation of the Board and be responsible for the evaluation of individual directors;
•	report the Committee’s activities to the Board on a regular basis and make any recommendations as the Committee deems appropriate; and
•	recommend to the Board such additional actions related to corporate governance as the Committee deems advisable.

The Corporate Governance Committee has the authority to retain and terminate search firms and to approve any search firm’s fees and terms of retention and to obtain advice and assistance from internal or external legal, accounting or other advisors.  A copy of the Corporate Governance Committee Charter is available on our website at www.lincolnfinancial.com.

Executive Committee

The Executive Committee meets at such times as it determines to be appropriate and has the authority to act for the Board in the management and direction of the business and affairs of the Company during intervals between Board meetings, except for those matters which are expressly delegated to another committee or the full Board.  The Executive Committee will report to the Board of Directors any actions taken by the Committee as soon as practicable.

Finance Committee

The principal functions of the Finance Committee include:

•	review and provide guidance to senior management with respect to our annual three-year financial plan;
•
review and provide guidance to senior management with respect to our capital structure, including reviewing and approving (within guidelines established by the Board) issuance of securities by us or any of our affiliates, reviewing and approving significant “off balance sheet” transactions and reviewing and recommending changes, if necessary, to our dividend and share repurchase strategies;

•	review our overall credit quality and credit ratings strategy;

•	review and provide guidance to senior management with respect to our reinsurance strategies;
•	review and provide guidance to senior management with respect to proposed mergers, acquisitions, divestitures, joint ventures and other strategic investments;
•	review the general account and approve our investment policies, strategies and guidelines;
•	review our hedging program and the policies and procedures governing the use of financial instruments including derivative instruments;
•	review the adequacy of the funding of our qualified pension plans, including significant actuarial assumptions, investment policies and performance; and
•	report the Committee’s activities to the Board on a regular basis and make any recommendations as the Committee deems appropriate.

The Finance Committee has authority to obtain advice and assistance from internal or external legal, accounting or other advisors.  A copy of the Finance Committee Charter is available on our website at www.lincolnfinancial.com.

Committee on Corporate Action

Within limits now or hereafter specified by the Board and, in some cases, the Finance Committee, the principal functions of the Committee on Corporate Action include:

•
determine the pricing of the securities offered from our shelf registration statement (including the interest rate, dividend rate, distribution rate or contract adjustment payments, as applicable, the conversion ratio or settlement rate, as applicable, the price at which such securities will be sold to the underwriters, the underwriting discounts, commissions and reallowances relating thereto and the price at which such securities will be sold to the public);

•	approve, as necessary, the underwriting agreement, security and other transaction documents relating to the offering and sale of the securities under our shelf registration statement; and
•	elect certain classes of our officers as the Board may determine by resolution.

ITEM 1 - ELECTION OF DIRECTORS

Our Board is currently composed of 12 members and is divided into three classes.  Directors elected at the Annual Meeting are elected for three-year terms.  William H. Cunningham has served as our non-executive chairman since 2009, and a director since 2006.  The Board of Directors is authorized under our Bylaws to fill a vacancy in the class of directors or reduce the size of the Board without seeking shareholder approval.

Nominees For Director

Unless you direct otherwise or specifically indicate that you are withholding authority to vote for one or more of the nominees on the proxy you complete, your proxy will be voted for the Board’s nominees for terms expiring at the 2013 Annual Meeting or until their successors are duly elected and qualified.  All of the nominees are current directors of LNC.  All nominees have agreed to serve on the Board if they are elected.  If any nominee is unable (or for whatever reason declines) to serve as a director at the time of the Annual Meeting, proxies may be voted for the election of a qualified substitute nominee selected by the Board.

Nominees for a Term Expiring at the 2013 Annual Meeting

William J. Avery
Director since 2002
Age 69

Principal Occupation and Business Experience:
Retired Executive. Chairman of the Board and Chief Executive Officer of Crown Cork & Seal Company, Inc., a manufacturer of packaging products for consumer goods (1990 – 2001).

public and investment Company Directorships:
Director of Rohm & Haas (1997 – 2009).

William H. Cunningham
Director since 2006
Age 66

Principal Occupation and Business Experience:
Professor at The University of Texas at Austin (2000 – Present).

Public and Investment Company Directorships:
Director of Hayes Lemmerz International, Inc. (2003 – 2009); Hicks Acquisition Company I, Inc. (2007 – 2009); Introgen Therapeutics, Inc. (2000 – 2009); Jefferson-Pilot Corporation (1986 – 2006); John Hancock Mutual Funds (1986 – Present); LIN Television (2002 – 2007, 2009 – Present); Resolute Energy Corporation (2009 – Present); and Southwest Airlines Co. (2000 – Present).

William Porter Payne
Director since 2006
Age 62

Principal Occupation and Business Experience:
Managing Director, Broadpoint Gleacher Securities Group, investment banking and asset management firm (2009 – present); Partner, Gleacher Partners Inc., investment banking and asset management firm (2000 – 2009, which in 2009 merged to form Broadpoint Gleacher Securities Group).

Public and Investment Company Directorships:
Director of Anheuser Busch, Inc. (1997 – 2008); Cousins Properties, Inc. (1996 – Present); Crown Crafts, Inc. (2001 – 2006); and Jefferson-Pilot Corporation (1993 – 2006).

Patrick S. Pittard
Director since 2006
Age 64

Principal Occupation and Business Experience
Distinguished Executive in Residence at the Terry Business School, University of Georgia (2002 – Present).  Chairman, President and Chief Executive Officer of Heidrick & Struggles International, Inc., a global provider of senior level executive search and leadership development services (1983 – 2001).

Public and Investment Company Directorships:
Director of Artisan Funds (2001 – Present); CBeyond, Inc. (2007 – 2009); and Jefferson-Pilot Corporation (1986 – 2006).

The Board of Directors recommends a vote FOR each of the nominees.

Directors Continuing In Office

The identity of, and certain biographical information relating to, the directors who will continue in office after the Annual Meeting are set forth below.

Continuing in Office for a Term Expiring at the 2011 Annual Meeting

Dennis R. Glass
Director since 2006
Age 60

Principal Occupation and Business Experience:
President and Chief Executive Officer of Lincoln National Corporation (2007 – Present).  President and Chief Operating Officer of Lincoln National Corporation (2006 – 2007).  President and Chief Executive Officer of Jefferson-Pilot Corporation (2004 – 2006).  President and Chief Operating Officer of Jefferson-Pilot Corporation (2001 – 2004).

Public and Investment Company Directorships:
Jefferson-Pilot Corporation (2004 – 2006).

Gary C. Kelly
Director since 2009
Age 55

Principal Occupation and Business Experience:
Chairman of the Board, President (2008 – Present) and Chief Executive Officer of Southwest Airlines, Co. (2004 – Present); its Executive Vice President & Chief Financial Officer (2001 – 2004); its Vice President Finance & Chief Financial Officer (1989 – 2001); and its Controller (1986 – 1989).

Public and Investment Company Directorships:
Southwest Airlines (2004 – Present); and Jefferson-Pilot Corporation (2005 – 2006);

Michael F. Mee
Director since 2001
Age 67

Principal Occupation and Business Experience:
Retired Executive.  Executive Vice President and Chief Financial Officer of Bristol-Myers Squibb Company, a pharmaceutical and related health care products company (March 1994 – April 2001).

Public and Investment Company Directorships:
Director of Ferro Corporation (2001 – Present).

David A. Stonecipher
Director since 2006
Age 68

Principal Occupation and Business Experience
Retired Executive.  Non-executive Chairman of the Board of Jefferson-Pilot Corporation (March 2004 – April 2006).  Director, Chairman of the Board, Chief Executive Officer of Jefferson-Pilot Corporation (March 1993 – February 2004).

 Public and Investment Company Directorships:
Director of Bassett Furniture Industries (2001 – 2006); and Jefferson-Pilot Corporation (1993 – 2006).

Continuing in Office for a Term Expiring at the 2012 Annual Meeting

George W. Henderson, III
Director since 2006
Age 61

Principal Occupation and Business Experience:
Retired Executive.  Chairman and Chief Executive Officer of Burlington Industries, Inc., a manufacturer of textile products (1995 – 2003).  (Burlington filed for bankruptcy protection under Chapter 11 in late 2001 to transition and modify its business model in the highly competitive textile business).

Public and Investment Company Directorships:
Director of Bassett Furniture Industries, Inc. (2004 – Present); Jefferson-Pilot Corporation (1995 – 2006); and Propex Fabrics, Inc. (2004 – 2007).

Eric G. Johnson
director since 1998
age 59

Principal Occupation and Business Experience
President and Chief Executive Officer of Baldwin Richardson Foods Company, a manufacturer of dessert products and liquid condiments for retail and the food service industry (December 1997 – present).

public and investment company directorships:
None.

M. Leanne Lachman
Director since 1985
Age 67

Principal Occupation and Business Experience:
President of Lachman Associates LLC, an independent real estate consultant and investment advisor (October 2003 – Present).  Secretary of G.L. Realty Investors, Inc., a real estate investment company (April 2004 – Present).

Public and Investment Company Directorships:
Director of Liberty Property Trust (1994 – Present).

Isaiah Tidwell
Director since 2006
Age 65

Principal Occupation and Business Experience:
Retired Executive.  Executive Vice President and Georgia Wealth Management Director, Wachovia Bank, N.A., a diversified commercial banking organization (2001 – 2005).

Public and Investment Company Directorships
Director of Lance, Inc. (1995 – Present); Jefferson-Pilot Corporation (2005 – 2006); and Ruddick Corporation (1999 – Present).

COMPENSATION OF DIRECTORS

The Board of Directors adheres to the following guidelines in establishing outside director compensation:

•	A substantial portion of each outside director’s compensation is to be paid in shares of our common stock or stock units based on our common stock;

•	In order to avoid the appearance of employee-like tenure or compromised independence, our outside directors are not currently eligible for defined benefit pensions; and

•
Outside directors are expected to own shares of our common stock, or stock units based on our common stock, at least equal in value to three times the cash portion of their annual retainer (3 x $86,000) within five years of first being elected (33% of vested options are counted toward this requirement).

Our outside directors receive an annual retainer of $172,000, excluding any fees received for holding the position of non-executive Chairman of the Board or a committee chair.  Current total compensation consists of an annual retainer of $86,000 in cash, $43,000 in deferred stock units and $43,000 in stock options.  Directors may also elect to defer the cash component of their annual retainer into various “phantom” investment options, including the Lincoln National Corporation stock unit account option, available under the Lincoln National Corporation Deferred Compensation Plan for Non-Employee Directors.  The investment options are the same as those offered under our 401(k) plan for employees.  Amounts notionally invested into “phantom” investment options are credited with earnings or losses as if the deferred amounts had been actually invested in either our common stock (payable only in stock), or in any of the available investment options.  All amounts deferred under the Lincoln National Corporation Deferred Compensation Plan for Non-Employee Directors are payable only upon the Non-Employee Director's retirement or resignation from the Board.

In addition, our non-executive Chairman of the Board receives an additional $200,000 annual retainer payable in deferred stock units.  Committee chairs receive an annual retainer of $10,000, except the chair of the Audit Committee.  The chair of the Audit Committee receives an annual retainer of $20,000, and each other Audit Committee member receives an annual retainer fee of $5,000.  No Board or Committee meeting fees are paid for regularly scheduled meetings.

Mr. Stonecipher receives non-qualified retirement payments in the form of a monthly life annuity of $72,705 with a 10-year guaranteed period and life insurance coverage of $850,000 under his prior employment agreement with Jefferson-Pilot, which was filed as Exhibit 10(i) to the Jefferson-Pilot Form 10-K for the year ended December 31, 2002.

The Corporate Governance Committee has discretion to recommend to the Board additional compensation ($1,100 per meeting) for meetings in addition to the regularly scheduled Board or Committee meetings.  Finally, outside directors who are also directors of Lincoln Life & Annuity Company of New York, (“LLANY”), our indirect, wholly owned subsidiary, receive an annual retainer of $15,000 and $1,100 for each Board and Committee meeting of LLANY that they attend.  For 2009, these outside directors of LLANY, who received such fees, were Mr. Barrett, Mr. Henderson, Ms. Lachman and Mr. Pittard.

We also provide financial planning services to non-employee Directors with a value not to exceed $20,000 for an initial financial plan, and $10,000 for annual updates.  A Lincoln Financial Network financial planner must provide the financial planning services to be eligible for reimbursement.  We also allow non-employee directors to participate in certain of our health and welfare benefits including our self-insured medical and dental plans as well as life insurance and accidental death and dismemberment coverages.  The participating non-employee director is responsible for all of the premiums for the coverage.  Finally, directors are eligible to participate in the Lincoln Financial Foundation, Inc. matching charitable gift program.

The table below contains information about the compensation paid to outside directors during the fiscal year ended December 31, 2009.

COMPENSATION OF DIRECTORS
Name*	Fees Earned or Paid in Cash1 ($)	Stock Awards2 ($)	Option Awards3 ($)	All Other Compensation ($)	Total ($)
William J. Avery	91,000	43,000	43,004	10,0004	187,004
J. Patrick Barrett	37,757	88,788	12,868	--	139,413
William H. Cunningham	89,709	170,473	43,004	10,0005	313,186
George W. Henderson, III	110,400	43,000	43,004	--	196,404
Eric G. Johnson	96,000	43,000	43,004	--	182,004
Gary C. Kelly	14,460	6,833	6,844	--	28,137
M. Leanne Lachman	125,400	43,000	43,004	8,0005	219,404
Michael F. Mee	86,000	43,000	43,004	15,0005	187,004
William Porter Payne	96,000	43,000	43,004	--	182,004
Patrick S. Pittard	111,719	43,000	43,004	15,0004,5	212,723
David A. Stonecipher	86,000	43,000	43,004	10,0005	182,004
Isaiah Tidwell	91,000	43,000	43,004	9,2505	186,254

* Mr. Glass, an employee-director, does not receive any director compensation.

1.  As described above, $43,000 of the annual retainer of $172,000 in 2009 was paid in deferred stock units under the Deferred Compensation Plan for Non-Employee Directors, which are reported in the Stock Awards column.  In accordance with our Corporate Governance Guidelines, Mr. Barrett retired from the Board of Directors in May 2009.  Mr. Cunningham received an additional $127,473 in deferred stock units for serving as non-executive Chairman of the Board since May 2009.  The outside directors could elect to defer additional retainer and fees in the Deferred Compensation Plan.  In 2009, Mr. Barrett and Mr. Mee elected to defer 100% of their cash fees, and Mr. Henderson and Mr. Tidwell elected to defer 50% and 80% of their respective cash fees.  The fees shown also include any fees that an outside director was paid or earned for service on the Board of Lincoln Life & Annuity Company of New York, our indirect, wholly owned subsidiary.

2.  Represents the grant date fair value of the portion of each Director’s annual retainer that was paid in deferred stock units.  The fair values of these awards were determined in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation (formerly, FASB Statement 123R).  The assumptions made in calculating the grant date fair value of stock and option awards are set forth in Note 20 of the Notes to the Consolidated Financial Statements, included in Item 8 of the Form 10-K for the year ended December 31, 2009.Stock awards consist of the deferred stock units reported in the Stock Awards column above and phantom units awarded under the Directors’ Value Sharing Plan, which was terminated as of July 1, 2004 and include accrued dividend equivalents, which are automatically deemed reinvested in additional phantom units of our common stock.  At December 31, 2009, the vested stock units beneficially owned by the directors were: Mr. Avery, 18,037; Mr. Cunningham, 25,280; Mr. Henderson, 32,165; Mr. Johnson, 27,448; Mr. Kelly 275; Ms. Lachman, 37,025; Mr. Mee, 27,322; Mr. Payne, 16,228;

Mr. Pittard, 18,243; Mr. Stonecipher, 4,387; and Mr. Tidwell, 8,924.

3.  Represents the grant date fair value of the portion of each Director’s annual retainer that was paid in option awards.  At December 31, 2009, the number of unexercised stock options held by each of the directors was:  Mr. Avery, 22,581; Mr. Cunningham, 73,834; Mr. Henderson, 73,834; Mr. Johnson, 28,581; Mr. Kelly 441; Ms. Lachman, 28,581; Mr. Mee, 25,581; Mr. Payne, 73,834; Mr. Pittard, 73,834; Mr. Stonecipher, 913,319; and Mr. Tidwell, 26,521.  The options held by Messrs. Cunningham, Henderson, Payne, Pittard, Stonecipher and Tidwell include former options for Jefferson-Pilot Corporation common stock, which were converted into options for our common stock in connection with our merger with Jefferson-Pilot.

4.  These amounts include: the provision of financial planning services with a Lincoln Financial Network advisor with an aggregate incremental cost to us of $10,000 for both Mr. Avery and Mr. Pittard.

5.  Directors are eligible to participate in the Lincoln Financial Foundation, Inc. matching charitable gift program, which matches contributions to various non-profit entities.  These amounts reflect matching contributions, except for Mr. Pittard for whom the matching contribution amount was $5,000.

ITEM 2 - RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On February 22, 2010, our Audit Committee appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010.  We have engaged this firm and its predecessors in this capacity continuously since 1968.  Although not required, we request that you ratify this appointment.  If you do not ratify this appointment, the Audit Committee may reconsider its appointment.  Even if you do ratify this appointment, the Audit Committee is empowered to terminate Ernst & Young LLP and select and retain another independent registered public accounting firm at any time during the year.

Representatives of Ernst & Young LLP will be present at the Annual Meeting.  They will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions relating to the audit of our audited consolidated financial statements for the year ended December 31, 2009.

The Board of Directors recommends a vote FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2010.

Independent Registered Public Accounting Firm
Fees and Services

Below are fees that were incurred by Ernst & Young LLP, our independent registered public accounting firm, for fiscal years 2009 and 2008 for professional services rendered as well as the related percentage of total fees that each category comprises.

	Fiscal Year Ended - December 31, 2009	% of Total Fees	Fiscal Year Ended - December 31, 2008	% of Total Fees
Audit Fees	$8,028,382	82.0	$8,145,020	79.6
Audit-Related Fees	1,766,425	18.0	2,019,859	20.4
Tax Fees	--	--	--	--
All Other Fees	--	--	--	--
TOTAL FEES:	$9,794,807	100	$10,236,879	100

Audit Fees

Fees for audit services include fees associated with the annual audit, the reviews of our interim financial statements included in quarterly reports on Form 10-Q, accounting consultations directly associated with the audit, and services normally provided in connection with statutory and regulatory filings.

Audit-Related Fees

Audit-related services principally include employee benefit plan audits, service auditor reports on internal controls, due diligence procedures in connection with acquisitions and dispositions, reviews of registration statements and prospectuses and accounting consultations not directly associated with the audit or quarterly reviews.

Tax Fees

Tax fees include fees for tax compliance, tax advice, and tax planning services.  There were no fees in this category for either the fiscal year ended 2009 or 2008.

All Other Fees

There were no fees in this category for either the fiscal year ended 2009 or 2008.

Audit Committee Pre-Approval Policy

In accordance with its charter, the Audit Committee’s policy is to pre-approve services provided by Ernst & Young LLP.  These pre-approval procedures are set forth in Exhibit 3 hereto.  During the years ended December 31, 2009 and December 31, 2008, all services provided by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with this policy.

Audit Committee Report

Management has primary responsibility for preparing Lincoln National Corporation’s financial statements and establishing financial reporting systems and internal controls.  Management also is responsible for reporting on the effectiveness of the Corporation’s internal control over financial reporting.  The independent registered public accounting firm is responsible for performing an independent audit of the Corporation’s consolidated financial statements and issuing a report on these financial statements.  The independent registered public accounting firm is also responsible for issuing an attestation report on the Corporation’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2009.  The Audit Committee has also discussed with the Corporation’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (now SAS 114), as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  Additionally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon the review and discussions referred to in this report, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2009 be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.

The Audit Committee William J. Avery George W. Henderson, III Gary C. Kelly M. Leanne Lachman, Chair Isaiah Tidwell

ITEM 3 – APPROVAL OF AN AMENDMENT TO THE
RESTATED ARTICLES OF INCORPORATION
TO PROVIDE FOR THE ELECTION OF DIRECTORS BY MAJORITY VOTE

The Board of Directors recommends approval of an amendment to the Restated Articles of Incorporation to change the standard of election in uncontested elections of directors to a majority of votes cast.  Please see Exhibit 4 to this proxy statement for the text of the proposed addition to Article III, new Section 6.

Indiana law provides that, unless otherwise specified by the articles of incorporation, directors are elected by a plurality of votes cast.  The Company’s Restated Articles of Incorporation do not specify otherwise; therefore, directors are elected by a plurality of votes.  Under this standard, director nominees with the most votes cast in their favor are elected to the Board, notwithstanding the number of votes withheld against a director nominee.  As a result a director can be elected even though a majority of shares voted oppose his or her election.

Our Board is committed to good corporate governance and has periodically considered the advantages and disadvantages of adopting a majority voting standard.  In the past the Board has considered that a plurality voting standard, which has been the norm for U.S. corporations for many years, was in the best interests of the Company and our shareholders.  More recently, however, as many shareholders have called for changes in the director election standards to provide shareholders a more meaningful role in director elections, the Corporate Governance Committee again considered the various positions for and against adopting a majority voting standard.

Based on the analysis and recommendation of the Governance Committee, the Board has concluded that amending the Restated Articles of Incorporation to provide for election of directors by a majority of votes cast in uncontested elections is in the best interests of the Company and our shareholders.  The Board believes, however, that the plurality voting standard should still apply in contested elections.  An election is “contested” if there are more nominees than vacancies on the Board of Directors.  Accordingly, the amendment provides that in a contested election – an election in which the number of nominees exceeds the number of directors to be elected – the plurality standard will continue to apply.

Under Indiana law, directors are elected to serve for their respective terms and until their successors have been elected and qualified.  Thus, under a majority vote standard, an incumbent director who fails to receive a majority of the votes cast would not be elected, but would continue to serve as a “holdover” director.  However, under proposed amendments to the Company’s bylaws, which the Board of Directors intends to adopt subject to shareholder approval of this Item 3, the unelected director would be required to offer to resign immediately.  The Board of Directors would determine the appropriate responsive action within 90 days of the certification of the election results.  If the resignation is accepted, the Board may decide to fill any resulting vacancy or decrease the number of directors.

If approved, the Amendment to the Restated Articles of Incorporation will be effective upon filing with the State of Indiana, which the Company intends to do promptly if shareholder approval is obtained.

If this proposal is not approved, the proposed amendments to our Restated Articles of Incorporation and by-laws would not be made and all existing provisions, including the existing plurality vote standard for all elections of directors, will remain in effect.

The Board of Directors recommends a vote FOR the amendment to the Restated Articles of Incorporation to provide for the election of directors by majority vote.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, certain officers and beneficial owners of greater than 10% of our equity securities to file reports of holdings and transactions with the SEC and the NYSE.  Based on written representations that we have received from our officers subject to Section 16 and directors, and a review of the reports filed with respect to transactions that occurred during 2009, we believe that each of our directors and officers subject to Section 16 met all applicable filing requirements.

COMPENSATION PROCESSES AND PROCEDURES

The Compensation Committee of the Board of Directors has primary authority for considering and determining executive compensation, while the Corporate Governance Committee reviews and recommends to the Board of Directors the overall compensation program for our outside directors.  For a description of the principal functions of the Compensation Committee, see “The Board of Directors and Committees – Compensation Committee” on pages 13-14.

Although there is nothing in its charter preventing the Compensation Committee from delegating its authority on executive compensation matters to members of management, the Committee has not delegated its authority.  The Compensation Committee has delegated to the Chair of the Committee the authority to approve changes to executive officer compensation, subject to the Committee’s review and ratification.  However, grants of equity awards for executive officers may only be made by the full Committee.  This delegation of authority was done primarily to facilitate changes in compensation between Compensation Committee meetings if and as necessary usually in connection with a promotion or new hire.

The Compensation Committee engaged Towers Perrin, now Towers Watson, in 2009 as its compensation consultant.  For a further discussion of the services provided to the Committee and the Company by Towers Perrin during 2009, see the “Role of Compensation Consultant” section below.  Our CEO and head of human resources make recommendations to the Compensation Committee with respect to the base salary, target annual incentive awards and target long-term incentive awards for each of the executive officers, except for our CEO.  For a further discussion of the roles of our CEO and our head of human resources, in compensation decisions during 2009, see the “Compensation Discussion & Analysis” immediately below.

The Compensation Committee normally approves the vesting of incentive awards at its first regularly scheduled meeting of the calendar year (usually in late February or early March).  During this meeting, the Committee reviews financial data provided by management reporting the results for the various performance measures previously established for the just-completed annual and long-term performance cycles.  The Committee certifies the achievement—or not—of the performance measures and approves the vesting of awards, as appropriate.  Our CEO and the head of human resources provide the Committee with management’s recommendations for the targets for the upcoming performance cycle.

The Compensation Committee generally grants equity awards to our executive officers once a year at its first regularly scheduled meeting of the calendar year (usually in February or March).  However, the Compensation Committee may also grant equity awards at other regularly scheduled meetings, or if circumstances require, the Committee or Board may grant equity awards at special meetings or by taking action through unanimous written consent.  The Board of Directors also has the same authority to grant equity awards.  For more information on our equity grant procedures, see the “Compensation Discussion & Analysis—Equity Grant Procedures” below.

Under its charter, the Corporate Governance Committee reviews and recommends to the Board of Directors the overall compensation program for directors, including retainer, meeting fees, perquisites, deferred compensation, stock option plans or other incentive or retirement plans, and medical and life insurance coverage, but the Board of Directors retains the authority to approve the compensation program.  Towers Perrin provides the Corporate Governance Committee with market data and information on trends in directors’ compensation, which the Committee uses in reviewing and setting director compensation.

Role of Compensation Consultant

The Compensation Committee regularly consults with its external compensation consultant in performing its duties.  The Compensation Committee has the authority to retain and terminate any compensation consultant, as well as to establish the scope of the consultant’s work.  While the consultant reports to the Compensation Committee, the consultant works with the Company’s human resources staff and executive management as approved by the Compensation Committee.  In 2009, the Committee utilized Towers Perrin to provide advice regarding the Company’s compensation practices for its executives and directors.

At the Committee’s request, Towers Perrin provided the Compensation Committee with market data and information on trends in executive and director compensation, such as the use of various forms of equity and the prevalence of different types of compensation vehicles.  The primary services regarding executive compensation that Towers Perrin provided to the Committee were an evaluation of executive officers’ base salaries, short-term incentive targets and long-term incentive compensation relative to identified peers and the broader market.  Towers Perrin has also provided advice on the design of the Company’s short-term and long-term incentive plans and evaluated the impact of the Company’s equity programs on the total pool of shares available for grant.  Additionally, as discussed in further detail below in the “Risk Assessment of Compensation Plans,” The Committee engaged Towers Perrin to perform a risk assessment of several of our incentive compensation programs.

During 2009, Towers Perrin also provided additional services to management on the following matters unrelated to executive or director compensation, including: (i) health and welfare plan design, financial management and communications strategy; (ii) financial services consulting relating to various reinsurance programs, hedging platforms and subsidiary financial reporting; (iii) actuarial services for certain subsidiaries; and (iv) financial services consulting related to the divestiture of Lincoln National UK plc (“Lincoln UK”).

The table below shows the total amounts that Towers Perrin or its affiliates received directly or indirectly as a result of its relationship with the Company.

Towers Perrin Group or Affiliate	Services Provided	2009 Payments
Towers Perrin	Executive and Director Compensation provided to the Compensation Committee	$465,000
Towers Perrin	Survey Data, Health, Welfare and Pension related consulting services provided to Management	$440,000
Tillinghast	Financial services related to US business and sale of Lincoln UK provided to Management	$1,615,350
US Reinsurance	Financial services related to US business and sale of Lincoln UK provided to Management	$272,650

The services provided to management were requested by areas of the Company that do not have direct responsibility for executive compensation and were approved by management and not the Committee.

Risk Assessment of Compensation Plans

We have designed the structure and administration of our compensation programs to provide competitive incentives for our executives and other employees to appropriately balance risk and reward and to align the interests of our executives and other employees with those of our shareholders.  We believe the risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company and that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

As part of the risk assessment of our compensation plans, we undertook a formal process to identify, discuss, and evaluate the various compensation programs across the business units enterprise-wide to assess any risks posed to us by those programs.  The risk assessment process included, but was not limited to:

•	identifying the compensation programs that cover all of our employees;
•	reviewing each compensation program from a design and governance perspective, including evaluating the behavior each program was designed to encourage and detailing the flow of compensation;
•	identifying any risks inherent in the programs; and
•	identifying and discussing any additional mitigation factors in the program design and any additional risk controls outside of the compensation process specific to each business model.

Our chief financial officer and chief risk officer then formally reviewed the detailed analysis of each program and met with the Compensation Committee to discuss their findings.

In addition to the analysis above, the Compensation Committee engaged Towers Perrin, its compensation consultant, to perform an independent risk assessment of two of our incentive compensation plans that cover employees on an enterprise-wide basis, the annual incentive program awards (AIP) and the long-term incentive program awards (“LTI”), as well as select programs that were identified during the above described risk assessment.  Towers Perrin’s analysis incorporated an operational assessment of these plans including plan governance and design as well as an assessment of the potential financial impact of these plans on our business.  Towers Perrin then met with our chief risk officer and chief financial officer and reviewed their analysis.  Thereafter, Towers Perrin, our chief risk officer and chief financial officer met with the Compensation Committee to discuss their findings.

Some of the features of our compensation programs that limit risk include:

•	Incentive plan awards are based on a variety of indicators of performance, thus diversifying the risk associated with any single indicator of performance;
•
Incentive plan awards are not based on a simple formulaic approach that could focus performance on short-term outcomes, they take into account individual performance and other qualitative factors (i.e., is the focus on key metrics);

•
Members of the Compensation Committee, approve the final incentive plan awards after the review of executive and corporate performance and have the discretion to adjust the awards down even if the performance goals are met;

•	The “clawback” features of our equity awards support the accuracy of our financial statements;
•	The multi-year performance criteria for our LTI program and the multi-year vesting elements of our other equity awards align the interests of our executives with the long-term health of the Company;
•	Balanced pay mix;
•	Share ownership guidelines; and
•	Fixed compensation is set a meaningful level.

During these meetings, the Compensation Committee discussed in detail the evaluation and risk assessment review of our compensation programs with the chief risk officer, the chief financial officer and Towers Perrin.  For example the separation of the actuarial and sales functions provides for control over product design and pricing that mitigate risk.  In addition to the features listed above the evaluation also identified that considerable risk mitigation is built into our organizational structure.  These discussions confirmed that the design and implementation of our compensation programs do not: (a) encourage our Senior Executive Officers to take: (i) unnecessary or excessive risks; or (ii) any risk, including short-term or long-term risks, that could threaten the value of our business; (b) encourage behavior focused on short term results versus long-term value creation; (c) encourage the manipulation of our reported earnings to enhance employee compensation; or (d) unnecessarily expose us to risk.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis
Introduction

This Compensation Discussion & Analysis, or CD&A, provides a discussion and analysis of the various actions taken in 2009 with respect to the compensation of those executive officers named in the compensation tables (the “NEOs”) beginning on page 51 of this proxy statement, including base salaries and short and long-term incentive programs, as well as a summary of their retirement benefits, and any special bonuses or retention awards granted.

Our NEOs for 2009 are:

Dennis R. Glass, President and Chief Executive Officer, our principal executive officer;
Frederick J. Crawford, Executive Vice President and Chief Financial Officer, our principal financial officer;
Patrick P. Coyne, formerly President of Lincoln National Investment Companies, Inc. and President of Delaware Management Holdings, Inc.;
Wilford H. Fuller, President of Lincoln Financial Distributors; and
Mark E. Konen, President of Insurance and Retirement Solutions

In July, 2009, we entered into an agreement with the U.S. Department of the Treasury (“Treasury”) to sell preferred stock and warrants to the Treasury under the Capital Purchase Program (“CPP”), which was established under the Troubled Asset Relief Program.  As a participant in the CPP, we are subject to certain compensation restrictions, which include a prohibition on the payment or accrual of any bonuses (including equity-based incentive compensation) to certain officers and employees except for awards of CPP-compliant long-term restricted stock and stock units.  We are also subject to additional disclosure requirements as set forth in the Interim Final Rule on TARP Standards for Compensation and Corporate Governance issued in June 2009 by the Treasury, which implements the provisions of

Section 111 of the Emergency Economic Stabilization Act 2008, as amended by the American Recovery and Reinvestment Act of 2009 (the “Treasury Rules”).  Accordingly, this CD&A discusses compensation decisions made prior to our participation in the CPP as well as compensation changes implemented to comply with the Treasury Rules.  You should read the CD&A in conjunction with the compensation tables on pages 51-70.

Overview of Executive Compensation

Our executive compensation program is designed to attract, retain and motivate leaders who have the ability to foster strong business planning and results through execution which will ensure the long-term success of the Company.  Accordingly, our compensation practices are based on the following fundamental guiding principles:

•	a “pay for performance” culture creating a strong nexus between levels of executive compensation and our long-term and short-term financial performance;
•	competitive compensation targeted in general to “median” based on comparable market data, and payment of above-average incentive compensation for above-average performance;
•	performance measures and goals that balance risk and reward and create the proper incentives for our NEOs to achieve our overall business strategy; and
•	appropriate share ownership requirements and long-term equity programs resulting in the alignment of our NEOs’ financial interests with those of our shareholders.

As we entered 2009, the worldwide economic recession, which had begun in 2007, produced the most turbulent and challenging economic environment that businesses had experienced in decades.  During this period, credit spreads widened across asset classes and reduced liquidity in the credit markets.  Analysts and economists noted in January 2009 that the U.S. economy lost more jobs in 2008 than in any year subsequent to World War II and projected that the economic recovery might take longer than previously expected.  In the face of these capital market challenges, we continued to focus on building our businesses through these difficult markets and beyond by developing and introducing high quality products, expanding distribution in new and existing key accounts and channels and targeting market segments that have high growth potential while maintaining a disciplined approach to managing our expenses.

Given this dynamic and challenging environment, the actions taken by our executives in 2009 to prudently and actively manage our liquidity and capital positions have positioned the Company well moving forward.  These actions include:

•	issuing $690 million of common stock and $500 million of senior notes during the second quarter of 2009;
•	issuing $950 million of preferred stock and a common stock warrant through the CPP in the third quarter of 2009;
•	issuing $300 million of senior notes in the fourth quarter of 2009 ; and
•	completing the divestiture of two non-core businesses – Lincoln UK in October 2009 and Delaware Management Holdings, Inc. in January 2010.

These actions complemented our actions taken in late 2008 and early 2009 to restructure the Company to reduce overall expenses.

In light of the impact of these challenging market conditions on our 2008 earnings, in early 2009 the Compensation Committee reevaluated our guiding principles to determine if they continued to be the right executive compensation philosophy for these difficult economic times.  Despite these challenges, the Committee concluded that our guiding principles remain sound for the following reasons.  We still believe that attracting and retaining key executives is essential to our continued growth and strong performance.  Even during downturns in Company performance, we believe that our compensation programs should continue to motivate and engage successful, high-achieving employees and foster a long-term focus on enhancing the Company’s value. We continue to believe in fostering a pay for performance culture, recognizing that differentiating pay based on Company and individual performance drives both short and long-term value creation for shareholders.  Moreover, we continue to design our executive compensation programs in a way that will position us to attract, retain and motivate key talent in the financial services industry by offering competitive compensation packages that reward exceptional performance.

A significant portion of our executive officers’ annual compensation is linked to our annual business performance and each individual’s contribution to that performance.  We also believe our executives should be motivated to achieve long-term performance results that are aligned with shareholders’ interests.  In accordance with that premise, we link the interests of executive officers with those of our shareholders through our long-term equity incentive awards and the risks and rewards of stock ownership.  Special benefits and perquisites for management should be minimized and based on a business purpose.

Our 2009 long-term and short-term incentive programs were designed to reward above-average financial performance with above-average compensation.  Conversely, our incentive programs were designed to reward average financial performance with below-average compensation, and below-average performance with, in some cases, no payout at all.  In each case, a significant portion of the total targeted compensation opportunity for each NEO is subject to the achievement of Company and individual performance objectives.  Additionally, the design of our 2009 long-term incentive program for our executive officers included equity-based awards which ensure that the ultimate value realized by executives is linked to the performance of our stock over time.

Our compensation programs are also designed to be easily communicated to and understood by both our executives and shareholders.  We put a strong emphasis on “line of sight” factors.  It is important to us and to our executives for performance to be measurable and for compensation to be paid based on criteria that both executives and shareholders can reasonably identify and understand.

In general, we aim to target total compensation at median for our executives as compared to the compensation paid to executives in similar positions in similarly sized insurance-based, financial services, investment management companies, or the general industry, as applicable.  For Messrs. Glass, Crawford and Konen, we used market data drawn from the following companies included in the 2008 Diversified Insurance Study of Executive Compensation provided by Towers Perrin:

• AEGON USA	• ING
• Aetna	• John Hancock
• AFLAC	• Met Life
• AIG	• Nationwide
• Allstate	• Phoenix Companies
• AXA Equitable	• Principal Financial
• CIGNA	• Prudential Financial
• Genworth Financial	• Sun Life Financial
• Hartford Financial Services	• Unum Group

During 2009, Mr. Coyne served as the President of Delaware Management Holdings, Inc. (“Delaware”), our investment management business.  In August 2009, we announced the sale of Delaware, and the sale closed on January 4, 2010.  For Mr. Coyne, the Committee reviewed compensation data for executives in similar positions who work in certain investment entities participating in the 2008 McLagan Partners’ Investment Management Survey.  The Committee specifically looked at compensation data for investment entities with between $35 billion and $100 billion in assets under management as well as data for investment entities with over $100 billion in assets under management, because at the end of 2008 Delaware had assets under management of approximately $120 billion.  We then took an average of the data generated by those samples.  For a list of these companies, refer to Exhibit 5.

For Mr. Fuller, the President of Lincoln Financial Distributors, our wholesale distribution business, who joined the Company in February 2009, the Committee reviewed compensation data for executives in similar positions from the McLagan Partners’ Sales and Marketing Survey for years 2007 through 2009.  For a list of these companies refer to Exhibit 6.  The Committee analyzed market data for actual compensation paid over a three year period, which showed significant year to year fluctuations.  As a result of the recent global economic crisis, the actual compensation paid for 2008 to comparable executives in the surveyed companies was markedly depressed.  Therefore, the Committee considered that data along with other factors, including those noted below, in determining the appropriate target compensation for Mr. Fuller for 2009 that we believe represents the stable market median for “targeted” total compensation.  The other factors the Committee considered included the fact that this position was a key leadership role within the executive management team; Mr. Fuller was recruited from outside of our industry; and our overall belief in aligning total compensation opportunities within senior management.  Consistent with our compensation philosophy, Mr. Fuller’s total compensation opportunity is designed to be above-average for above-average performance and below average for average performance.

While we generally aim to target compensation to the market median as determined from the above-named sources of market data, in some cases, we may target above-median compensation.  We may pay above-median compensation in cases where we have moved an executive officer from a leadership role in one business segment to a leadership role in another business.  The Committee may do this for a variety of reasons, including organizational considerations, or the need for specific expertise in the task of building a new business or improving an existing one or for executive officers whom we have recruited from outside the company.  We will also take into consideration the criticality of their role in the overall business strategy as well as succession planning.  In such cases, the compensation of the executive officer may reflect median market compensation for their former position, but may be above-median compensation for their new position.  Specifically, in 2009, we targeted above-median base compensation to Mr. Fuller for the reasons noted below.

We may also award discretionary cash or equity-based bonuses to our executives for a variety of reasons, including as a sign on bonus, as a retention tool, or in recognition of significant challenges or difficult projects we have asked them to accept.

At its November 2008 meeting, the Compensation Committee approved a discretionary cash retention award for Mr. Crawford, our Chief Financial Officer, or CFO.  The retention award was equal to Mr. Crawford’s annual base salary, $510,000, and was payable to him in cash provided he remained in the position of CFO until at least until January 1, 2010.  Our CEO recommended the retention award for Mr. Crawford in recognition of the importance of ensuring continuity in the role of CFO during the recent financial crisis and the exceptional talent, expertise and leadership Mr. Crawford has brought to the company.  Mr. Crawford played an integral role in successfully guiding the Company through the credit and financial crisis during 2007, 2008 and 2009 and leading the Company through the successful execution of its capital plan described above.  This retention bonus was paid in January 2010.

At its February 2009 meeting, the Compensation Committee approved a discretionary leadership cash bonus of $75,000 for Mr. Konen.  The Committee awarded Mr. Konen this bonus in recognition of the increase in his level of responsibility with respect to taking on the management of the Retirement Solutions and Lincoln UK business lines and his extraordinary leadership.

In order to induce Mr. Fuller to join the Company, the Compensation Committee approved a discretionary cash bonus for him in the amount of $750,000 that was paid in February 2009.  Additionally, the Compensation Committee approved two grants to Mr. Fuller of restricted stock units of our common stock, or RSUs.  The first grant was for approximately $750,000 that will vest ratably over the next 3 years, with 1/3 vesting on the first anniversary of the grant date, February 23, 2010, 1/3 vesting on the second anniversary, February 23, 2011, and the final 1/3 vesting on the third anniversary of the grant date, February 23, 2012. The second grant was for approximately $390,000 of RSUs that will vest in full on the third anniversary of the grant date, February 23, 2012.  As noted above, we believe that granting long-term equity motivates our executives to achieve long-term performance results that are aligned with shareholders’ interests.

Elements of Compensation

Traditionally, our executives receive four standard types of compensation: (1) base salary; (2) annual incentive program or “AIP” awards; (3) long-term incentive or “LTI” awards; and (4) retirement and health and welfare benefits.  In addition to these standard elements, the Compensation Committee may approve discretionary bonuses or grants of equity awards in circumstances it deems appropriate, as noted above.  In general, we aim to make the fixed or certain elements of compensation—base salary and benefits—the smallest percentage of total annual executive compensation, while the largest component of total executive compensation—incentive awards—fluctuates in value and is variable based on corporate performance and the performance of our business segments.  This allocation of compensation supports our foundational “pay for performance” philosophy.  Annual decisions to set the appropriate levels of base salary, AIP and LTI targets are always made in consideration of the total direct compensation picture and the interaction of all three elements.  However, as noted above the Treasury Rules contain prohibitions on the payment or accrual of any bonuses, including equity-based incentive compensation to certain of our executive officers and employees, including the “senior executive officers” or SEOs as defined in the Treasury Rules.  In July 2009, Messrs. Glass, Crawford, Coyne, and Konen became subject to these restrictions as a result of our participation in CPP. The effect of these restrictions on the compensation of these executives is discussed in further detail below.

In addition to our annual decisions on base salary and incentive compensation, we periodically review the level of retirement and health and welfare benefits provided to our executives to determine whether our benefits continue to be competitive and are consistent and supportive of our talent and business strategies.

Base Salary

We pay competitive base salaries in order to draw key executive talent to the company and to retain this talent.  At the request of the Compensation Committee, for each executive officer including each NEO, Towers Perrin identified comparable executive roles with similar responsibilities in organizations of similar size and type, using the companies identified from the Diversified Insurance Study and/or specific data provided by management from the McLagan Partners’ surveys for certain of our NEOs, as discussed above.  For each NEO except for our CEO, our CEO and the head of human resources reviewed the relevant market data from the sources listed above, including the Committee’s compensation consultant.  Our CEO and the head of human resources and the Committee also discussed each executive’s unique skills, experience and past performance, future challenges, organizational considerations, and the general industry within which the executive’s business competes.

Then the head of human resources and the CEO together recommended the base salary to the Committee for approval. Understanding that there is no perfect match between the roles played by our executives and the executives in the peer companies we have identified, we may consider multiple sources of market data for this purpose.  We do not take a formulaic approach to determining the base salaries of our executives.  The market data gathered in this manner is only the point of departure in a discussion that considers a number of factors, including a subjective review of each executive’s individual performance during the prior year, relevant experience, the significance of each NEO’s role to our business strategy and their particular short and long-term challenges.  The Committee considered the recommendation of our CEO and the head of human resources, the opinion of its compensation consultant, Towers Perrin, the available market data, and tally sheets illustrating all elements of total targeted direct compensation (base salary, AIP targets and LTI targets) when making its decision with regard to 2009 base salary.  The tally sheets are just one point of information used by the Committee in the process of determining NEO compensation.  They help to ensure that the Committee understands the historical context that is relevant to current compensation decisions.

For our CEO, the head of human resources met with Towers Perrin and the members of the Compensation Committee to review the relevant market data specific to the chief executive officer position from the companies identified above in the Diversified Insurance Survey of Executive Compensation.  The Committee considered the available market data and a tally sheet illustrating all elements of total targeted direct compensation (base salary, AIP targets and LTI targets) when considering the level of base salary appropriate for 2009.

In March 2009, the Compensation Committee met to establish 2009 compensation targets, and in light of the uncertainty surrounding the global economic climate, adopted a general compensation framework for our executive officers, including our NEOs, that included a freeze in base salaries.  The base salaries in effect at that time for each of our NEOs were as follows:  Mr. Glass: $1 million; Mr. Crawford: $510,000; Mr. Coyne: $470,000; and Mr. Konen: $517,500.  As noted above, Mr. Fuller did not join the Company until February 2009, at which time his base salary was $400,000.

With one exception, all of our NEOs were paid an annual base salary for 2009 that was approximately at median or the “market rate” for their positions, as determined by the above analysis.  As noted above, we may pay above median compensation to executive officers whom we have recruited from outside the Company in part as an inducement to join the Company.

Mr. Fuller’s base salary for 2009 was also paid above the median to the data considered in our analysis.  The decision to recruit Mr. Fuller, and to pay him a base salary targeted to the market 75th percentile reflects the significance of Lincoln Financial Distributors to our long-term business strategy and the criticality of Mr. Fuller’s role in the management of that business.

Compensation Changes for CPP

In July 2009, due to our participation in the CPP, certain of our officers and employees became subject to the compensation restrictions in accordance with the Treasury Rules, including Messrs. Glass, Crawford, Coyne and Konen.  As a result, the Compensation Committee approved modifications to the overall compensation framework for these NEOs to ensure compliance with the compensation restrictions and prohibitions in the Treasury Rules.  These modifications are detailed below.

As discussed above, the Treasury Rules contain a prohibition on the payment or accrual of any bonuses, including equity-based incentive compensation.  Therefore, all accruals of AIP and LTI awards for the affected employees including our NEOs listed above ceased in July 2009, and from that point forward, the amount of any of these awards that cannot be accrued during the period in which the Treasury’s investment in the Company remains outstanding will be forfeited.

Consistent with the limitations set forth in the Treasury Rules, in August 2009 we approved compensation changes for Mr. Coyne, the President of Delaware, to eliminate prohibited incentive compensation.   Mr. Coyne’s compensation was modified such that he received approximately $2.208 million in cash salary for the remainder of 2009, which was paid ratably each pay period over that period.  This modification was consistent with our practice discussed above of targeting total compensation near median as compared with market data for executives in equivalent positions who work in similarly sized investment entities.  As noted above, we closed on the sale of Delaware on January 4, 2010, after which Mr. Coyne ceased to be an executive officer of the Company.

In November 2009, the Compensation Committee met to consider modifications to the compensation arrangements of Messrs. Glass, Crawford and Konen, to eliminate prohibited incentive compensation.  The limitations imposed by the Treasury Rules on the types of compensation we can offer to our restricted employees presented a unique challenge to the Compensation Committee.  In arriving at these revisions to the compensation of our NEOs, the Compensation Committee had to balance those restrictions with our overall goal of attracting, retaining and motivating exceptional leaders with compensation opportunities that continue to be competitive to our marketplace for talent.   The Committee reviewed market data provided by Towers Perrin for executives in equivalent positions and considered the compensation structures utilized by other CPP participants for their executive officers.  Based on this review, the Committee approved modifications to reduce the overall annual target compensation of these NEOs.  The Committee also altered their mix of compensation elements to ensure compliance with the CPP compensation restrictions and prohibitions.

The Committee implemented a compensation structure that would comply with the Treasury Rules, which was comprised of cash salary and equity-based compensation, which we believe aligns the interests of our executives with those of shareholders.  The equity component of their compensation, which in each case represented more than two-thirds of their total compensation, includes salary paid in shares of our common stock (“Salary Shares”) and a grant of long-term restricted stock units.  The Treasury Rules permit the grant of long-term restricted stock units, provided that the value of the grant does not exceed one-third of each executive’s total annual compensation.   The Committee considered this ratio in developing a strategy for the overall total direct compensation for these NEOs.

In each case, the Committee considered a number of factors in determining the amount of compensation to be paid to the NEOs subject to the compensation restrictions.  At the request of the Compensation Committee, Towers Perrin identified comparable executive roles with similar responsibilities in organizations of similar size and type, using the following information:  For Messrs. Glass and Konen, we considered data from the 2009 Diversified Insurance Study of Executive Compensation, and for Mr. Crawford we also considered companies from the 2009 Financial Services Industry Executive Compensation Database.  For a list of these companies refer to Exhibit 7.  For Messrs. Crawford and Konen, management (our CEO and the head of human resources) reviewed the relevant market data from the sources listed above, including the Committee’s compensation consultant as well as emerging compensation trends in the market.  Management and the Committee also discussed each executive’s unique skills, experience and past performance, future challenges, organizational considerations, and the general industry within which the executive’s business competes.  Then the head of human resources and the CEO together recommended the modified total direct compensation to the Committee for approval.  The Committee considered the recommendation of the CEO and the head of human resources, the opinion of its compensation consultant, Towers Perrin, the available market data, and tally sheets illustrating all elements of total direct compensation when establishing the modified compensation for each of these NEOs.  The tally sheets are just one point of information used by the Committee in the process of determining NEO compensation.  They help to ensure that the Committee understands the historical context that is relevant to current compensation decisions.  They also took into account estimated 2009 performance and the actual total direct compensation for 2008, and felt a discount was appropriate given the shift from compensation being variable to being fixed.  After considering all of this information, the Committee approved the revised compensation for these NEOs.

To determine the appropriate modified compensation for our CEO, the head of human resources met with Towers Perrin and the members of the Compensation Committee to review the relevant market data specific to the chief executive officer position from the companies identified above.  The Committee considered the available market data and a tally sheet illustrating all elements of total targeted direct compensation when setting Mr. Glass’s revised compensation, as well as emerging compensation trends in the market.  Again, the Committee felt a discount was appropriate, and as a result the CEO’s total annual direct compensation for 2009 was decreased by approximately 21% as compared to his total targeted compensation for 2008.  Based on a review of these materials and consideration of Mr. Glass’s performance record and the opinion of Towers Perrin, the Committee established and approved Mr. Glass’s modified compensation.

Base Salary and Salary Shares

The Treasury Rules affected our ability to compensate Messrs. Glass, Crawford and Konen under our historical compensation practices.  Under the Treasury Rules, we could not pay or accrue incentive compensation, including AIP and LTI awards, after July 10, 2009.  As noted below on page 34, prior to our participation in CPP, the 2009 AIP and LTI awards for Messrs Glass, Crawford and Konen made up more than two-thirds of their total targeted direct compensation. As discussed above, in November 2009, the Compensation Committee restructured the overall total direct compensation of these individuals to comply with the Treasury Rules.  Working within the Treasury Rules, the Compensation Committee eliminated the payment or accrual of amounts of incentive compensation after July 10, 2009.  In doing so the Compensation Committee chose a structure that included a large portion of compensation in the form of equity.

In determining the amount and form of the restructured target compensation opportunity for these NEOs, the Committee took into account the various factors discussed above, including market data from studies identified above, emerging compensation trends, each executive’s unique skills, experience and past performance, future challenges, organizational considerations, and the general industry within which the executive’s business competes, as well as the opinion of its compensation consultant, Towers Perrin.  In arriving at the modified total compensation, the Committee, attempted to maintain as much as possible of the key positive attributes of our historical pay practices, taking into account our fundamental guiding compensation principles.

As part of the restructured total compensation opportunity, the Committee approved an increase in the annual base salaries for these NEOs.  A significant portion of the increases were delivered as Salary Shares.  On an annualized basis, the portion of the increase to be paid in Salary Shares is: 95% for Mr. Glass; 88% for Mr. Crawford; and 89% for Mr. Konen.  An increase payable in stock ties a large portion of the executive’s base salary to the Company’s performance and aligns the executive’s interests with the shareholders.  The salary increases were intended to provide an appropriate compensation opportunity within the framework provided for under the Treasury Rules.  As noted above, in arriving at the final modified compensation opportunity, the Committee also factored in an appropriate discount in light of the shift to a greater portion of fixed compensation.

The Salary Shares were credited each regular pay period, commencing in November 2009, as shares of our common stock to be issued under the LNC 2009 Amended and Restated Incentive Compensation Plan (the “ICP”).  The number of Salary Shares credited each pay period was determined by dividing the amount of salary to be paid in Salary Shares for that pay period, net of applicable withholdings and deductions, by the average of the high and low price for a share of LNC common stock as quoted on the New York Stock Exchange on the date prior to the pay date for such period.  For 2009, a portion of the Salary Shares paid to these NEOs was for retroactive service periods in 2009 prior to November 2009.  One hundred percent of the Salary Shares paid for retroactive service periods are subject to a 2-year holding restriction.  Fifty percent of those Salary Shares that were paid for current service periods in 2009 are subject to holding restrictions for 5 years.  The below table shows the total aggregate targeted base salary as approved by the Compensation Committee in November 2009 for each of these NEOs.

Targeted Annual Salary as modified to comply with Treasury Rules for CPP participants
Name	2009 Annualized Cash Salary	2009 Annualized Salary Shares	Total
Dennis R. Glass	$1,150,000	$3,100,000	$4,250,000
Frederick J. Crawford	$637,500	$920,000	$1,557,500
Mark E. Konen	$646,875	$1,040,000	$1,686,875

The change in cash base salary was effective beginning in November 2009.  The actual amounts of cash salary paid during 2009 plus any amounts of applicable withholdings and deductions netted out from the Salary Shares are shown in the Salary Column of the Summary Compensation Table on page 51.  The actual amounts of Salary Shares paid during 2009 net of any applicable withholdings and deductions are shown in the Stock Awards Column of the Summary Compensation Table on page 51 and the Grants of Plan-Based Awards Table on page 53.

CPP-Compliant Long-Term Restricted Stock Unit Grant

Each of our NEOs listed below also received a CPP-compliant long-term restricted stock unit (“CPP RSU”) award, granted as of November 2, 2009, in the following amounts: Mr. Glass received a grant of 77,305 shares; Mr. Crawford received a grant of 30,700 shares; and Mr. Konen received a grant of 32,985 shares.  These RSU awards do not exceed one-third of these executives’ total annual compensation.  The RSU awards were issued under the LNC 2009 ICP and will vest in full on the third anniversary of the grant date; however the CPP RSU awards may not completely vest until LNC has fully redeemed the preferred stock issued to Treasury under CPP.

2009 Incentive Awards

Consistent with our past practice, at the start of 2009, our NEOs were eligible to participate in two incentive award programs: an annual cash incentive award program, referred to above as the “AIP,” and a long-term incentive award program, referred to as the “LTI.”  The discussion below describes our process for setting 2009 incentive awards prior to our participation in the CPP.  As noted above, the Treasury rules prohibit the payment or accrual of incentive compensation to certain employees for as long as the investment by Treasury remains outstanding.  As a result all accruals of AIP and LTI awards for the affected employees including Messrs. Glass, Crawford, Coyne and Konen ceased in July 2009.  The amount of any of these awards that cannot be accrued during the period in which we participate in CPP will be forfeited.

In March 2009, the Compensation Committee met to establish the 2009 short-term and long-term incentive awards.  For each NEO except for our CEO, our CEO and the head of human resources reviewed the relevant market data from the sources listed above as well as emerging compensation trends in the market.  Our CEO and the head of human resources and the Committee also discussed each executive’s unique skills, experience and past performance, future challenges, organizational considerations, and the general industry within which the executive’s business competes.  Then the head of human resources and the CEO together recommended the 2009 targets for AIP and LTI to the Committee for approval.   There is no formula used to set incentive compensation targets—the judgment of the CEO and head of human resources is a key element to the process.  The Committee considered the recommendation of our CEO and the head of human resources, the opinion of its compensation consultant, Towers Perrin, the available market data, and tally sheets illustrating all elements of total targeted direct compensation for the prior year (base salary and targeted incentive compensation under the AIP and LTI) when setting 2009 incentive award targets.  The tally sheets are only one piece of information used by the Committee in the process of determining NEO compensation.  They help to ensure that the Committee understands the historical context that is relevant to current compensation decisions.  After considering all of this information, the Committee approved the 2009 AIP and LTI compensation targets for our NEOs.

To determine the appropriate AIP and LTI compensation targets for our CEO, the head of human resources met with Towers Perrin and the members of the Compensation Committee to review the relevant market data specific to the CEO position from the companies identified above in the Diversified Insurance Survey of Executive Compensation as well as emerging compensation trends in the market.  The Committee considered the available market data and a tally sheet illustrating all elements of total targeted direct compensation for the prior year (base salary and targeted compensation under the AIP and LTI) when setting 2009 incentive award targets.  Based on a review of these materials and consideration of Mr. Glass’s performance record and the opinion of Towers Perrin, the Committee established and approved Mr. Glass’s 2009 AIP and LTI compensation targets.

Similar to base salary, incentive compensation for executive positions was generally targeted to the market median for comparable positions in the companies identified above (from the relevant survey/study) taking into account compensation trends in the current challenging economic environment.  However, incentive compensation for one of our NEOs in 2009 (Mr. Fuller) was targeted at above the market median for the same reasons discussed above with respect to his base salary.

For all of our executive officers, the percentage of total targeted direct compensation that is awarded in the form of incentive compensation exceeds the percentage of compensation granted as base salary.  Specifically, for our NEOs, the following table shows the allocation between the different forms of targeted direct compensation opportunities: annual base salary and targeted incentive compensation: AIP and LTI.

NEOs	Base Salary*	2009 AIP*	2009 LTI*
Dennis R. Glass, President and CEO	15%	31%	54%
Frederick J. Crawford, CFO of LNC	25%	27%	48%
Patrick P. Coyne, President, Lincoln National Investment Companies, Inc. and Delaware Management Holdings, Inc.	14%	52.5%	33.5%
Wilford H. Fuller President, Lincoln Financial Distributors	18%	44.5%	37.5
Mark E. Konen, President, Insurance Solutions	21%	29%	50%
  * The percentages above are calculated solely to illustrate the allocation of total targeted direct executive compensation among three elements of compensation: annual base salary, and targeted compensation under the AIP and LTI.  The percentages provided in the chart above are based on the total targeted direct compensation opportunity, are not calculated pursuant to the methodology used for the Summary Compensation Table and do not include other forms of non-direct compensation that are required to be included in the Summary Compensation Table.  These percentages do not take into account the impact of our participation in the CPP on each affected NEO’s compensation.

The 2009 Annual Incentive Awards

The Compensation Committee approved income from operations per share, statutory earnings, sales growth and achievement of budget goals as the corporate 2009 AIP performance measures in March 2009.  All AIP performance measures were linked to our one-year financial plan, with the intention of aligning our overall financial targets with our executive’s annual incentive plan goals and targets.  In order to drive performance appropriately, each AIP goal at maximum exceeded the target for such performance measures in our financial plan.  The Committee chose these measures for the following reasons.

•
Income from Operations per Diluted Share — We believe that this measure is a significant valuation tool used by stock analysts in the financial services industry and also reflects the success of actions that management has taken during the applicable period to increase shareholder value.

•
Statutory Earnings — We believe that this measure is a significant indicator of financial stability especially in our industry and recognizes the importance of capital management during the stressed market conditions leading into 2009.

•
Achievement of Sales Goals — In our business, sales in the short-term do not have a significant impact on income from operations per share, but over time and at a compounded growth rate, they create value through building the in-force contribution to earnings and returns. We believe that distribution strength (depth and breadth) is among the more important drivers of valuation, and sales growth is a good way to measure the value of the distribution franchise and overall product competitiveness.  In the tables below, this includes the Insurance Solutions sales, Retirement Solutions sales, and Investment Management sales, as well as specific line of business sales measures for certain NEOs.

•
Achievement of Budget Goals — Management established an annual budget for the corporation as well as a budget for each specific business unit, as one of the key assumptions in guaranteeing the success of our financial plan for 2009.  Therefore, the Committee set a budget-related performance goal for the year 2009 to reinforce the critical importance of the containment of costs and expenses across the entire enterprise.

The Compensation Committee chose these measures because they focus on our overall corporate strategy of balancing top-line growth, with profitability and financial stability.  For our CEO, Mr. Glass, the above measures at a corporate level represented 100% of his AIP amount established for 2009.  For our CFO, Mr. Crawford, the above measures at a corporate level represented 90% of his AIP total, while a business unit specific budget goal represented 10% of his AIP total.  For Messrs. Fuller and Konen, corporate measures represented 25% of their AIP total, while line of business specific performance measures represented 75% of their AIP total.  For Mr. Coyne, corporate measures represented 20% of his AIP total, while line of business specific performance measures represented 80% of his AIP total.  The variations in the levels of the measures for each NEO provides a direct line of sight for each NEO that is specific to the business they manage, while including a balance with overall corporate goals and performance.  The following table shows the dollar amount of the estimated possible payouts for the AIP at threshold, target and maximum as established by the Compensation Committee on the date of grant.  These amounts do not take into account any forfeiture in accordance with the compensation restrictions under the Treasury Rules for CPP participants.

Estimated Possible Payouts Under the 2009 AIP
Name	Threshold ($)	Target ($)	Maximum ($)
Dennis R. Glass	12,500	2,000,000	4,000,000
Frederick J. Crawford	3,156	561,000	1,122,000
Patrick P. Coyne	2,174	1,739,000	3,478,000
Wilford H. Fuller	1,563	1,000,000	2,000,000
Mark E. Konen	1,100	703,800	1,407,600

For 2009 annual incentive compensation, “Income from Operations” was defined as net income in accordance with generally accepted accounting principles, but excluding the after-tax effects of the following items: (i) Realized gain (loss) – defined as gains and losses on investments and derivative investments (including reinsurance embedded derivative, net of the corresponding trading securities), performance of the variable annuity hedge program, losses from impairments of long-lived assets (including goodwill and other intangibles), gain and loss on the sale of subsidiaries, businesses, and other long-lived assets; (ii) FAS 113 reserve development and the related amortization on subsidiaries, businesses and other long-lived assets sold through indemnity reinsurance; (iii) gain or loss on early retirement of indebtedness; (iv) Initial effect of the adoption of new accounting principles that become effective during the performance period; and (v) Discontinued Operations – both the income in the period and the gain or loss on disposition (U.S. generally accepted accounting principles (“U.S. GAAP”) require that when a business meets the criteria for being classified as Discontinued Operations, all prior periods must be restated).

In addition, when setting the measures, the Compensation Committee decided to exclude the after-tax effects of the following items from Income from Operations because the Committee believed that these items were generally attributable to factors largely unrelated to an individual’s performance: (i) Expenses related to acquisitions, mergers, divestitures, integration and restructuring activities, including restructuring charges, and losses associated with changes to employee benefit plans; (ii) Reductions in earnings in the performance period from those in the base year as a result of the on-going impact of a change in accounting principle; (iii) Losses and expenses resulting from claims, damages, judgments, liabilities and settlements arising from legal and regulatory proceedings in excess of $10 million; (iv) Reduction in earnings that result from the sale or reinsurance of a business or block of business; and (v) Increases in our effective tax rate due to changes in the computation of the separate account dividends received deduction under the federal income tax law, and increases to the corporate tax rate from the rate in effect at the beginning of the performance period due to legislative changes.

If the Compensation Committee found that any of these factors were reflective of individual performance, it could have, in its discretion, included—rather than excluded—any of the five items listed above in the definition of Income from Operations, or made any other adjustments to the definitions of Income from Operations, if the net effect of such discretionary adjustments would be to reduce award payouts.  In certifying the results for the 2009 AIP awards, the Committee included all of these items in the final calculations of the award payouts.

The calculation of “Income from Operations per Diluted Share” is defined as “Income from Operations” (as defined above) divided by the average diluted shares.

Statutory earnings for the purposes of the 2009 AIP awards will be equal to the sum of the measures listed below which are derived from the Annual Statements for our U.S. domiciled life insurance companies: The Lincoln National Life Insurance Company (“LNL”); Lincoln Life & Annuity Company of New York (“LLANY”); and First Penn-Pacific Life Insurance Company (“FPP”), which for LNL and FPP are filed with the Indiana insurance department, and for LLANY are filed with the New York insurance department:

•	Net Income;

•	Change in Surplus as a result of reinsurance;

•	Contributions of capital and surplus as would be reported in “Change in Surplus Notes”, “Capital Changes” and “Surplus Adjustment” line items; and

•
The increase in surplus of permitted accounting and actuarial practices by the respective state of domicile or the adoption of new accounting or actuarial practices by the National Association of Insurance Commissioners as could be reported in the various line items that make up “Net change in capital and surplus for the year.”

In setting the goals for each of the 2009 AIP performance measures, both management and the Compensation Committee intended the target levels to present a challenge for our NEOs, therefore requiring strong performance for successful achievement of these goals.  Accordingly, the Committee approved the maximum goals for our 2009 AIP performance measures at a level that exceeded our internal financial plan.  The target corporate income from operations per share performance measure was set after consideration of a number of factors, including peer group performance and our financial plan.  The target sales component of AIP, at both a corporate level and a business unit level, was based on our financial plan which includes above-industry average sales growth rates, and reflects management’s assessment of the level of growth needed to gain market share.  For the statutory earnings component, we set the target measure per our financial plan and in recognition of the importance of capital management during the stressed market conditions leading into 2009.  The goal for budget compliance at target was based upon controllable costs as budgeted for 2009.

Our 2009 financial results exceeded expectations.  The Committee certified the performance results for the 2009 AIP in February 2010.  The Treasury Rules contain a prohibition on the payment or accrual of any bonuses, including equity-based incentive compensation during any time that the Treasury’s investment in our preferred stock remains outstanding.  Therefore, all accruals of AIP awards for Messrs. Glass, Crawford, Coyne and Konen, ceased in July 2009 and the amount of these awards that cannot be accrued during the period in which the Treasury’s investment in the Company remains outstanding was forfeited.  Additionally, any amounts of 2009 AIP that were accrued for periods prior to July 2009, which are reflected in the Summary Compensation Table at page 51, cannot be paid until such time as we have redeemed the preferred shares from the Treasury.  As a result of the sale of Delaware, any obligation to pay Mr. Coyne’s 2009 AIP award was transferred to the buyer as part of the transaction.  Accordingly, the Committee did not certify performance results with respect to Mr. Coyne and no amounts are included for him in the Summary Compensation Table at page 51.

For Mr. Glass the performance measures were: Income from Operations per Diluted Share at 35%; Statutory Earnings at 35%: Corporate Sales at 20%, and Corporate Budget Goal at 10%.  The chart below sets forth the various performance measures approved for the 2009 AIP that applied to Mr. Glass, as well as the relative weighting of each performance measure, the goals set for each measure, and the actual performance results for each measure.  The aggregated, weighted performance results for Mr. Glass as a whole for the 2009 AIP was 127.2% of target.

($ amount in millions, except per share amounts)
2009 AIP Performance Measures for: Dennis R. Glass	Relative Weight	Goal at Minimum	Goal at Target	Goal at Maximum	Actual Performance Results	Payout as a Percentage of Target
Income from Operations per Diluted Share	35%	$2.92	$3.32	$3.85	$3.18	25.8%
Statutory Earnings	35%	($100)	$100	$350	$839	70.0%
Corporate Sales
Insurance Solutions: Life Sales	5%	$586	$666	$773	$610	2.4%
Insurance Solutions: Group Protection	2.5%	$295	$335	$389	$361	3.7%
Retirement Solutions: Annuities	5%	$8,114	$9,221	$10,696	$10,350	8.8%
Retirement Solutions: Defined Contribution	2.5%	$5,317	$6,042	$7,009	$4,952	0.0%
Investment Management	5%	$13,826	$15,711	$18,225	$16,502	6.6%
Corporate Budget Goal	10%	N/A	100%	85%	100%	10.0%

For Mr. Crawford the performance measures were: Income from Operations per Diluted Share at 31.5%; Statutory Earnings at 31.5%: Corporate Sales at 18%, Corporate Budget Goal at 9%, and Business Unit Budget Goal at 10%.  The chart below sets forth the various performance measures approved for the 2009 AIP that applied to our CFO, Mr. Crawford, as well as the relative weighting of each performance measure, the goals set for each measure, and the actual performance results for each measure.  The aggregated, weighted performance results for Mr. Crawford as a whole for the 2009 AIP was 114.5% of target.

($ amount in millions, except per share amounts)
2009 AIP Performance Measures for: Frederick J. Crawford	Relative Weight	Goal at Minimum	Goal at Target	Goal at Maximum	Actual Performance Results	Payout as a Percentage of Target
Income from Operations per Diluted Share	31.5%	$2.92	$3.32	$3.85	$3.18	23.2%
Statutory Earnings	31.5%	($100)	$100	$350	$839	63.0%
Corporate Sales
Insurance Solutions: Life Sales	4.5%	$586	$666	$773	$610	2.1%
Insurance Solutions: Group Protection	2.25%	$295	$335	$389	$361	3.3%
Retirement Solutions: Annuities	4.5%	$8,114	$9,221	$10,696	$10,350	7.9%
Retirement Solutions: Defined Contribution	2.25%	$5,317	$6,042	$7,009	$4,952	0.0%
Investment Management	4.5%	$13,826	$15,711	$18,225	$16,502	5.9%
Corporate Budget Goal	9%	N/A	100%	85%	100.0%	9.0%
Business Unit Budget Goal	10%	N/A	100%	85%	0.0%	0.0%

For Mr. Coyne, corporate performance measures represented 20% of his 2009 AIP award, with the remaining 80% made up of line-of-business analogs for these measures.  Mr. Coyne’s line of business analogs included two performance measures (retail and institutional investment performance) because of the importance of fund and institutional account investment performance to our ability to attract new investment management sales, retain existing assets and improve net flows.  The retail investment performance measure was based on the percentage of Delaware retail funds that beat their Lipper peer group’s average performance over the one-, three-, five- and ten-year periods.  The institutional investment performance measure was based on the returns of the eight largest Delaware institutional performance composites that were created in accordance with Global Investment Performance Standards.  The performance of each of the composites was compared to the applicable investment benchmark over the one-, three- and five-year periods.  In general, an institutional composite is made up of the return of all client assets in a given investment style over the periods measured.  An illustration of this type of comparison would be as follows: the largest institutional composite is the large cap growth composite for which the performance of the composite for the one-, three- and five-year periods is compared to the Russell 1000 Growth benchmark for the same periods.  As shown in the chart below, these performance measures have a performance goal at target requiring that at least six of the eight composites outperform their applicable investment bench mark over the specified period.

The chart directly below sets forth the performance measures approved for the 2009 AIP for Mr. Coyne, as well as the relative weighting of each performance measure, the goals set for each measure, and the actual performance results for each measure.  As noted above, we closed on the sale of Delaware on January 4, 2010, after which Mr. Coyne ceased to be an executive officer of the Company.  As a result, the Compensation Committee did not certify any performance results for Mr. Coyne for the 2009 AIP.

($ amount in millions, except per share amounts)
2009 AIP Performance Measures for: Patrick P. Coyne	Relative Weight	Goal at Minimum	Goal at Target	Goal at Maximum
Income from Operations Per Diluted Share	7%	$3.21	$3.65	$4.23
Statutory Earnings	7%	-$100	$100	$350
Corporate Sales
Insurance Solutions: Life Sales	1%	$586	$666	$773
Insurance Solutions: Group Protection	0.5%	$295	$335	$389
Retirement Solutions: Annuities	1%	$8,114	$9,221	$10,696
Retirement Solutions: Defined Contribution	0.5%	$5,317	$6,042	$7,009
Investment Management Sales	1%	$13,826	$15,711	$18,225
Corporate Budget Goal	2%	N/A	100%	115%
Income from Operations/ Line of Business Earnings	32%	$9	$11	$12
Sales for the Business Unit (Retail Sales and Institutional Inflows)	32%	$13,826	$15,711	$18,225
Retail Investment Performance - 10 year	2.4%	60%	65%	70%
Retail Investment Performance - 5 year	3.2%	60%	65%	70%
Retail Investment Performance - 3 year	1.6%	60%	65%	70%
Retail Investment Performance - 1 year	0.8%	60%	65%	70%
Institutional Investment Performance - 5 year	4%	5 of 8	6 of 8	7 of 8
Institutional Investment Performance - 3 year	2.4%	5 of 8	6 of 8	7 of 8
Institutional Investment Performance - 1 year	1.6%	5 of 8	6 of 8	7 of 8

For Mr. Fuller, corporate performance measures represented 25% of his 2009 AIP award, with the remaining 75% based on business unit performance measures analogous to our corporate measures, which included line of business earnings, sales for Lincoln Financial Distributors, and line of business budget compliance.  As a retention tool, the Compensation Committee decided to pay a portion of Mr. Fuller’s 2009 AIP Award in advance of their certification of the Company’s financial results.  The amount of $1,395,600 was paid out in December 2009.  The chart directly below sets forth the performance measures approved for the 2009 AIP for Mr. Fuller, as well as the relative weighting of each performance measure, the goals set for each measure and the actual performance results for each measure.  The aggregated, weighted performance result for Mr. Fuller’s 2009 AIP was 142.8% of target.  The actual performance results resulted in a final earned 2009 AIP award for Mr. Fuller that was higher than the amounts paid in 2009.  As a result, Mr. Fuller is entitled to receive the excess difference between the amount paid in December 2009 and the total of the earned AIP award.  The total of both amounts is reflected in the amounts set forth in the Summary Compensation Table at page 51.

($ amount in millions, except per share amounts)
2009 AIP: Performance Measures for Wilford H. Fuller	Relative Weight	Goal at Minimum	Goal at Target	Goal at Maximum	Actual Performance Results	Payout as a Percentage of Target
Income from Operations per Diluted Share	8.75%	$2.92	$3.32	$3.85	$3.18	6.4%
Statutory Earnings	8.75%	($100)	$100	$350	$839	17.5%
Corporate Sales
Insurance Solutions: Life Sales	1.25%	$586	$666	$773	$610	0.6%
Insurance Solutions: Group Protection Sales	0.625%	$295	$335	$389	$361	0.9%
Retirement Solutions: Annuities	1.25%	$8,114	$9,221	$10,696	$10,350	2.2%
Retirement Solutions: Defined Contribution	0.625%	$5,317	$6,042	$7,009	$4,952	0.0%
Investment Management	1.25%	$13,826	$15,711	$18,225	$16,502	1.6%
Corporate Budget Goal	2.5%	N/A	100%	85%	100%	2.5%
Lincoln Financial Distributors Net Contribution Margin	30%	($72)	($63)	($54)	($47)	60.0%
Lincoln Financial Distributors Life and MoneyGuard Sales	12%	$586	$666	$773	$610	5.7%
Lincoln Financial Distributors Annuities Sales	12%	$8,085	$9,187	$10,657	$10,322	21.3%
Lincoln Financial Distributors Defined Contribution Sales	3%	$1,560	$1,773	$2,057	$1,383	0.0%
Lincoln Financial Distributors Investment Management Sales	3%	$3,430	$3,898	$4,522	$5,883	6.0%
Lincoln Financial Distributors Budget Goal	15%	N/A	100%	85%	95%	18.0%

For Mr. Konen, corporate performance measures represented 25% of his 2009 AIP award.  The remaining 75% were business unit measures analogous to our corporate measures, which included line of business earnings, and line of business sales and budget goals.  The chart directly below sets forth the performance measures approved for the 2009 AIP for Mr. Konen, as well as the relative weighting of each performance measure, the goals set for each measure, and the actual performance results for each measure.  The aggregated, weighted performance result for Mr. Konen’s 2009 AIP was 122.2% of target.

($ amount in millions, except per share amounts)
2009 AIP Performance Measures for: Mark E. Konen	Relative Weight	Goal at Minimum	Goal at Target	Goal at Maximum	Actual Performance Results	Payout as a Percentage of Target
Income from Operations Per Diluted Share	8.75%	$2.92	$3.32	$3.85	$3.18	6.4%
Statutory Earnings	8.75%	($100)	$100	$350	$839	17.5%
Corporate Sales
Insurance Solutions: Life Sales	1.25%	$586	$666	$773	$610	0.6%
Insurance Solutions: Group Protection	0.625%	$295	$335	$389	$361	0.9%
Retirement Solutions: Annuities	1.25%	$8,114	$9,221	$10,696	$10,350	2.2%
Retirement Solutions: Defined Contribution	0.625%	$5,317	$6,042	$7,009	$4,952	0.0%
Investment Management Sales	1.25%	$13,826	$15,711	$18,225	$16,502	1.6%
Corporate Budget Goal	2.5%	N/A	100%	85%	100%	2.5%
Insurance Solutions: Income from Operations	15%	$605	$687	$797	$693	15.8%
Insurance Solutions: Life Sales	7.5%	$586	$666	$773	$610	3.6%
Insurance Solutions: Group Protection Sales	7.5%	$295	$335	$389	$361	11.1%
Insurance Solutions Budget Goal	7.5%	N/A	100%	85%	100%	7.5%
Retirement Solutions: Income from Operations	15%	$351	$399	$463	$487	30.0%
Retirement Solutions: Annuities	7.5%	$8,114	$9,221	$10,696	$10,350	13.2%
Retirement Solutions: Defined Contribution	7.5%	$5,317	$6,042	$7,009	$4,952	0.0%
Retirement Solutions Budget Goal	7.5%	N/A	100%	85%	93%	9.2%

The 2009 Long-Term Incentive Award Program

Our 2009 LTI program, consistent with our past programs, is designed to encourage executive behavior that yields increased shareholder returns by linking executive pay to the achievement of performance measures that drive shareholder returns.  As with AIP, our LTI programs are intended to pay out above-average compensation only when performance has been above-average, consistent with our fundamental or guiding principles for executive compensation and are designed to encourage executive behavior that yields increased shareholder returns.  In designing our LTI program for 2009, the Compensation Committee took into account the existing economic environment and the global financial crisis in setting LTI targets for our executives, including our NEOs that were 30% below the targets established for 2008.  In general for our NEOs, except Mr. Coyne, the LTI awards for 2009 were granted as follows: (1) 33.3% as a 2009-2011 performance cash award payable if the performance target is achieved; (2) 40% as an award of options to purchase shares of our common stock vesting ratably over a three-year period; and (3) 26.7% as an award of restricted stock units (or “RSUs”).  These equity-based awards help us to achieve our goal of executive share ownership and serve to align the interests of our executives with those of our shareholders.  The RSUs vest in full on the third anniversary of the date of grant.

We awarded stock options because the value of the 2009 option grants to the applicable NEOs depends on the positive financial performance of our company, as expressed through the increase in share value.  Our 2009 options have ten-year terms, with the option price set at the closing price of our stock on the date of grant (May 14, 2009).  The number of options was determined by dividing the amount of the executive’s total LTI target allocated to stock options (or approximately 40% of the total award) by the Black-Scholes value of an option on the date of grant.

The Committee decided to split the equity-based awards between options, the ultimate value of which is solely dependent on the long-term appreciation of our stock, and RSUs, which encourage long-term stock ownership.  This reinforces our guiding compensation principles and balances the goals of motivating performance and retention of talent.  It also acknowledges that the volatility seen in the stock market, and our stock price, over the last eighteen months has changed the perceived value of options as a retention tool in today’s market.

Mr. Coyne received 100% of his 2009 LTI award in the form of an award of restricted stock units in Delaware Investments U.S., Inc. (or “DIUS RSUs”).  DIUS RSUs were issued under the DIUS 2009 Incentive Compensation Plan (the “DIUS ICP”).   Mr. Coyne’s DIUS RSUs vest ratably over 4 years, and are settled in shares of common stock of DIUS, our indirect, wholly owned subsidiary.  The DIUS ICP was established to provide executives of DIUS with the opportunity to participate in the increase in value of DIUS and to provide participants such as Mr. Coyne with long-term incentives to maximize the creation of shareholder value.  The Committee made a strategic decision to grant Mr. Coyne’s 2009 LTI award fully in DIUS RSUs in light of the Company’s decision to pursue strategic alternative with respect to Delaware.  The DUIS RSUs would serve as a strong retention tool to retain Mr. Coyne and maximize the value resulting from the sale of this business.   As noted above, we closed on the sale of Delaware on January 4, 2010, after which Mr. Coyne ceased to be an executive officer of the Company, and all obligations under the DIUS ICP were transferred to the buyer.

On May 14, 2009, at our Annual Meeting of Shareholders, our shareholders approved an amendment and restatement of the Lincoln National Corporation 2009 Amended and Restated Incentive Compensation Plan (the “LNC 2009 ICP”).

In conjunction with the approval of the LNC 2009 ICP, the Committee approved the grant of the equity awards for 2009-2011 LTI cycle for our executive officers, including our NEOs.  Although the Committee intended to grant equity awards to Dennis R. Glass, President and Chief Executive Officer, and Frederick J. Crawford, Executive Vice President and Chief Financial Officer, at the requests of Messrs. Glass and Crawford, the Committee did not grant any equity awards to Mr. Glass or Mr. Crawford for the 2009-2011 LTI cycle.

The 2009-2011 equity-based awards granted to the NEOs are set forth in the Grants of Plan-Based Awards table on page 53 below.

However, as noted above, because the Treasury Rules contain a prohibition on the payment or accrual of any bonuses (including equity-based incentive compensation), all accruals of these LTI awards for the affected employees including all of our NEOs, except for Mr. Fuller, ceased in July 2009, and the amount of these awards that cannot be accrued or paid during the period in which the Treasury’s investment in the Company remains outstanding will be forfeited.

The 2009-2011 Performance Award Cycle

The 2009-2011 performance cycle was established in March 2009, based on a performance period beginning on January 1, 2009 and ending on December 31, 2011.  The Committee established the maximum award amounts payable to the NEOs, the relevant performance measure, Growth in Income from Operations per Diluted Share (based on a compounded annual growth rate), and the goals for minimum payout (25% of target) and maximum payout (200% of target) for the performance measure.  For the performance award to ultimately be payable, the threshold or minimum achievement level for the performance measure must be attained.  Actual results will be calculated using annualized performance for Growth in Income from Operations per Diluted Shares.  The definition for “Income from Operations per Diluted Share” is listed on page 35 above.  The following table shows the dollar amount of the estimated possible payouts for the 2009-2011 LTI performance award at threshold, target and maximum as established by the Compensation Committee on the date of grant.  These amounts do not take into account any forfeiture in accordance with the compensation restrictions under the Treasury Rules for CPP participants.

Estimated Possible Payouts Under the 2009-2011 Performance Award Cycle
Name	Threshold ($)	Target ($)	Maximum ($)
Dennis R. Glass	291,667	1,166,667	2,333,334
Frederick J. Crawford	83,598	334,390	668,780
Wilford H. Fuller	70,000	280,000	560,000
Mark E. Konen	102,245	408,980	817,960

The use of a single performance measure for the 2009-2011 performance cycle reflects the Committee’s and management’s current judgment regarding the difficulties in establishing three-year goals in light of the turbulent and uncertain equity markets and the difficult economic environment.  As a result, the Committee deemed it appropriate to suspend the practice of including three-year Return on Equity and Growth in Gross Deposits and Sales as goals.  We believe that the emphasis on Growth in Income from Operations per Diluted Share over the three-year term is the most important driver of our value and appropriately accounts for the ongoing uncertain and volatile economic environment.

The Committee also set minimum, target, and maximum performance achievement levels for this measure at its March, 2009 meeting.  In setting the goals to be achieved with respect to the 2009-2011 LTI performance measure, both management and the Compensation Committee set the target at a level intended to present a substantial challenge for management.  The target level was set based on internal goals and is designed to create an appropriate incentive for our executives to create financial growth and enhanced value for shareholders. The target level was set at a twelve percent compounded annual growth rate over the three-year performance cycle period.  This target was set for compensation purposes only and does not constitute, and should not be viewed as, management’s projection of future results.  Whether we meet or exceed this target goal will depend upon performance over the entire three-year performance cycle.

The degree of difficulty for an NEO to achieve the target level of performance for the Growth in Income from Operations per Diluted Share measure over a three-year cycle can be seen by looking at historical results.  In each of the last three completed performance cycles, Growth in Income from Operations per Diluted Share was one of 3 measures, and in each case the target level of performance for this measure was not achieved.  For the 2005-2007 Performance Cycle, this measure resulted in a payout at 35% of target, and for the 2006-2008 and 2007-2009 Performance Cycles, this measure resulted in no payout at all, which is consistent with our policy of tying incentive compensation to performance.

The 2007-2009 Performance Award Cycle

For the 2007-2009 performance cycle, the executive officers were given the option for the awards to be paid out, if vesting based on performance results occurred, as (a) 100% shares of our common stock, or (b) 75% shares of our common stock and 25% in cash.  Executives were given the opportunity to elect the form of their award within thirty days of the date the performance award cycle was established.  The payouts for the 2007-2009 performance period could have ranged from 0% to 200% of each executive’s target 2007-2009 LTI performance award with a threshold payout for each measure equal to 50% of target.  The following table shows the estimated possible number of shares that could have vested in accordance with the 2007-2009 LTI performance award at threshold, target and maximum as established by the Compensation Committee on the date of grant.

Estimated Possible Payouts Under the 2007-2009 Performance Award Cycle
Name	Threshold (#)	Target (#)	Maximum (#)
Dennis R. Glass	10,248	20,496	40,992
Frederick J. Crawford	4,658	9,316	18,632
Patrick P. Coyne	5,449	10,898	21,796
Wilford H. Fuller	7,793	15,586	31,172
Mark E. Konen	3,929	7,859	15,718

In February 2010, the Compensation Committee reviewed all of the various reports and analysis provided to it by management regarding our performance during this cycle, and determined that the performance measures had not been satisfied to the extent required by the Amended and Restated Incentive Compensation Plan and other performance cycle documents.  Therefore, none of the 2007-2009 LTI performance awards were paid out to our officers including our NEOs.

The chart below sets forth the various performance measures approved for the 2007-2009 LTI performance award cycle, as well as the relative weighting, the goals, and the actual performance results for each performance measure based on performance for the period beginning January 1, 2007 and ending December 31, 2009.

Performance Measures for 2007-2009 Performance Cycle	Relative Weight	Goal at Minimum	Goal at Target	Goal at Maximum	Actual Performance Results	Payout as a Percentage of Target
Income from Operations per Diluted Share	33⅓%	5%	10%	15%	(22.26)%	0
Growth in Gross Deposits and Sales by Segment1
Individual Markets - Life	8.33%	5%	10%	15%	(3.55)%	0
Individual Markets - Annuities	8.33%	10%	15%	20%	(1.89)%	0
Employer Markets	8.33%	10%	15%	20%	3.03%	0
Investment Management	8.33%	5%	10%	15%	(5.10)%	0
Return on Equity Based on Income from Operations	33⅓%	13%	13.75%	14.5%	8.36%	0
1 These represent the Segments of our business as they were reported in 2007.  We have since realigned our business segments and as noted above on January 4, 2010 we closed on the sale of Delaware, our Investment Management business.

Income from Operations for the 2007-2009 LTI performance award cycle was defined as net income determined in accordance with U.S. GAAP, excluding the after-tax effects of: merger and integration related expenses, restructuring charges, curtailment gains/losses, realized gains/losses on investments and derivative instruments, gains/losses on the sales of subsidiaries and FAS 113 reserve development business sold through indemnity reinsurance.    This definition of income from operations is consistent with the definition used to report segment income from operations at the time that the 2007-2009 LTIP performance award cycle was established.  Income from operations is an internal measure that we use in the management of our operations.  Growth in income from operations per share was expressed as a compounded growth rate based on the point-to-point difference between such measure for the year prior to the beginning of the cycle (2006) and the final year of the cycle (2009).

Equity Award Information

Equity Clawback Provisions

Our 2009 equity awards for our executive officers, including options, are subject to non-compete, non-disclosure, non-solicitation, non-disparagement and other restrictive covenants.  Violations of these provisions may result in the Committee’s cancellation, forfeiture, or rescission (“clawback”) of awards.  Specifically, if a breach of a restrictive covenant occurs within six months of an option exercise or payment of performance shares, we may demand that the exercise or award be rescinded and the amount of gain realized or payment received by the executive returned to us.  By including these clawback provisions, we are attempting to protect the Company from anti-competitive behavior by executives.  We believe that after six months the potential damages from such behavior should be mitigated.  The awards for our NEOs who are subject to the Treasury Rules, contain additional clawback language in compliance with the requirements of the Treasury Rules, which provide in part for the rescission of awards wherein the distribution or accrual was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

Equity Award Procedures

In November 2006, the Compensation Committee formally approved equity grant procedures, including procedures for granting stock options.  Under these procedures which remained in effect for 2009, all options for our common stock are granted with a “strike” or exercise price set at the closing price of our common stock, as reported on the composite transactions table of the NYSE, on the date of grant.  Only the full Compensation Committee or the Board of Directors has the authority to make equity grants with respect to our executive officers.

The Committee generally grants equity awards once annually as part of our long-term incentive compensation program.  These grants are made during a regularly scheduled meeting of the Compensation Committee.  However, the Compensation Committee or the Board of Directors may also grant equity awards to NEOs at other regularly scheduled meetings.  For equity awards granted at a regularly scheduled meeting of the Board or Committee, the grant date is the date of the meeting.  However, if the equity award is granted at a “special” meeting of the Board or Committee, and such meeting does not occur during the period in which trading of our securities is permitted under our Insider Trading and Confidentiality Policy (a “window period”), then the grant becomes effective on the first business day of the next window period.  Window periods generally begin on the later of the second business day after our quarterly earnings release or the first business day after our public call with investors.

In cases where the Compensation Committee or the Board of Directors grants equity awards by written consent, the grant becomes effective on the first business day of the week following the effective date of the written consent; provided, however, that if such business day is not during a window period, the grant becomes effective on the first business day of the next window period.

Trading Restrictions on our Securities

As noted above, we have an Insider Trading and Confidentiality Policy that governs trading in our securities.  We also have a prohibition on speculating in our securities.  In addition, executive officers may not, without the approval of the Corporate Governance Committee, use derivative instruments to hedge the value of any of our securities.

Surrender of Stock Options

In March 2009, Mr. Glass surrendered his rights to awards of approximately 330,000 options to purchase shares of our stock under the Amended and Restated Lincoln National Corporation Incentive Compensation Plan, or the Amended and Restated ICP.  These options were surrendered by Mr. Glass in order to increase the number of options available for grant under the Amended and Restated ICP as incentive awards for employees and mitigate overhang.

Share Ownership Requirements

The Compensation Committee has adopted new share ownership requirements for our executive officers, including our NEOs, and officers who are members of our Corporate Leadership Group (or “CLG”).  The requirements formalize the Compensation Committee’s belief that our officers should maintain a material personal financial stake in the Company to promote a long-term perspective in managing our business, and to align officer and shareholder interests, which reduces the incentives for short-term risk-taking.  Under the new requirements, each officer must retain 50% of the shares of a restricted stock or restricted stock unit award for 5 years from the grant date and 50% of the shares acquired upon the exercise of stock option awards for 6 months from the date of exercise, both net of taxes.  Like many companies, we have transitioned away from requirements tied to specific multiples of base salary because share ownership requirements accomplish the goals of promoting ownership by our executives and are less sensitive to volatile market changes.

Benefits

Many of the benefits that we offer to our executive officers are the same benefits that are offered to our general employee population.  With some exceptions, the additional benefits enjoyed by our executives are offered through plans and programs that promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits in the broad-based tax-qualified plans.  In addition to providing retirement income, our benefits help to protect our employees and executives from the financial catastrophes that can result from unexpected illness, disability, or death.

These types of benefits are typically offered by the peer group of companies with whom we compete, and therefore, help us to attract and retain key employees.

Our Deferred Compensation Plan

We provide certain benefits to our executive officers, including our NEOs, under our non-qualified defined contribution plan, the Lincoln National Corporation Deferred Compensation & Supplemental/Excess Retirement Plan (the “DC SERP”).  These benefits are targeted to providing retirement benefits at median, based on market data from our peer companies described in the chart at page 28 above.

All of our NEOs participating in the DC SERP are eligible to receive an annual contribution from us of up to 15% of their total pay (because a portion of this contribution is a matching contribution, this percentage assumes the NEO contributed the maximum amount allowable).  “Total Pay” under the DC SERP means base salary and AIP paid during the fiscal year.  For all NEOs except Mr. Coyne, this 15% will be deemed to come from a number of different source contributions: a 6% basic matching contribution opportunity; a guaranteed 4% core contribution; and any transition contributions (the result of our transition at the end of 2007 from a defined benefit to a defined contribution retirement program).  The total of these various contributions for each executive will generally be expressed as a percentage of total pay.  To the extent that this total percentage is less than 15%, the shortfall will be contributed as a “special executive credit” under the DC SERP for each NEO.  The “special executive credit” for each NEO, if contributed for 2009, appears in footnote 5 to the Summary Compensation table at page 52.  The target of 15% of total pay as an annual contribution is considered to be a market rate (at median) retirement benefit under an executive defined contribution retirement program.  Mr. Coyne, as an employee of Delaware, participated in the Delaware Management Holdings, Inc. Retirement Plan (“DRP”).  Mr. Coyne was eligible to receive a basic matching contribution, a discretionary matching contribution and the employer contribution under the DRP.  All obligations under the DRP were transferred to the buyer of Delaware upon the closing of the sale transaction as noted above.  More details about the contributions and the calculation of the special executive credits may be found on page 61.

Change of Control Arrangements

During 2009, we sponsored a single plan where the payment of benefits is triggered by a termination of employment (under specific circumstances) in anticipation of or after a change of control:  the Amended and Restated Lincoln National Corporation Executives’ Severance Benefit Plan, as effective August 7, 2008, (the “LNC COC Plan”). In brief the LNC COC Plan provides for a cash payment to the executive based on a multiple of “annual base salary” and “target bonus” following the occurrence of two events (or triggers): (i) a change of control; and (ii) either (a) the executive’s employment is terminated for any reason other than “cause”; or (b) the executive terminates his or her employment for “good reason.”  The cash payment may entitle the executive to an after-tax payment, or “gross up, ” to cover any excise tax amounts deemed to be “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended.  Additionally, a change of control will trigger benefit enhancements under the DC SERP.  A more detailed description of the gross-up provision of the LNC COC Plan, the enhanced benefits provided under the DC SERP and the benefits provided under other plans upon a change of control is provided below under “Potential Payments upon Termination or Change of Control” beginning on page 63.

The objectives of the change of control benefits are:

•	To attract and retain qualified executives in the face of an actual or threatened change of control of Lincoln National Corporation (in the case of the LNC COC Plan);
•
To enable such executives to help our Board assess any proposed change of control of us and advise the Board as to whether such a proposal is in our best interests, our shareholders’ best interests, and in the best interests of our policyholders and customers without being unduly influenced by the possibility of employment termination; and

•	To demonstrate to those executives our desire to treat them fairly and competitively in such circumstances.

At its February 23, 2009 meeting, the Committee reviewed a tally sheet prepared by Towers Perrin, estimating our costs and executive benefits associated with a potential change of control for each NEO.  The Committee agreed that the costs associated with a Change of Control were reasonable.  The Committee also reviewed a similar tally sheet at its February 22, 2010 meeting.

The Treasury Rules prohibit the payment of any amounts under the LNC COC Plan to Messrs. Glass, Crawford, Coyne and Konen while we are a participant in the CPP.

Severance Plans

In 2009, the Committee established the 2009 Severance Plan for Officers of Lincoln National Corporation (the “2009 Officers’ Severance Plan”) in order to formalize our prior severance practices for our officers.  The 2009 Officers’ Severance Plan was effective for the one-year period beginning on January 1, 2009 and ending on December 31, 2009 and provided for 52 weeks of severance benefits to our executive officers, including our NEOs, as well as a lump-sum severance stipend of $200/week for each week of the severance period. Executive officers are paid in a lump sum no earlier than the first day of the month which is six months after the date the officer’s job was eliminated.  “Job Elimination” under the 2009 Officers’ Severance Plan means that the job worked by the employee no longer exists (e.g., because of a reduction in force, office closing, or a corporate reorganization).

In order to qualify for benefits under the 2009 Officers’ Severance Plan, each affected officer must sign our standard form of agreement, waiver and release of claims which will include a non-compete provision, among other conditions.  Any payments made under the 2009 Officers’ Severance Plan would offset, or reduce, on a dollar-for-dollar basis, any payments to an executive under the LNC COC Plan.

           The Treasury Rules prohibit the payment of any amounts under the 2009 Officers’ Severance Plan to Messrs. Glass, Crawford, Coyne and Konen while we are a participant in the CPP.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code caps a public company’s corporate income tax deduction at $1 million per year for each NEO.  However, compensation that qualifies as performance-based compensation is not subject to this cap.  The incentive awards that we pay are intended to qualify as performance-based compensation under Section 162(m) and are subject to limits established under the 2009 LNC ICP in compliance with the rules of that Section.  Under the 2009 LNC ICP, our 2009 awards could in no event exceed, in the case of a cash award, $8,000,000, or, in the case of equity awards or stock options, two million shares.  The Compensation Committee may decide to further limit such awards.  However, because of our participation in the CPP, rules currently applicable to participants in the CPP further limit the deductibility of compensation paid during a fiscal year to a covered employee to $500,000, and eliminate the exception for “performance-based compensation” for covered employees.

In the case of our performance awards, the Compensation Committee retains the discretion to reduce the target award or payout of any “covered executive” as defined under Section 162(m), or increase or decrease any other executive’s individual payout, based on certain circumstances that may occur during the cycle.  The Committee may also consider paying non-performance-based compensation to covered executives based on circumstances that could impact performance results such as changing economic and market conditions, mergers or acquisitions, sale of a business, restructuring charges, reserve strengthening or release, and/or extraordinary natural occurrences or man-made events (e.g., acts of war).  In making such changes, the Committee would consider investor reaction, stock price performance, performance of peers, retention considerations, and the CEO’s recommendation. The guiding principle in making adjustments and modifications would be to encourage and reward management for consistently high financial and shareholder return performance relative to peers, while taking into consideration creation of shareholder value.

Notwithstanding the above and as may be permitted under our applicable plans, should compliance with Section 162(m) conflict with the Compensation Committee’s compensation philosophy, the Committee reserves the authority to act in the manner it perceives in the best interests of us and our shareholders, even if such compensation is not tax deductible.

Compensation Committee Report

Narrative Description of Compensation Plans in accordance with the Treasury Rules

Compensation Plans for Our Senior Executive Officers (“SEOs”)

As discussed above, the compensation for our senior executive officers, as that term is defined under the Treasury Rules (“SEOs”), comprises elements that are fixed, such as base salary, have fixed elements, such as retirement benefits, and elements that are variable such as our incentive compensation programs that provide for short-term cash incentives, the AIP awards, and the long-term incentives, the LTI awards.  In general, for our executives the fixed portion of compensation makes up a smaller percentage of total annual executive compensation as compared with variable portion, under the incentive compensation programs, which fluctuate in value and are variable based on corporate performance and the performance of our business segments.  This allocation of compensation between fixed and variable pieces supports our “pay for performance” philosophy.

Base Salary

As discussed in detail above, we pay competitive base salaries in order to draw key executive talent to the company and to retain this talent.  Where available, we use competitive data for comparable executive roles with similar responsibilities and scope in organizations of similar size and type, as discussed above.  We do not take a formulaic approach to determining the base salaries of our executives.  The competitive data provides only the point of departure in a discussion that considers a number of factors, including a subjective review of each executive’s individual performance during the prior year, relevant experience, the significance of each SEOs role to our business strategy and their particular short and long-term challenges.

With two exceptions, all of our NEOs were paid an annual base salary for 2009 that was approximately at median or the “market rate” for their positions, as determined by the above analysis.  We may pay above-median compensation in cases where we have moved an executive officer from a leadership role in one business segment to a leadership role in another business.  We may do this for a variety of reasons, including organizational considerations, or the need for specific expertise in the task of building a new business or improving an existing one.  In such cases, the compensation of the executive officer we have moved may reflect median market compensation for their former position, but may be above-median compensation for their new position.  We may also pay above-median compensation to executive officers whom we have recruited from outside the company with higher median compensation.

Because the base salary component of compensation is a fixed amount and sets a meaningful level that allows our executives to meet their essential financial needs, it does not encourage unnecessary risk-taking or the manipulation of reported earnings to enhance the compensation of any employee.

Retirement Benefits Under Our Deferred Compensation Plan

We provide certain retirement benefits to our executive officers, including our SEOs, under our DC SERP.  These benefits are targeted to providing retirement benefits at median, based on market data from our peer companies described above.

All of our SEOs participating in the DC SERP are eligible to receive up to 15% of total pay annually as a contribution from us (because a portion of this contribution is a matching contribution, the 15% amount assumes the NEO contributed the maximum amount allowable).  This 15% will be deemed to come from a number of different source contributions: a 6% basic matching contribution opportunity; a guaranteed 4% core contribution; and any transition contributions.  The total of these various contributions for each executive will generally be expressed as a percentage of total pay, which as noted above under the DC SERP is defined as base salary and AIP paid during the fiscal year.  To the extent that this total percentage is less than 15%, the shortfall will be contributed as a “special executive credit” under the DC SERP.  The target of 15% of total pay as an annual contribution is considered to be a market rate (at median) retirement benefit under an executive defined contribution retirement program.  More details about the contributions and the calculation of the special executive credits may be found on page 61.

As the amount of the contribution into the DC SERP for each SEO is a fixed percentage of their total pay and their payment is deferred in accordance with the terms of the plan, the Committee believes these contributions to the DC

SERP do not encourage unnecessary risk-taking that may threaten the value of the Company or the manipulation of reported earnings to enhance their compensation.  Moreover members of the Compensation Committee, approve the final amounts of the transition contributions and the special executive credit in their discretion after the review of executive and corporate performance.

AIP Awards

As described above, our SEOs have traditionally been eligible for AIP awards.  The Committee approved the performance measures for the 2009 AIP in March 2009 and certified the performance results for the 2009 AIP in February 2010.  The Compensation Committee approved income from operations per share, statutory earnings, sales growth and achievement of budget goals as the overall corporate 2009 AIP performance measures.  These measures are designed to promote the critical objectives of profit growth, the stability of our capital position, cost controls and business generation, balancing externally focused business measures with executive line of site to payout.   In addition the Compensation Committee’s analysis will also take into account the performance of the relevant line of business and of the individual.  All corporate AIP performance measures were linked to our one-year financial plan, with the intention of aligning our overall financial targets with our executive’s annual incentive plan goals and targets.

These AIP awards are made based on achieving a certain level of performance in these various measures, which diversifies the risk associated with any single indicator of performance and decreases the opportunity for manipulation.  Additionally, prior to any amounts being paid pursuant to the AIP awards, the Compensation Committee shall have certified that the relevant performance results have been attained.  The Compensation Committee may also exercise its downward discretion in the amounts paid based on their review of executive and corporate performance and the overall quality of earnings.  For these reasons the Compensation Committee does not believe the AIP awards encourage unnecessary risk-taking that may threaten the value of the Company or the manipulation of reported earnings to enhance their compensation.

LTI Awards

Our 2009 LTI award program, consistent with our past long-term incentive programs, is designed to encourage executives to create value for our shareholders by linking executive pay to the achievement of performance measures that drive shareholder return.  As with AIP, our LTI programs are intended to pay out above-target compensation only when performance has been above-target, consistent with our fundamental or guiding principles for executive compensation.  For 2009, the LTI awards were granted:  (1) 33.3% as a 2009-2011 performance cash award payable if the performance target is achieved; (2) 40% as an award of options to purchase shares of our common stock vesting ratably over a three-year period; and (3) 26.7% as an award of restricted stock units (or “RSUs”).  These RSUs vest in full on the third anniversary of grant date.  As discussed above, the Committee did not grant any equity awards to Mr. Glass or Mr. Crawford for the 2009-2011 LTI performance cycle.  Mr. Coyne received the entire portion of his equity award as restricted stock units in Delaware Investments U.S., Inc. (or “DIUS RSUs”).  The DIUS RSUs vest ratably over a four year period.

These equity incentive awards vest over a multi-year period and are not tied to formulas that could focus our executives on specific short-term outcomes.  Instead, the value of these awards to the applicable SEOs depends on the positive financial performance of our Company over time, as expressed through the increase in share value.  Long-term equity-based awards such as these encourage our SEOs to act as owners, thus aligning their interests with those of shareholders.  Additionally, these equity incentive awards are subject to “clawbacks” as detailed above.

The Compensation Committee has established one performance measure for the performance cash award portion of the 2009-2011 LTI cycle, the Growth in Income from Operations per Diluted Share, which focuses on sustainable long-term value creation for our shareholders.  Prior to any amounts being paid pursuant to the performance cash awards, the Compensation Committee shall have certified that the required performance result has been attained.  The Compensation Committee may also exercise its downward discretion in the amounts paid based on their review of executive and corporate performance.

The use of equity based awards in conjunction with our share ownership requirements, discussed above at page 44, reinforces our belief that our officers should maintain a material personal financial stake in the Company to promote a long-term perspective in managing our business, and to align officer and shareholder interests, which reduces the incentives for short-term risk-taking.

For these reasons the Compensation Committee does not believe the LTI awards encourage unnecessary risk-taking that may threaten the value of the Company or the manipulation of reported earnings to enhance their compensation.

Employee Compensation Plans

The compensation for our employees in general, similar to that of our senior executive officers, is comprised of elements that are fixed or certain, such as base salary and retirement benefits, and elements that are variable such as our incentive compensation programs.  The allocation of compensation between fixed and variable for our non-executive officer employees is generally weighted more heavily to the base salary, but again is designed to support our “pay for performance” philosophy.

Base Salary

As discussed above with regard to our SEOs, our base salaries are designed to be competitive in order to attract and retain a high level of talent across all levels of the organization.  Because the base salary component of compensation is a fixed amount it does not encourage unnecessary risk-taking or the manipulation of reported earnings to enhance the compensation of any employee.

Retirement Benefits Under the LNC Employees’ Savings and Retirement Plan

We provide certain retirement benefits to our employees, under our LNC Employees’ Savings and 401(k) Plan including: a basic matching contribution of up to 6% and a guaranteed 4% core contribution.  The total of these various contributions for each executive will generally be expressed as a percentage of base salary.  As the amount of the contribution is a fixed percentage of their total salary, the Committee believes these contributions do not encourage unnecessary risk-taking that may threaten the value of the Company or the manipulation of reported earnings to enhance their compensation.  Furthermore, officers whose contributions exceed applicable IRS limits may elect to participate in the DC SERP with related Company contributions being deposited in the officer’s DC SERP account.

AIP Awards

Our employees have traditionally been eligible for AIP awards, along the lines as discussed above for our SEOs.  As discussed above, the Compensation Committee approved the performance measures for the 2009 AIP.  Again, these AIP awards are made based on achieving a certain level of performance in the measures set forth above at pages 34-36, which diversifies the risk associated with any single indicator of performance.  Additionally, prior to any amounts being paid pursuant to the AIP awards, the Compensation Committee shall have certified that the relevant performance results have been attained.  Additionally, discretion may be exercised in the final amounts paid based on a review of individual and corporate performance.  For these reasons the Compensation Committee does not believe the AIP awards encourage unnecessary risk-taking that may threaten the value of the Company or the manipulation of reported earnings to enhance their compensation.

LTI Awards

Some of our employees, namely other officers, are eligible to participate in our 2009 LTI award program, which is discussed in detail above.  Again the equity incentive awards vest over a multi-year period and are not tied to formulas that could focus employees on specific short-term outcomes.  The value of these awards depends on the positive financial performance of our Company over time, as expressed through the increase in share value.  Long-term equity-based awards such as these encourage employees to act as owners, thus aligning their interests with those of shareholders.  Additionally, these equity incentive awards are subject to “clawbacks” as discussed above.  For these reasons the Compensation Committee does not believe the LTI awards encourage unnecessary risk-taking that may threaten the value of the Company or the manipulation of reported earnings to enhance their compensation.

Other Commission and Bonus Plans

While the large majority of our employees participate in the AIP described above, sales employees who work in our distribution units receive a significant portion of their total cash compensation via commission sales incentive programs (“commission programs”).   The commission programs are used to reward our sales employees for building and strengthening business relationships, as well as bringing new business to the organization.  The any risks presented by the incentives in the commission programs are significantly mitigated by the following features of these programs.

The commission programs are reviewed annually by a cross functional team with representatives from human resources, finance, business unit executives and sales management who evaluate the structure and governance of the plans to ensure they are in line with our business plan and competitive for the industry.  Additionally, the back-end administration and payment of the commission sales incentive is handled by a separate team that does not participate in the commission sales incentive programs.  Furthermore, our sales employees who participate in these commission plans do not participate in the underwriting or pricing of the products they sell. Based on the foregoing, the Compensation Committee does not believe the commission plans encourage unnecessary risk-taking that may threaten the value of the Company or the manipulation of reported earnings to enhance their compensation.

Additionally less than 1% of non-executive employees within Lincoln participate in what we consider "Other Bonus Plans".  This group is limited, and the award is designed to be approximately the same size of the award these employees would receive if they participated in the AIP.  Lastly, many employees are eligible to receive a nominal quarterly or annual employee recognition award.  Awards nominees are reviewed by senior leaders in the businesses and recipients are selected based on pre-established list of criteria.  For these reasons the Compensation Committee does not believe these types of nominal awards encourage unnecessary risk-taking that may threaten the value of the Company or the manipulation of reported earnings to enhance their compensation.

Compensation Committee Certification in accordance with the Treasury Rules

The Compensation Committee certifies that:

(1) It has reviewed with LNC’s senior risk officers the compensation plans for our senior executive officers (“SEO”) and has made all reasonable efforts to ensure that these plans do not encourage our SEOs to take unnecessary and excessive risks that threaten the value of the Company;

(2) It has reviewed with LNC’s senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and

(3) It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

The members of the Committee have reviewed and discussed this Compensation Discussion & Analysis with management.  Based on that review and discussion, the Committee has recommended to the Board of Directors of the Corporation that the Compensation Discussion & Analysis be included in this proxy statement and incorporated by reference into the Corporation’s Form 10-K for the year ended December 31, 2009.

The Compensation Committee

Patrick S. Pittard, Chair
Eric G. Johnson
Michael F. Mee

Summary Compensation Table

The table below contains information about our NEOs’ compensation earned or paid during the fiscal year ended December 31, 2009.  The NEOs are:

•	our CEO and CFO; and
•	our three other most highly compensated executive officers employed on December 31, 2009.

Name and Principal Position	Year	Salary ($)1	Bonus ($)	Stock Awards ($)2	Option Awards ($)2	Non-Equity Incentive Plan Compensation ($)3	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)4	All Other Compensation ($)5	Total ($)
	2009	2,239,123	__	3,026,447	__	1,328,533	94,030	308,463	6,996,596
Dennis R. Glass	2008	1,000,000	__	1,250,002	2,500,007	800,000	__	2,259,340	7,809,349
President and CEO	2007	929,231	__	4,742,459	3,845,660	2,352,781	555,686	8,156,411	20,582,228
of LNC
	2009	825,643	__	1,164,428	__	335,447	27,456	82,562	2,435,536
Frederick J. Crawford	2008	509,769	__	358,280	716,554	244,400	15,073	135,408	1,979,484
CFO of LNC	2007	498,077	__	1,656,046	748,262	758,350	64,860	707,986	4,433,581
	2009	2,501,110	__	1,108,724	__	__	__	35,378	3,645,212
Patrick P. Coyne	2008	469,539	__	660,868	791,955	423,447	__	1,217,484	3,563,293
President, Lincoln National Investment Companies, Inc. and Delaware Management Holdings, Inc.	2007	450,000	__	1,667,497	746,824	1,804,976	__	690,283	5,359,580

Wilford H. Fuller6	2009	355,385	800,181	1,517,151	398,401	1,428,000	__	471,197	4,970,315
President, Lincoln Financial Advisors
Mark E. Konen6	2009	908,563	75,000	1,630,640	581,920	449,134	20,673	110,325	3,776,255
President, Insurance Solutions and Retirement Solutions	2008	499,327	__	330,772	661,502	86,240	__	236,088	1,813,929

1. For Messrs. Glass, Crawford and Konen this includes amounts of applicable withholdings and deductions on amounts paid in Salary Shares during 2009 as follows: Mr. Glass:  $1,171,896; Mr. Crawford: $271,515; and Mr. Konen: $346,264.

2.  Represents the grant date fair value of stock and option awards that were granted in 2009, 2008 and 2007.  The fair values of these awards were determined in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation (formerly, FASB Statement 123R).  The assumptions made in calculating the grant date fair value of stock and option awards with respect to the years ended  December 31, 2007, 2008 and 2009 are set forth in Note 20 of the Notes to the Consolidated Financial Statements, included in Item 8 of the Form 10-K for the year ended December 31, 2009.  The stock and option awards granted in 2009 are described in more detail in the Grants of Plan-Based Awards table below.  The value of the stock awards shown for Messrs. Glass, Crawford and Konen includes the amounts for Salary Shares, net of withholdings, paid in accordance with the Treasury Rules for CPP participants as discussed in the CD&A at page 32.  For 2009, gross amounts paid in Salary Shares for Messrs. Glass, Crawford and Konen were as follows:  Mr. Glass:  $2,309,851; Mr. Crawford: $685,989; and Mr. Konen: $783,396. The value of the stock awards shown for Mr. Fuller includes grants under the 2007-2009 LTI Cycle and the 2008-2010 LTI Cycle in conjunction with the commencement of his employment with the Company, which were disclosed based upon the probable outcome of the performance conditions associated with these awards on the date of grant.  Assuming the highest level of performance under these awards, the grant date fair value of Mr. Fuller’s stock awards would be $2,510,258.

3. Represents the AIP awards earned for the 2009 performance period under the Amended and Restated ICP.  Mr. Glass, Mr. Crawford and Mr. Konen are subject to certain restrictions under the Treasury Rules for CPP participants, and therefore, no AIP award amounts were accrued for any of these individuals after July 10, 2009.  The amounts accrued prior to July 10, 2009, which have been earned and are listed in the table above, cannot be paid out until such time as we have repaid the investment made by the Treasury under CPP.  More information on the AIP awards, including the applicable performance targets, is provided in the Grants of Plan-Based Awards table below and the CD&A on pages 34 to 40.

4.  These amounts reflect solely the total of all increases in the actuarial present value of each NEO’s (except Mr. Coyne) accumulated benefits, for 2009, from year-end 2008 to year-end 2009, for 2008 from year-end 2007 to year-end 2008, and for 2007, from year-end 2006 to year-end 2007, under our qualified and non-qualified defined benefit pension plans shown in the Pension Benefits table on page 60.  For Messrs. Glass and Konen the amounts attributable to the change in pension value for 2008 resulted in a decrease of $(107,566), and $(22,092) respectively.  We froze all of our qualified and non-qualified defined benefit pension plans at the end of 2007.

Present values are calculated at year-end 2007, 2008 and 2009, respectively, using the interest rate and mortality rate assumptions used in Note 16, Note 18 and Note 18 of the Notes to our Consolidated Financial Statements, included in Item 8 of the Forms 10-K for the fiscal years ended December 31, 2007, 2008 and 2009, respectively.  Totals for the plans listed above include the sum of increases only.

As an employee of Delaware, Mr. Coyne participated in a defined contribution plan only.  See footnote 5 below. The NEOs did not have any preferential non-qualified deferred compensation earnings.

5.  All Other Compensation:

Name	Perquisitesa ($)	Tax Gross-ups or Miscellaneousb ($)	401(k) Matching Contributionsc ($)	Additional Company Contributions into Deferred Compensation Plan (Match, Core and Transitional Contributions)c ($)	Special Executive Credit into Deferred Compensation Pland ($)	TOTAL ($)
Dennis R. Glass	16,600	--	32,500	259,363	--	308,463
Frederick J. Crawford	--	--	24,500	20,361	37,701	82,562
Patrick P. Coyne	13,140	--	8,040	14,198	--	35,378
Wilford H. Fuller	261,767	160,609	20,013	11,039	17,769	471,197
Mark E. Konen	16,779	--	32,500	51,068	9,978	110,325

(a)	For Mr. Glass, the amount reflects the cost of matching charitable gifts made by the Lincoln Financial Foundation, Inc. on his behalf and the reimbursement of financial planning expenses.

For Mr. Coyne, the amount reflects matching charitable gifts made by Lincoln Financial Foundation, Inc. on his behalf, the reimbursement of financial planning and tax preparation expenses.

For Mr. Fuller, of the amount listed $258,802 is for relocation expenses; the remainder reflects the reimbursement of expenses for a medical exam, the cost of attending sporting events, and the incremental cost of activities and welcome items for him and his spouse in connection with offsite business events, which spouses were expected to attend.

For Mr. Konen, the amount reflects the cost of the annual installment of the country club initiation fees, the cost of attending sporting events, matching charitable gifts made by Lincoln Financial Foundation, Inc. on his behalf, the reimbursement of tax preparation expenses and the incremental cost of activities and welcome items for him and his spouse in connection with offsite business events, which spouses were expected to attend.

More information regarding perquisites and personal benefits, including the manner in which we value personal use of the corporate aircraft is discussed under “Narrative Disclosure to the Summary Compensation and Grants of Plan-Based Awards Tables” below on pages 55-56.

(b)	Represents amounts grossed-up for Mr. Fuller in connection with amounts paid for his relocation expenses.

(c)
Represents company matching contributions under our Employees’ Savings and Retirement Plan, or 401(k) plan, and excess matching contributions to the DC SERP, which are amounts above applicable Internal Revenue Code limits.  In addition, Mr. Coyne, as an employee of Delaware, participated in the DRP.  All obligations under the DRP were transferred to the buyer upon the closing of the sale of Delaware on January 4, 2010.

(d)	For all NEOs (except Messrs. Glass and Coyne), an additional contribution—a “special executive credit”— was made to the DC SERP, which is described in more detail in the CD&A on page 45 above.

6.  Mr. Fuller joined the Company in February 2009 and Mr. Konen was not an NEO in 2007.

Grants of Plan-Based Awards

The table below provides information on grants of plan-based awards during fiscal year 2009 to the NEOs.  Except for Mr. Coyne, all awards were granted under the LNC 2009 ICP.  Mr. Coyne’s stock awards were for DIUS RSUs granted under the DIUS ICP, which are restricted units of DIUS common stock.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards ($)11
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dennis R. Glass		12,500	2,000,000	4,000,0001
		291,667	1,166,667	2,333,3342
	11/2/20099							77,305			1,888,561
	11/6/200910							10,962			255,634
	11/20/200910							10,597			255,653
	12/4/200910							11,050			255,642
	12/18/200910							7,803			185,477
	12/31/200910							7,455			185,480
Frederick J. Crawford		3,156	561,000	1,122,0001
		83,598	334,390	668,7802
	11/2/20099							30,700			750,001
	11/6/200910							3,554			82,879
	11/20/200910							3,436			82,894
	12/4/200910							3,583			82,893
	12/18/200910							3,487			82,886
	12/31/200910							3,331			82,875
Patrick P. Coyne		2,174	1,739,000	3,478,0001
	5/14/20098							17,532			1,108,724
Wilford H. Fuller		1,563	1,000,000	2,000,0001
		70,000	280,000	560,0002
	2/23/20093				7,793	15,586	31,172				17,628
	2/23/20094				1,387	33,254	66,508				94,026
	2/23/20095							66,313			750,000
	2/23/20096							34,483			390,003
	5/14/20097								38,755	16.24	398,401
	5/14/20098							14,762			265,495
Mark E. Konen		1,100	703,800	1,407,6001
		102,245	408,980	817,9602
	5/14/20097								56,607	16.24	581,920
	5/14/20098							21,561			387,775
	11/2/20099							32,985			805,824
	11/6/200910							3,748			87,403
	11/20/200910							3,623			87,405
	12/4/200910							3,778			87,404
	12/18/200910							3,678			87,426
	12/31/200910							3,513			87,403

1.  Represents the potential 2009 AIP awards.  These potential AIP amounts do not reflect the impact of any forfeiture under the Treasury Rules for CPP participants, which did not apply to us at the time of grant of these awards.  Actual amounts earned by the NEOs are reflected in the Summary Compensation Table.  More information on the 2009 AIP awards, including the applicable performance targets, is provided in the CD&A on pages 34-40.

2. Represents one-third of each NEO’s LTI target, except for Mr. Coyne, awarded as long-term incentive performance awards for the 2009-2011 performance cycle, payable in cash.  Awards under the 2009-2011 performance cycle will be determined in the first quarter of 2012 (for the performance period ending December 31, 2011) and the amount of the award that vests may range from 0% to 200% of target depending on the satisfaction of the performance goal.  These potential LTI amounts do not reflect the impact of any forfeiture under the Treasury Rules for CPP participants, which did not apply to us at the time of grant of these awards.  For information on the 2009-2011 performance awards and the effect of the Treasury Rules for CPP participants, see the CD&A on pages 41-42.

3.  Represents the pro-rata portion of Mr. Fuller’s LTI target for the 2007-2009 performance cycle which was granted at the February 23, 2009 Compensation Committee meeting in conjunction with the commencement of Mr. Fuller’s employment.  In February 2010, the Compensation Committee confirmed that the performance goals for the 2007-2009 performance cycle were not satisfied, and as a result, no awards were paid out for the 2007-2009 performance cycle.

4.  Represents the pro-rata portion of Mr. Fuller’s LTI target for the 2008-2010 performance cycle which was granted at the February 23, 2009 Compensation Committee meeting in conjunction with the commencement of Mr. Fuller’s employment.  Awards under the 2008-2010 performance cycle will be determined in the first quarter of 2011 (for the performance period ending December 31, 2010) and the amount of the award that vests may range from 0% to 200% of target depending upon the satisfaction of applicable performance goals.

5.  The award of RSUs granted to Mr. Fuller on February 23, 2009, which is described in the CD&A on page 29 above, vest in full on February 23, 2012.  Dividends accrue on the restricted stock units at the normal dividend rate.

6.  The award of RSUs granted to Mr. Fuller on February 23, 2009, which is described in the CD&A on page 29 above, vest in three equal annual installments beginning on February 23, 2010.  Dividends accrue on the restricted stock units at the normal dividend rate.

7.  As described in the CD&A on page 40 above, approximately 40% of the 2009 LTI program awards for Mr. Konen and Mr. Fuller were awarded in the form of options as reflected in the All Other Option Awards column above.  The options granted have ten year terms.  The options vest ratably over a three-year period, with one-third vesting on each anniversary of the grant date.  These options do not have a reload feature.  The amounts shown for these options do not reflect the impact of any forfeiture under the Treasury Rules, which did not apply to us at the time of grant of these awards.  At the request of Mr. Glass and Mr. Crawford, the Compensation Committee did not grant Mr. Glass or Mr. Crawford an award of options under the 2009 LTI program.

8.  As described in the CD&A on page 40, approximately 26.7% of the 2009 LTI program awards for Mr. Konen and Mr. Fuller were awarded in the form of RSUs as reflected in the All Other Stock Awards column above.  These RSUs vest in full on the third anniversary of the grant date.  The amounts shown for these RSUs do not reflect the impact of any forfeiture under the Treasury Rules, which did not apply to us at the time these RSU awards were granted.  At the request of Mr. Glass and Mr. Crawford, the Compensation Committee did not grant Mr. Glass or Mr. Crawford an award of RSUs under the 2009 LTI program.  Mr. Coyne received 100% of his 2009 LTI program award in the form of DIUS RSUs that were to vest ratably over a four-year period, with one-quarter vesting on each anniversary of the grant date.  These DIUS RSU awards were granted under the Delaware ICP.  All obligations under the Delaware ICP were transferred to the buyer in connection with the closing on the sale of Delaware on January 4, 2010.

9.  As described in the CD&A on page 33, certain of our NEO’s were awarded a grant of long-term RSUs that comply with the Treasury Rules.  These RSUs vest in full on the third anniversary of the grant date.

10.  As described in the CD&A on page 32, certain of our NEO’s received Salary Shares that comply with the Treasury Rules.  As noted in the CD&A, portions of these salary shares are subject to holding restrictions from 2 to 5 years from the date of grant.

11.  Represents the grant date fair value of each award determined in accordance with FASB ASC Topic 718, and does not reflect the impact any forfeiture under the Treasury Rules. All assumptions made in calculating the aggregate fair value are set forth in Note 20 of the Notes to the Consolidated Financial Statements, included in Item 8 of the Form 10-K for the fiscal year ended December 31, 2009.

Narrative Disclosure to the Summary Compensation and Grants of Plan-Based Awards Tables

In general, the fixed or certain elements of compensation—base salary, retirement benefits and health and welfare benefits—make up the smallest percentage of total executive compensation, while the largest component of total compensation—incentive awards—fluctuates and is at risk based on our financial performance.

Perquisites and Personal Benefits

The following discusses the primary perquisites and personal benefits offered to the NEOs in 2009, not all of which were used by the NEOs.  Under the financial planning and tax preparation program, the NEOs, along with the other executive officers, were eligible for reimbursement of the costs of utilizing a Lincoln Financial Network financial planner to provide financial planning services.  The reimbursement opportunity was equal to 100% of the first $1,800 of costs, plus 50% of costs above that amount up to a maximum of $6,000.  In addition, the same officer group was eligible to receive up to $2,700 for the reimbursement of tax preparation services provided by any fee-for-service tax preparer who was a certified public accountant, excluding Ernst & Young, LLP, our independent registered public accounting firm.  If the officer does not use the entire tax preparation reimbursement allowance in a year, any remaining amount may be applied to the financial planning reimbursement, but not vice versa.

In 2005, the Committee adopted a policy advising our CEO to use the corporate aircraft for personal travel as well as business, when practical.  The policy was adopted due to security concerns and to allow for more efficient travel time so that the CEO can devote more time to our business.  However, in March 2009, our CEO advised us that he does not intend to use the corporate aircraft for personal travel, unless he reimburses us in accordance with the Time Sharing Agreement as provided for under FAA regulations.  In general our policy with respect to other executive officers’ personal use of the corporate aircraft is as follows.  To the extent any executive and guest of an executive used corporate aircraft for personal purposes, the usage was treated as a perquisite for proxy statement reporting purposes.  For purposes of determining the value of such services, the personal use is calculated based on the aggregate incremental cost to us.  For personal flights on corporate aircraft, aggregate incremental cost is calculated based on a cost-per-flight-hour charge that reflects the operating costs of the aircraft, including parts, labor, overhauls (but not engine overhauls of the type incurred every 5-10 years), fuel, landing and parking fees/taxes and crew travel expenses.  We also include, as an aggregate incremental cost, any empty aircraft flights necessary to reposition the corporate aircraft (i.e., dead head flights) resulting from a personal flight.  Executive officers, their families and invited guests occasionally fly on the corporate aircraft as additional passengers on business flights.  Since such flights do not result in additional aggregate incremental costs under our cost-per-flight-hour methodology, no incremental cost is reflected in the Summary Compensation Table.  Finally, if more than one executive officer is on a personal flight, we allocate the incremental cost on a proportional basis depending on the number of guests of each officer.

We also have a matching charitable gift program.  Under the program in 2009, all NEOs were eligible to apply for matching contributions of up to $10,000.  Our full-time employees are eligible to apply for up to $2,500 in matching contributions.

Other Considerations

In addition to the material terms of grants described in the footnotes to the Grants of Plan-Based Awards table above, we wish to point out the following:

•	The exercise price and tax withholding obligations related to the exercise of all options may be paid by delivery of shares, subject to certain conditions.

•	With respect to stock awards, we withhold a sufficient number of shares to satisfy the NEO’s mandatory minimum tax withholding obligations upon vesting at the NEO’s election.

•	The LTI option and stock awards granted in 2009 vest as follows:

▪	restricted stock unit awards granted on May 14, 2009 vest in full on the third anniversary of the grant date; and
▪	stock options granted on May 14, 2009 vest in 3 equal annual installments beginning on May 14, 2010.

•	The CPP-compliant long-term restricted stock unit awards granted on November 2, 2009 vest in full on the third anniversary of the grant date.

•
Options and stock awards are not transferable except by will or pursuant to the laws of descent and distribution, unless the Compensation Committee permits such a transfer.  The Compensation Committee has not permitted (nor historically permitted) a transfer with respect to any of the awards shown in the Grants of Plan-Based Awards table above.

•
In cases where an executive participating in the 2009 LTI program dies, is disabled, voluntarily leaves the company after attaining age 55 with five years of service, or is involuntarily terminated for any reason other than for cause and signs a general release of claims against us, the executive (or the executive’s beneficiary) will receive a pro-rated performance award based on the number of days of service out of the total number of days in the three-year performance cycle, provided that the applicable performance goals are achieved, and the Compensation Committee does not exercise its discretion not to pay out on the award.  Any payout will be made at the same time, and in the same manner, as other participants are paid.

•	The performance measures for the 2009 AIP and 2009-2011 LTI performance awards are discussed above in the CD&A on pages 34-40.

•
The 2009 options fully vest upon a change of control, as defined in the LNC COC Plan.  The Treasury Rules prohibit the acceleration of vesting of these options under the LNC COC Plan for Messrs. Glass, Crawford, Coyne and Konen while we are a participant in the CPP.

•
The option and restricted stock unit awards are subject to four restrictive covenants in the form of non-competition, non-solicitation, non-disparagement, and non-disclosure provisions.  We have the right to “claw-back” an award—specifically, to demand that the NEO return the shares to us upon breach of one of the covenants.  The restrictive covenants and the “claw-back” right expire six months after an option exercise or payment of performance shares.  However, we will have the right to claw-back any vested shares if the NEO is terminated for “cause” at any time after a share vests (no expiration date).    The awards for our NEOs who are subject to the Treasury Rules, contain additional clawback language in compliance with the requirements of the Treasury Rules, which provide in part for the rescission of awards wherein the distribution or accrual was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

Any vested options may be exercised by the executive or his/her beneficiary (as applicable), until the earliest to occur of:

•	the expiration of the term of the option,
•	the first anniversary of the date the executive died or was disabled,
•	the fifth anniversary of the date the executive voluntarily left the company after attaining age 55 with five years of service, or
•	three months from the date the executive was involuntarily terminated for any reason other than for cause.

Under the DC SERP, all of our participating NEOs are eligible to receive an additional contribution—a “special executive credit” as a percentage of “total pay.”  For the purpose of determining the special executive credit, “total pay” under the DC SERP means base salary and AIP paid during the fiscal year.  For each NEO except Mr. Coyne, the special executive credit is calculated annually as follows: 15% of total pay expressed as a percentage, offset by the total of: (a) the executive officer’s maximum basic matching contribution opportunity (6%), plus (b) core contributions (4%), plus (c) transition contributions, if any (0.2%-8%) as determined under the 401(k) Plan, each expressed as a percentage.  For more details on the DC SERP, the contributions and the calculations of these amounts, see page 61 below.

Outstanding Equity Awards at Fiscal Year-End

The table below provides information with respect to unexercised options to purchase shares of our common stock, unvested stock awards and unvested equity incentive plan awards for each NEO as of December 31, 2009 on an award-by-award basis.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable1	Number of Securities Underlying Unexercised Options (#) Unexercisable1	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested2 (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)8	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested8 ($)
Dennis R. Glass	81,795			32.97	02/13/10	43,096	1,072,226	11,1116	276,439
	65,436			42.68	02/11/11	8,934	222,274	50,7907	1,263,660
	89,974			42.68	02/11/11	77,305	1,923,348
	54,530			40.55	11/04/11
	109,060			43.82	02/10/12
	109,060			34.58	02/09/13
	109,060			44.26	11/24/13
	109,060			48.58	02/08/14
	272,650			45.73	02/13/15
	278,103			53.60	02/12/16
	106,565	213,129		52.76	02/07/18
Frederick J. Crawford	4,000			43.48	03/08/11	5,956	148,174	5,0506	125,649
	5,000			52.10	03/14/12	30,700	763,816	14,5587	362,194
	40,050			56.02	04/13/16
	34,884	17,442		70.66	02/22/17
	30,544	61,087		52.76	02/07/18
Patrick P. Coyne	33,758	67,515		52.76	02/07/18	5,360	133,354	5,9086	146,986
						15,4443	878,300	5,3227	132,419
						7,1553	406,905
						2,0453	294,909
Wilford H. Fuller		32,602		16.24	05/14/19	66,4304	1,652,775	7,8076	194,232
						34,5445	859,449	33,3137	828,818
						12,418	367,609
Mark E. Konen	13,087			32.97	02/13/10	5,301	131,888	4,2606	105,998
	25,446			42.68	02/11/11	21,580	536,920	13,4407	334,386
	16,359			42.68	02/11/11	18,138	820,667
	21,812			43.82	02/10/12
	16,359			34.58	02/09/13
	30,536			48.58	02/09/14
	40,352			45.73	02/14/15
	44,714			53.60	02/12/16
	29,427	14,713		70.66	02/22/17
	28,197	56,394		52.76	02/07/18
		47,620		16.24	05/14/19

1.  All of the exercisable options shown in the Options Exercisable column of the table with an expiration date prior to 2016 for Mr. Glass and Mr. Konen were former options to purchase common stock of Jefferson-Pilot that were converted into options to purchase our common stock on April 3, 2006, which are completely vested.  The amounts shown for Mr. Fuller and Mr. Konen for options that expire on 5/14/19 include the effect of forfeitures during 2009 in compliance with the Treasury Rules for CPP participants.

The following table presents the vesting dates of the options in the column showing Unexercised Options that are Unexercisable based on expiration dates.

Options vesting in three equal annual installments
Expiration Dates	Vesting Begins
2/22/17	2/22/08
2/7/18	2/7/09
5/14/2019	5/14/2010

2.  These stock awards are LNC RSUs that vest as follows:

•	Mr. Glass – 43,096 vest on 2/22/10; 8,934 vest on 8/2/10; and 77,305 granted in accordance with the Treasury Rules for CPP participants vest on 11/2/12;
•	Mr. Crawford – 5,956 vest on 8/2/10; and 30,700 granted in accordance with the Treasury Rules for CPP participants vest on 11/2/12
•	Mr. Coyne – 5,360 vest on 8/2/10;
•	Mr. Fuller –12,418 vest on 5/14/12, which includes the effect of forfeitures during 2009 in compliance with the Treasury Rules for CPP participants; and
•
Mr. Konen – 5,301 vest on 8/2/10; 18,138 vest on 5/14/12, which includes the effect of forfeitures during 2009 in compliance with the Treasury Rules for CPP participants; and 32,985 granted in accordance with the Treasury Rules for CPP participants vest on 11/2/12.

The stock awards include accrued but unpaid dividend equivalents credited in additional RSUs calculated at the normal dividend rate and settled in shares of our common stock only upon distribution of the vested award.

3.  The following awards for Mr. Coyne were for DIUS RSU awards and they were to vest as follows:

•	15,444 vests in four equal installments beginning on 5/14/10;
•	7,155 vest in four equal installments beginning on 1/1/10; and
•	2,045 vests as follows: 681 vested on 2/7/10; 682 vest on 2/7/11; and 682 vest on 2/7/12.

These DIUS RSU awards were granted under the Delaware ICP.  All obligations under the Delaware ICP were transferred to the buyer in connection with the closing on the sale of Delaware on January 4, 2010.

4.  These RSUs vest in three equal annual installments beginning on 2/23/10, and include accrued but unpaid dividend equivalents calculated at the normal dividend rate and credited in additional RSUs and settled in shares of our common stock only upon distribution of the vested award.

5.  These RSUs vest in full on the third anniversary of the grant date of 2/23/09, and include accrued but unpaid dividend equivalents calculated at the normal dividend rate and credited in additional RSUs and settled in shares of our common stock only upon distribution of the vested award.

6. Represents performance stock awards granted in connection with the 2007-2009 LTI performance cycle.   Since our 2009 performance was below the threshold performance measures, these awards are shown at threshold, plus accrued but unpaid dividend equivalents calculated at the normal dividend rate.  In February 2010, the Compensation Committee confirmed that the performance goals for the 2007-2009 performance cycle were not satisfied, and as a result no awards were paid out for the 2007-2009 performance cycle.

7. Represent performance stock awards granted in connection with the 2008-2010 performance cycle.  Since our 2009 performance exceeded the threshold performance measures, these awards are shown at target, plus accrued but unpaid dividend equivalents calculated at the normal dividend rate.  However, the amount, if any, of these awards that will vest will depend upon the actual performance over the full performance period, and also will depend upon the Compensation Committee’s certification of the performance measures, which generally occurs during the first quarter of the year immediately following the end of the performance cycle.  Accordingly, if any of these awards vest, vesting should occur in the first quarter of 2011.

8.  For LNC stock, this represents the product of the shares and the closing price of our common stock as reported on the composite tape of the NYSE on December 31, 2009, or $24.88.  For DIUS stock, this represents the product of the shares and the results of the December 31, 2009 valuation appraisal for the DIUS shares.

Option Exercises and Stock Vested

The table below provides information regarding the option exercises and stock awards that have vested for each of the NEOs during the 2009 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Aggregate Value Realized on Exercise ($)	Number of Shares Acquired on Vesting1 (#)	Aggregate Value Realized on Vesting3 ($)
Dennis R. Glass	--	--	5,800	65,600
Frederick J. Crawford	--	--	14,2512	186,032
Patrick P. Coyne	--	--	6,6962	124,504
Wilford H. Fuller	--	--	--	--
Mark E. Konen	--	--	6,9672	127,020

1. Includes performance shares acquired upon vesting on February 23, 2009 with respect to the 2006-2008 performance cycle.  For Messrs. Glass, Crawford and Konen the performance shares vested at 23.66% of target.  Information regarding the 2006-2008 LTI award was provided in the CD&A included in our Proxy Statement for the 2009 Annual Meeting of Shareholders filed with the SEC on April 8, 2009, which is available at www.sec.gov or www.lincolnfinancial.com.  The shares vested include dividends paid in shares that accrued on the awards at normal dividend rates and vest upon vesting of the award.

2. Includes shares acquired upon vesting of restricted stock awards for Messrs. Crawford, Coyne and Konen on August 3, 2009 and for Mr. Crawford on April 3, 2009.

3. Represents the product of the shares vested and the average of the high and low prices for our common stock as reported on the composite tape of the NYSE on date prior to vesting, which for February 20, 2009 was $11.31, for April 2, 2009 was $6.91, and for July 31, 2009 was $20.42.

 Pension Benefits

Retirement Plans

In 2007, we converted our retirement program from a defined benefit to a defined contribution design.  Effective as of December 31, 2007, benefit accruals ceased or were “frozen” under the Lincoln National Corporation Employees’ Retirement Plan (the “LNC Retirement Plan”) in which Mr. Crawford participates, and the Jefferson-Pilot Corporation Employees’ Retirement Plan (the “Jefferson-Pilot Retirement Plan”) in which Messrs. Glass and Konen participate.  We also maintain the Lincoln National Corporation Employees’ Savings and Retirement Plan (the “401(k) Plan”) and the DC SERP, in which our NEOs, in general, participate.  Mr. Coyne participated in the DC SERP, as well as the DRP and the Delaware Management Holdings, Inc. Employee Savings and 401(k) Plan (“the Delaware 401(k) Plan”).

The LNC Retirement Plan was a traditional final average pay formula plan that was converted into an account-based plan, referred to as a “cash balance” plan, effective January 1, 2002.

Although frozen, interest credits based on the U.S. Treasury bond rates are set once each calendar quarter and will continue to be credited with respect to frozen LNC Retirement Plan cash balance accounts.  Accrued benefits under the final average pay formulas of the LNC Retirement Plan and the Jefferson-Pilot Retirement Plan will continue to “grow” as the result of participants aging and being credited with additional years of vesting service for purposes of applying early retirement reduction factors.

Excess Retirement Plans

The Lincoln National Corporation Excess Retirement Plan (the “Excess Plan”) paid or “restored” benefits that would have been paid under the Jefferson-Pilot or the LNC Retirement Plans described above if certain limits did not exist under Sections 401(a) and 415 of the Internal Revenue Code of 1986, as amended (the “IRS limits”).  The Excess Plan calculated benefits using the same formula as the qualified retirement plans that it “restored,” but without the imposition of IRS limits.  The qualified retirement benefit payment is then deducted from, or offset against, the benefit calculated under the Excess Plan.

As a result of the Board freezing the tax-qualified defined benefit retirement plans, we amended, restated, and “froze” benefit accruals under the Excess Plan effective as of December 31, 2007.  The present value of the “frozen” accrued benefit under the Excess Plan for each of our NEOs is set forth in the Pension Benefits table below.  No enhancements to benefits payable under the Excess Plan are provided in the case of a change of control effective January 1, 2009.

The table below provides information on the tax-qualified and non-tax-qualified defined benefit pension benefits for each of the NEOs by plan for 2009.

Pension Benefits

Name	Plan Name	Number of Years Credited Service1 (#)	Present Value of Accumulated Benefit2,3,5 ($)	Payments During Last Fiscal Year ($)
Dennis R. Glass	Jefferson-Pilot Retirement Plan	13	371,233	--
	LNC Excess Retirement Plan	13	1,289,975	--
Frederick J. Crawford	LNC Retirement Plan	7	81,061	--
	LNC Excess Retirement Plan	7	215,883	--
Patrick P. Coyne4		N/A	N/A	N/A

Wilford H. Fuller		N/A	N/A	N/A

Mark E. Konen	Jefferson-Pilot Retirement Plan	12	192,960	--
	LNC Excess Retirement Plan	12	172,325	--

1. As a result of freezing the plans, participants will not accrue any additional benefits under these plans after December 31, 2007.

2. The amounts shown for LNC Retirement Plan and LNC Excess Retirement Plan reflect the present value of the December 31, 2009 cash balance account projected to age 65 at the assumed interest crediting rate of 4.75%.

3.  Values for the Jefferson-Pilot Retirement Plan reflect the present value of the lump sum payable at age 65 (converted using a discount rate of 6.25% and the IRS prescribed 417e(3) mortality table for 2013).

4. Mr. Coyne participated in the DRP, a defined contribution plan, which is described in “Nonqualified Deferred Compensation” on page 61.  Mr. Coyne’s balance in the DRP at December 31, 2009 was $705,995.  All obligations under the DRP were transferred to the buyer in connection with the closing on the sale of Delaware on January 4, 2010.

5.  Except as noted above, all present values were determined using the same interest rate and mortality assumptions as those used for financial reporting purposes.  Those assumptions are incorporated herein by reference to Note 18 of the Notes to our Consolidated Financial Statements included in Item 8 of the Form 10-K for the fiscal year ended December 31, 2009.

Nonqualified Deferred Compensation

To compensate for tax code limitations on compensation that can be deferred under our tax-qualified 401(k) Plan, NEOs, as well as other officers, are permitted to defer additional amounts of salary and annual incentive compensation under our DC SERP.

Under the 401(k) Plan, employees may elect to defer eligible compensation (base salary and annual incentive bonus) into the 401(k) Plan, subject to annual plan and IRS limits.  During 2009, we contributed a “basic,” or guaranteed matching contribution on the first 6% of eligible compensation contributed, at a rate of one dollar for each dollar deferred, a “core contribution” of 4% of eligible compensation, and, for certain employees based on age and years of service as of December 31, 2007, a potential “transition contribution” of from 0.2% to 8% of eligible compensation.  Any amounts of these “core” and/or “transition” contributions that cannot be contributed to the 401(k) Plan will be contributed to the DC SERP.   Employees of Delaware, including Mr. Coyne, were eligible to receive discretionary matching contributions as participants in the Delaware 401(k) Plan.

Mr. Coyne, as an employee of Delaware, participated in the DRP, to which we used to contribute 7.5% of Mr. Coyne’s eligible compensation annually. Any amount of our DRP contribution that exceeded the applicable IRS limits was credited to an account in the DC SERP on Mr. Coyne’s behalf.  The amounts we contributed to the DRP on Mr. Coyne’s behalf are set forth in the All Other Compensation Table which is set forth in footnote 5 to the Summary Compensation Table at page 52.

For all NEOs (except Mr. Glass), an additional contribution—a “special executive credit” as a percentage of “total pay”—was made to the DC SERP in 2009.  For the purpose of determining the special executive credit, “total pay” under the DC SERP means base salary and AIP paid during the fiscal year.  For each NEO except Mr. Coyne, the special executive credit is calculated annually as follows: 15% of total pay expressed as a percentage, offset by the total of: (a) the executive officer’s maximum basic matching contribution opportunity (6%), plus (b) core contributions (4%), plus (c) transition contributions, if any (0.2%-8%) as determined under the 401(k) Plan, each expressed as a percentage.  Mr. Glass did not receive a special executive credit in 2009 because he received a transition credit in excess of 5% under the 401(k) plan.  Typically, these amounts are calculated in January and the contribution is made in March of the following year.  For Mr. Coyne, the amount of the “special executive credit” was calculated as: 15% of total pay expressed in dollars, offset by the total of: (a) the amount of his maximum basic matching contribution opportunity (up to 3% of total pay), plus (b) the amount of any discretionary matching contribution, plus (c) the employer contribution under the DRP (7.5% of annual base pay and annual bonus, but with bonus amounts over $100,000 capped at 50%), each expressed in dollars.  Mr. Coyne did not receive a special executive credit for 2009, which would ordinarily have been payable in 2010 because as noted above, on January 4, 2010 we completed the sale of Delaware.  Effective 2018, the special executive credit will equal 5% of total pay for each executive officer as a result of the expiration of the transition contributions.  For 2009 the special executive credits for our NEOs, expressed as a percentage of total pay were: Mr. Crawford—5%; Mr. Coyne—7%; and Mr. Konen—1.6%.

Special executive credits will vest on the earlier of five years of receiving special executive credits under the Plan, or attainment of age 62.  However, executive officers as of January 1, 2008, including Messrs. Glass, Crawford, Coyne and Konen, are immediately vested in their special executive credits.

Under the terms of the DC SERP, we agree to pay out amounts based upon the aggregate performance of the investment measures selected by the participant.  Plan participants may select from a menu of “phantom” investment options used as investment measures for calculating the investment return notionally credited to their deferrals.  These are the same investment options that are available under the 401(k) Plan.  Amounts deferred and contributed under the DC SERP are credited to “notional” (or bookkeeping) accounts, and are subsequently credited with earnings or losses mirroring the performance of the 401(k) Plan’s available investment options.  All matching contributions are initially invested in the same investment options that the participant has elected for salary and incentive compensation deferrals and are credited with notional earnings or losses.  Except for deferrals into the LNC stock unit fund, participants may change their investment elections or transfer funds between notional investments at any time.  Executive officers, including all NEOs, may only change an investment election with respect to the LNC stock unit fund during permitted trading “window” periods, which generally occur quarterly and are prohibited from transferring funds out of the LNC stock unit fund.  Actual shares of our common stock will be issued in settlement of these stock units when amounts credited to the LNC stock unit fund are actually paid to the participants.  Before settlement, no voting rights or other rights of any kind associated with ownership of our common stock inure to the participants.  The DC SERP is an unfunded plan and represents an unfunded promise to pay the benefits credited to each participant.

The DC SERP allows participants to maintain up to three different DC SERP accounts: any combination of a “termination” account and/or specific “distribution year” accounts.  Distribution elections must indicate the payment form (i.e., lump sum vs. annual installments), and may additionally delay the timing of the payment of an account if a valid deferral election is made in compliance with applicable tax regulations.  Participants will generally have two distribution election options for each account—an “initial” election and a “secondary” election.  If participants had not submitted an initial distribution election by the administrative deadline, they were deemed to have made an initial election based on the default distribution rules for their particular accounts.  For both termination and distribution year accounts, the default payment form is a lump sum and the default distribution date is the account valuation date.  The valuation date for a termination account is the first day of the month that is thirteen full months following the participant’s separation from service (with payment to be made as soon as administratively practical, but not more than 90 days after, the valuation date).  The valuation date for distribution year accounts—accounts that pay out in a designated year (e.g., 2015), is February 5th of the applicable year (e.g., February 5, 2015) —with payment to be made as soon as administratively practical, but not more than 90 days after the valuation date.  Participants may also have the opportunity to make secondary or “re-deferral” elections.  Participants who make secondary elections are required to delay payment (per the initial election) by a minimum of five years.  Secondary elections may also, but are not required to, change the form of distribution (from lump sum to installment, or vice-versa).  No distribution election is effective for at least 12 months from the date it is made.

The table below provides information regarding each NEO’s salary deferrals and our contributions to the DC SERP on behalf of each NEO during 2009, as well as each executive’s aggregate balance under that Plan as of December 31, 2009.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY1 ($) (a)	LNC Contributions in Last FY2 ($) (b)	Aggregate Earnings in Last FY ($) (c)	Aggregate Withdrawals/ Distributions ($) (d)	Aggregate Balance Last FYE3 ($) (e)
Dennis R. Glass	110,308	259,363	847,978	--	13,541,220
Frederick J. Crawford	--	58,061	223,808	--	1,615,536
Patrick P. Coyne	84,689	14,198	961,760	--	4,110,129
Wilford H. Fuller	20,308	28,808	3,056	--	34,402
Mark E. Konen	37,418	61,047	312,963	--	2,069,438

1. Amounts shown reflect deferral of a portion of salary for 2009, which is included as Salary for Year 2009 in the Summary Compensation Table and deferral of a portion of the AIP bonus paid in 2009 relating to 2008 performance, which is included as Non-Equity Plan Compensation for Year 2008 in the Summary Compensation Table, as follows:

Name	Salary ($)	2008 AIP ($)
Mr. Glass	62,308	48,000
Mr. Crawford	--	--
Mr. Coyne	--	84,689
Mr. Fuller	20,308	--
Mr. Konen	32,244	5,174

The Treasury Rules prohibit the payment of any accrued amounts of the AIP bonuses paid in 2010 for 2009 performance until such time as the Company has repaid the investment made by the Treasury under CPP.  As a result there has been no deferral of any amounts of the 2009 AIP awards.

2.  Except for the excess DRP contributions, amounts shown reflect our matching contribution above applicable Internal Revenue Code limits into this Plan during 2009, some of which were included in the All Other Compensation for 2009 in the Summary Compensation Table but paid in 2010.  These amounts are described in footnote 5 to the Summary Compensation Table.  Ordinarily, we would make DRP contributions on Mr. Coyne’s behalf in 2010 for 2009.  However, as a result of the sale of Delaware all obligations under the DRP were transferred to the buyer after closing.

3.  In addition to the amounts set forth in footnote 1 above, amounts disclosed in this column other than earnings (losses) on deferred compensation that were previously reported in prior year’s Summary Compensation Tables to the extent the NEO was our NEO at such prior time are as follows:  for Mr. Glass $329,280; for Mr. Crawford $0; for Mr. Coyne $1,124,847; and for Mr. Konen $158,417.  Mr. Fuller was not an NEO prior to this year.

Potential Payments Upon Termination or Change of Control

The narrative below describes the various termination and change of control arrangements applicable to our NEOs at December 31, 2009 that are not available to all employees on a non-discriminatory basis.  The narrative is followed by tables showing potential payments each NEO would have received in the event of their termination (voluntary or involuntary, depending on the circumstances) or a change of control occurring on December 31, 2009.  As noted above, during 2009, we became a participant in the CPP and as a result subject to the Treasury Rules.  The Treasury Rules prohibit us from paying certain amounts under either the LNC COC Plan or the 2009 Officers’ Severance Plan, including the acceleration of any amounts payable in accordance with any other compensation plan, for any reason other than death or disability or a payment for services performed or benefits accrued.  At December 31, 2009, Messrs. Glass, Crawford, Coyne and Konen were subject to these compensation restrictions under the Treasury Rules for CPP participants.

Change of Control Arrangements

All of our senior executives, including our NEOs, are eligible to participate in the LNC COC Plan.  Each NEO becomes eligible for benefits under the LNC COC Plan, if, in anticipation of or within two years after our change of control: (i) we, or a successor entity, terminate the executive’s employment for any reason other than “cause” (defined as conviction of a felony, or the willful and continued failure of the executive to perform his or her duties, despite warning notices), death or disability; or (ii) the executive terminates employment for “good reason” (defined as a “material and adverse” change in the executive’s responsibilities or a reduction in salary or target annual incentive bonus opportunity).  “Good Reason” would also include our failure to provide compensation and benefits materially similar to those offered in the past – with the exception of broad-based changes to our benefit plans that affect a significant portion of our employees.

If the conditions for payment under the LNC COC Plan are satisfied, a cash payment is paid to the executive based on a multiple of “annual base salary” and “target bonus.”  For purposes of the LNC COC Plan, “annual base salary” means the highest annual rate of salary during the 12-month period immediately preceding the date of termination of employment, and “target bonus” means the higher of: (i) the target set for annual incentive bonus under the 2009 LNC ICP during the calendar year in which the participating executive was terminated; or (ii) the target set in the year in which the change of control occurred.  The amount of cash payment payable under the LNC COC Plan is determined as follows:

Chief Executive Officer	3 times the annual base salary	Plus	3 times the target bonus
All Other Participating Executives (including our other NEOs)	2 times the annual base salary	Plus	2 times the target bonus

In addition to the cash payment described above, the following additional benefits and benefit enhancements would be paid to our NEOs under the LNC COC Plan:

•	Reimbursement of COBRA premiums paid by the NEO for the continuation of coverage under our welfare benefit plans (maximum of 18 months);

•
For purposes of determining eligibility for retiree medical and dental coverage, additional credited service equal to the period that severance pay would be payable to the NEO under our broad-based employees’ severance plan;

•
Vesting of AIP and LTI awards for each completed performance period, with vesting for open performance periods paid at target but pro-rated to reflect the date termination occurred during the performance period in progress (the Compensation Committee has discretion under the ICP to fully vest awards);

•	Immediate and 100% vesting of restricted stock, RSUs and stock options; and

•
Reimbursement of the cost of outplacement services, up to a maximum of 15% of the participating executive’s highest rate of annual base salary during the 12-month period immediately preceding the date of termination of employment.

NEOs receiving benefits under the LNC COC Plan may also be entitled to an after-tax payment, or “gross-up,” to cover any excise tax on amounts deemed to be “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended (“Section 280G”).  The gross-up would be a lump sum payment in an amount sufficient, after the payment of all taxes on the lump-sum payment itself, to pay the excise tax (and related assessments, if any) applicable to the executive.  The amount of the cash payment will be automatically reduced to the Section 280G limit if it would exceed that limit by no more than 10%.  For purposes of the excise taxes and gross-ups in the tables below, we have assumed an NEO’s income is taxed at the highest federal and applicable state marginal income tax rates and all options are deemed exercised upon the trigger event.

Executives participating in the LNC COC Plan may be eligible to receive payments under the Lincoln National Corporation Severance Pay Plan or other severance arrangements (as described below). However, any payments made to executives under those plans shall reduce, on a dollar-for-dollar basis, the amount of any cash payment due to such executive under the LNC COC Plan.

Change of Control Features of Other Plans and Programs

Notwithstanding the benefits provided under the LNC COC Plan, options to purchase shares of our common stock, restricted stock and RSUs all vest and become either immediately exercisable or non-forfeitable upon our change of control.  In addition, the Compensation Committee has the discretion to determine whether outstanding LTI awards (performance shares and performance options) will be paid in shares immediately upon a change of control, including the discretion as to whether to pay at target or maximum.

We also maintain the Lincoln National Corporation Severance Pay Plan, which is our broad-based severance plan available to all employees on an equal basis, with eligibility for benefits triggered by job elimination or job restructuring.  As stated above, any payments made under this plan would reduce or offset, on a dollar-for-dollar basis, any payment made to an executive under the LNC COC Plan.

In addition, in the past, our practice was to pay officers who are vice presidents and above and who are job eliminated, continued salary for a period of one year beyond termination.  On March 16, 2009, the Committee established the 2009 Severance Plan for Officers of Lincoln National Corporation (the “2009 Officers’ Severance Plan”) to formalize and modify these prior severance practices.  The 2009 Officers’ Severance Plan was effective for the one-year period beginning on January 1, 2009 and ending on December 31, 2009 and provided for 52 weeks of severance benefits to our executive officers, including our NEOs, as well as a lump-sum severance stipend of $200/week for each week of the severance period. Executive officers are paid in a lump sum no earlier than the first day of the month which is six months after the date the officer’s job was eliminated.

In order to qualify for benefits under the 2009 Officers’ Severance Plan, each affected officer must sign our standard form of agreement, waiver and release of claims which will include a non-compete provision, among other conditions.  Any amounts payable to such executives under the Lincoln National Corporation Severance Pay Plan would offset or reduce, on a dollar-for-dollar basis, any amounts that would otherwise be payable under the 2009 Officers’ Severance Plan.  Also, any payments made under the 2009 Officers’ Severance Plan would offset, or reduce, on a dollar-for-dollar basis, any payments to an executive under the LNC COC Plan.

Potential Payment Tables

The tables below reflect potential payments to each NEO in the event of termination of the NEO’s employment as a result of:

•	voluntary termination/early retirement (if applicable),
•	involuntary not-for-cause termination,
•	for cause termination,
•	termination following a change of control, and
•	death or disability.

The tables assume that all Retirement Plan, Excess Retirement Plan and DC SERP benefits are paid in a lump sum.  Retirement Plan and Excess Plan benefits are payable either as lump sum or as annuities.  The DC SERP, Opening Balance and Shortfall Balance amounts set forth in the tables are payable as either lump sums or as 5, 10, 15 or 20 annual installments.

The amounts shown below assume that such termination was effective as of December 31, 2009, and are, therefore, estimates of the amounts that would be paid out to the NEOs upon their termination.  The amounts shown in the tables below, for Messrs. Glass, Crawford, Coyne and Konen, include the total payments under each termination scenario in compliance with the Treasury Rules for CPP participants.  The amounts actually paid upon termination will differ from these estimates.  The estimates constitute forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995.  Additional assumptions are described in footnotes to the tables.

In tables below, for all NEOs, long-term incentive compensation, as applicable, reflects:

•
Stock Options—the aggregate dollar value of the difference between the exercise price of the options and the closing price of our common stock on December 31, 2009 ($24.88) for those stock options with an exercise price below $24.88.

•
Equity Incentive Plan awards—the aggregate value of the LTI awards for which the NEO has elected shares multiplied by the closing price of our stock on December 31, 2009.  We used the actual payouts for the 2007-2009 performance cycle (which were zero) and a payout below threshold for the 2008-2010 performance cycle.  In addition, under all trigger events except change of control, the LTI awards are not payable until the end of the actual performance cycle and would be paid pro rata if the performance goals are satisfied.  The effect of a change of control is discussed above beginning on page 63.

•
Non-equity Incentive Plan awards—the aggregate value of the LTI awards which provide for cash payments, including the 2009-2011 performance cycle which assumes payouts at target, if applicable, using the same assumptions stated above for equity incentive plan awards.

For more information about the acceleration of vesting, see “Narrative Disclosure to the Summary Compensation and Grants of Plan-Based Awards Tables” on pages 55-56.  The tables exclude benefits, such as, accrued vacation pay, distributions from our 401(k) plan, disability benefits and life insurance benefits equal to one times salary, that all employees would be eligible to receive on the same basis.

Dennis R. Glass

The following table shows the potential payments upon termination or our change of control for Dennis R. Glass, our President and CEO.

	Trigger Events
Benefits and Payments7	Voluntary Termination/ Early Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary Termination After Change-in-Control ($)	Disability ($)	Death ($)
Annual Incentive Compensation (AIP)	1,328,533	1,328,533	--	1,328,533	1,328,533	1,328,533
Long-Term Incentive Compensation1,:
Restricted Stock	--	--	--	--	3,119,778	3,119,778
Equity Incentive Plan Awards	--	--	--	--	79,744	79,744
Non-Equity Incentive Plan Awards	--	--	--	--	388,889	388,889
Benefits & Perquisites:
Retirement Plan2	375,123	375,123	375,123	375,123	748,273	290,848
Excess Retirement Plan2	1,303,489	1,303,489	1,303,489	1,303,489	2,453,401	1,010,648
DC SERP3	1,228,846	1,228,846	1,228,846	1,228,846	1,228,846	1,228,846
Opening Balance4	6,366,844	6,366,844	6,366,844	6,366,844	6,366,844	6,366,844
Shortfall Balance5	2,461,449	2,461,449	2,461,449	2,461,449	5,945,530	5,945,530
Health and Welfare Benefits6	--	--	--	--	75,296	--
Total	13,064,285	13,064,285	11,735,752	13,064,285	21,735,133	19,759,659

1.
As of December 31, 2009, all stock options held by Mr. Glass had an exercise price in excess of the December 31, 2009 closing price of our stock, or $24.88, and therefore no options would be exercisable on that date.

2.
Amounts shown for the Retirement and Excess Retirement Plans reflect the lump sum value of monthly benefits of $3,756 and $13,052, respectively, payable at age 65 as single life annuities.  The lump sum value was determined using the October 2008 segment rates reflecting phase-in for 2009 and the IRS 417(e)(3) Applicable Mortality Table for 2009.  Upon Disability, Mr. Glass receives a temporary annuity (payable until age 65) equal to a percentage of base pay at disability (30% plus 0.5% per year of service) from the Retirement and Excess Retirement Plans. In addition, Mr. Glass receives a lump sum benefit at age 65 based on the benefit amounts described above (based on a fully phased-in December 2009 segments rates and the IRS 417(e)(3) Applicable Mortality Table for 2013).  Upon Death, Mr. Glass’s beneficiary receives 50% of the Retirement and Excess Plan benefits that would have been payable to Mr. Glass had he retired, unreduced for early commencement, payable at December 31, 2009 as a single life annuity.

3.	Values for the DC SERP reflect the entire vested account balance (employee plus employer).
4.	As of December 31, 2009, Mr. Glass was fully vested in the Opening Balance.
5.
As of December 31, 2009, Mr. Glass was 41.4% vested in the Shortfall Balance which is reflected in the amounts shown.  Upon death or disability, Mr. Glass becomes fully vested in the Shortfall Balance.  As of January 1, 2010, Mr. Glass was 62.1% vested in the Shortfall balance.

6.	Upon Disability Mr. Glass receives fully subsidized medical and dental coverage until age 65 based on his coverage election in effect at the date of disability.
7.	Below shows the amount of payments that would differ from those shown in the table above if we were not subject to the restrictions under the Treasury Rules for CPP participants:

Benefits and Payments	Voluntary Termination/ Early Retirement ($)	Involuntary Not for Cause Termination ($)	Involuntary Termination After Change-in-Control ($)
Restricted Stock	103,609	103,609	3,119,778
Equity Incentive Plan Awards	79,744	79,744	79,744
Non-Equity Incentive Plan Awards	388,889	388,889	388,889
DC SERP	*	*	2,632,846
Shortfall Balance	*	*	5,594,530
Health and Welfare Benefits	*	*	24,738
Payments for outplacement, financial planning and tax preparation services	*	*	36,600
Cash Severance	*	1,035,400	9,225,000

* Denotes no change in value from table above.

Frederick J. Crawford

The following table shows the potential payments upon termination or our change of control for Frederick J. Crawford, our Senior Vice President and CFO.

	Trigger Events
Benefits and Payments7	Voluntary Termination ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary Termination After Change-in-Control ($)	Disability ($)	Death ($)
Annual Incentive Compensation (AIP)	335,447	335,447	--	335,447	335,447	335,447
Long-Term Incentive Compensation1:
Restricted Stock	--	--	--	--	902,132	902,132
Equity Incentive Plan Awards	--	--	--	--	22,856	22,856
Non-Equity Incentive Plan Awards	--	--	--	--	111,463	111,463
Benefits & Perquisites:
Retirement Plan2	101,154	101,154	101,154	101,154	101,154	101,154
Excess Retirement Plan2	269,393	269,393	269,393	269,393	269,393	269,393
DC SERP3	816,304	854,005	816,304	854,005	854,005	854,005
Opening Balance4	--	--	--	--	104,114	104,114
Shortfall Balance5	--	--	--	--	695,118	695,118
Health and Welfare Benefits6	--	--	--	--	266,415	--
Cash Retention Award	--	--	--	--	510,000	510,000
Total	1,522,297	1,559,998	1,186,850	1,559,998	4,172,097	3,905,682

1.
As of December 31, 2009, all stock options held by Mr. Crawford had an exercise price in excess of the December 31, 2009 closing price of our stock, or $24.88, and therefore no options would be exercisable on that date.

2.
Amounts shown for the Retirement and Excess Retirement Plans reflect the “cash balance” account values at December 31, 2009.  Upon Death, Mr. Crawford’s beneficiary receives a single sum distribution equal to the December 31, 2009 cash balance in the account under the Retirement and Excess Retirement Plans.

3.
Values for the DC SERP reflect the entire account balance (employee plus employer balances), including the Special Executive Credits earned during 2009 of $37,701 under some termination scenarios. The Special Executive Credits earned during 2009 are not payable if Mr. Crawford voluntarily terminated or was involuntarily terminated for cause as of December 31, 2009.

4.	The Opening Balance is immediately vested upon Disability or Death. As of December 31, 2009 Mr. Crawford was 0% vested in the Opening Balance.
5.	The Shortfall Balance is immediately vested upon Disability or Death. As of December 31, 2009, Mr. Crawford was 0% vested in the Shortfall Balance.
6.	Upon Disability, Mr. Crawford receives fully subsidized medical and dental coverage until age 65 based on his coverage elections in effect at the date of Disability.
7.	The below shows the amount of payments that would differ from those shown in the table above if we were not subject to the restrictions under the Treasury Rules for CPP participants:

Benefits and Payments	Involuntary Not for Cause Termination ($)	Involuntary Termination After Change-in-Control ($)
Restricted Stock	41,146	902,132
Equity Incentive Plan Awards	22,856	22,856
Non-Equity Incentive Plan Awards	111,463	111,463
DC SERP	*	1,175,305
Opening Balance	104,114	104,114
Health and Welfare Benefits	*	25,065
Payments for outplacement, financial planning and tax preparation services	*	36,600
Cash Retention Award	510,000	510,000
Cash Severance	533,150	2,195,550

* Denotes no change in value from table above.

Patrick P. Coyne

The following table shows the potential payments upon termination or our change of control for Patrick P. Coyne, formerly President of Lincoln National Investment Companies, Inc. and President of Delaware Management Holdings, Inc.

	Trigger Events
Benefits and Payments5	Voluntary Termination ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary Termination After Change-in-Control ($)	Disability ($)	Death ($)
Annual Incentive Compensation (AIP)	1,437,592	1,437,592	--	1,437,592	1,437,592	1,437,592
Long-Term Incentive Compensation1:
Restricted Stock LNC	--	--	--	--	124,491	124,491
Restricted Stock DIUS	--	--	--	--	1,580,115	1,580,115
Equity Incentive Plan Awards LNC	--	--	--	--	8,356	8,356
Benefits & Perquisites:
Delaware Retirement Plan	724,070	724,070	724,070	724,070	724,070	724,070
DC SERP2	3,734,047	3,741,628	3,734,047	3,741,628	3,741,628	3,741,628
Shortfall Balance3	--	--	--	--	447,041	447,041
Health and Welfare Benefits4	--	--	--	--	262,161	--
Total	5,895,709	5,903,290	4,458,117	5,903,290	8,325,454	8,063,293

1.
As of December 31, 2009, all stock options held by Mr. Coyne had an exercise price in excess of the December 31, 2009 closing price of our stock, or $24.88, and therefore no options would be exercisable on that date.

2.	Values for the DC SERP reflect the entire account balance (employee plus employer balances), including the Special Executive Credits earned during 2009 of $7,581 under some termination scenarios.
3.	The Shortfall Balance is immediately vested upon Disability or Death. As of December 31, 2009, Mr. Coyne was 0% vested in the Shortfall Balance.
4.	Upon Disability, Mr. Coyne would have received fully subsidized medical and dental coverage until age 65 based on his coverage elections in effect at the date of Disability.
5.
As noted above, on January 4, 2010 we closed on the sale of Delaware Management Holdings, Inc., after which Mr. Coyne ceased to be an executive officer of the Company.  As a result we have only shown the potential payments upon termination as of December 31, 2009 as subject to the restrictions under the Treasury Rules for CPP participants.

Wilford H. Fuller

The following table shows the potential payments upon termination or our change of control for Wilford H. Fuller, President of Lincoln Financial Distributors.

	Trigger Events
Benefits and Payments	Voluntary Termination ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary Termination After Change-in-Control ($)	Disability ($)	Death ($)
Annual Incentive Compensation (AIP)	32,400	32,400	--	32,400	32,400	32,400
Long-Term Incentive Compensation:
Stock Options	--	70,638	--	334,843	334,843	334,843
Restricted Stock	--	789,892	--	2,875,083	2,875,083	2,875,083
Equity Incentive Plan Awards	--	24,330	--	24,330	24,330	24,330
Non-Equity Incentive Plan Awards	--	93,333	--	93,333	93,333	93,333
Benefits & Perquisites:
DC SERP1	34,402	34,402	34,402	472,172	52,172	52,172
Health and Welfare Benefits2	--	--	--	25,065	366,324	--
Miscellaneous Payments3	--	--	--	36,600	--	--
Cash Severance4	--	420,400	--	2,870,000	--	--
Total	66,802	1,465,396	34,402	6,763,826	3,778,485	3,412,161

1.
Values for the DC SERP reflect the entire account balance (employee plus employer balances), including the Special Executive Credits earned during 2009.  Upon Involuntary Termination after “Change of Control,” Mr. Fuller receives an additional two years of DC SERP employer contributions under the DC SERP provisions (15% annual contributions) based on his rate of pay and target bonus percentage in effect at the date of termination.

2.
Upon Involuntary Termination after Change of Control, Mr. Fuller is eligible for fully subsidized COBRA coverage for a period of 18 months based on his coverage election in effect at the Change of Control under the LNC COC Plan. Upon Disability, Mr. Fuller receives fully subsidized medical and dental coverage until age 65 based on his coverage elections in effect at the date of Disability.

3.	Reflects the value associated with outplacement, financial planning, and tax preparation services under the LNC COC Plan.
4.	See “Change of Control Arrangements” on beginning page 63. No gross-up payment as discussed above was triggered under this analysis.

Mark E. Konen

The following table shows the potential payments upon termination or our change of control for Mark E. Konen, President of Insurance Solutions.

	Trigger Events
Benefits and Payments	Voluntary Termination/ Early Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary Termination After Change-in-Control ($)	Disability ($)	Death ($)
Annual Incentive Compensation (AIP)	449,134	449,134	--	449,134	449,134	449,134
Long-Term Incentive Compensation:
Stock Options	--	--	--	--	489,084	489,084
Restricted Stock	--	--	--	--	1,480,211	1,480,211
Equity Incentive Plan Awards	--	--	--	--	21,102	21,102
Non-Equity Incentive Awards	--	--	--	--	136,327	136,327
Benefits & Perquisites:
Retirement Plan1	202,593	202,593	202,593	202,593	1,044,141	268,526
Excess Retirement Plan1	180,928	180,928	180,928	180,928	1,116,936	239,810
DC SERP2	635,380	645,358	635,380	645,358	645,358	645,358
Opening Balance3	1,434,059	1,434,059	1,434,059	1,434,059	1,434,059	1,434,059
Health and Welfare Benefits4	--	--	--	--	176,856	--
Total	2,902,093	2,912,071	2,452,959	2,912,071	6,993,207	5,163,611

1.
Amounts shown for the Retirement and Excess Retirement Plans reflect the lump sum value of monthly benefits of $3,380 and $3,018, respectively, payable at age 65 as single life annuities.  The lump sum value was determined using the October 2008 segment rates reflecting phase-in for 2009 and the IRS 417(e)(3) Applicable Mortality Table for 2009.  Upon Disability, Mr. Konen receives a temporary annuity (payable until age 65) equal to a percentage of base pay at disability (30% plus 0.5% per year of service) from the Retirement and Excess Retirement Plans. In addition, Mr. Konen receives a lump sum benefit at age 65 based on the benefit amounts described above (based on a fully phased-in December 2009 segment rates and the IRS 417(e)(3) Applicable Mortality Table for 2013).  Upon Death, Mr. Konen’s beneficiary receives 50% of the Retirement and Excess Plan benefits that would have been payable to Mr. Konen had he retired, unreduced for early commencement, payable at December 31, 2009 as a single life annuity.

2.
Values for the DC SERP reflect the entire vested account balance (employee plus employer balances), including the Special Executive Credits earned during 2009 of $9,978 under some termination scenarios. The Special Executive Credits earned during 2009 are not payable if Mr. Konen voluntarily terminated or was involuntarily terminated for cause as of December 31, 2009.

3.	As of December 31, 2009, Mr. Konen was fully vested in the Opening Balance.
4.	Upon Disability, Mr. Konen receives fully subsidized medical and dental coverage until age 65 based on his coverage elections in effect at the date of Disability.
5.	The below shows the amount of payments that would differ from those shown in the table above if we were not subject to the restrictions under the Treasury Rules for CPP participants:

Benefits and Payments	Involuntary Not for Cause Termination ($)	Involuntary Termination After Change-in-Control ($)
Stock Options	103,177	489,084
Restricted Stock	157,349	1,480,211
Equity Incentive Plan Awards	21,102	21,102
Non-Equity Incentive Plan Awards	136,327	136,327
DC SERP	*	1,011,748
Health and Welfare Benefits	*	20,808
Payments for outplacement, financial planning and tax preparation services	*	36,600
Cash Severance	540,838	2,503,665

* Denotes no change in value from table above.

ITEM 4 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

As discussed in the Compensation Discussion and Analysis section of this proxy statement, we believe that our compensation policies and procedures strongly align the interests of our executives and our shareholders.  We believe that our culture focuses executives on prudent risk management and appropriately awards them for performance.  Our compensation policies and procedures are described in detail on pages 26 to 70 of this proxy statement.

Section 111(e) of the Emergency Economic Stabilization Act, as amended by the American Recovery and Reinvestment Act of 2009 contains a requirement that companies that have outstanding preferred stock owned by the U.S. Treasury Department under the CPP permit a separate and nonbinding shareholder vote to approve the compensation of executive officers.

For the reasons discussed above, the Board recommends that shareholders vote in favor of the following resolution:

“Resolved, that the shareholders approve the compensation of executives of the Company, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables regarding named executive officer compensation, together with the accompanying narrative disclosure, in this proxy statement.”

Because your vote on this proposal is advisory, it will not be binding on the Board.  However the Compensation Committee and the Board will consider the outcome of the vote and those opinions when making future compensation decisions.

The Board of Directors recommends a vote FOR the approval of the Executive Compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

William H. Cunningham, Eric G. Johnson, Michael F. Mee and Patrick S. Pittard served on the Compensation Committee during 2009.  No member of the Compensation Committee had an “interlock” reportable under Item 407(e)(4) of Regulation S-K under the Securities Act, and no member was an employee, officer or former officer of us or our subsidiaries.

RELATED PARTY TRANSACTIONS

The Corporate Governance Committee of our Board of Directors adopted a written policy for the review, approval or ratification of transactions with related parties.  The policy applies to any transaction or proposed transaction that we determine would be required to be publicly disclosed as a transaction or proposed transaction with a “related person” pursuant to Item 404(a) of Regulation S-K, and requires that the Corporate Governance Committee (or the full Board) pre-approve or ratify such transactions.  In approving or ratifying any transaction or proposed transaction, the Committee must determine that the transaction is fair and reasonable to us and otherwise complies with our policy on conflicts of interests.  The Corporate Governance Committee is not required by this policy to obtain a fairness opinion or other third party support regarding the fairness of the transaction, but may determine to do so in its discretion.  If a transaction is subject to ratification by the Corporate Governance Committee and the Committee does not ratify the transaction, we and/or the related person must make all reasonable efforts to terminate or unwind the transaction.

The policy does not apply to transactions involving insurance, annuities, mutual funds or other products, or financial services provided by us, our subsidiaries or affiliated planners, all on terms and conditions substantially similar to those available to similarly situated third parties in arm’s-length transactions.  This also applies to such products and services provided to an entity of which a related person is an executive officer or employee or vice versa, provided that, the related person receives the same benefits generally available to other employees of such entity of an equivalent title.

GENERAL

Shareholder Proposals

To Be Included in Our Proxy Materials

Any shareholder proposals intended to be considered for inclusion in the proxy materials for our 2011 Annual Meeting of Shareholders must be received by us no later than December 9, 2010.  All such proposals should be sent to our Corporate Secretary.

To Be Presented In Person at Shareholder Meetings

Shareholders wishing to propose matters for consideration at a meeting of shareholders or to propose nominees for election as directors must follow the procedures contained in our Bylaws.  Such procedures include giving notice to the Corporate Secretary at least 90 and not more than 120 days prior to the first anniversary date of the annual meeting for the preceding year.  However, if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Annual Meeting Date”), such shareholder notice shall be given by the close of business on the later of (i) the date 90 days prior to such Other Annual Meeting Date or (ii) the tenth day following the date such Other Annual Meeting Date is first publicly announced or disclosed.  Based on the Annual Meeting Date of May 27, 2010, such notice to be considered timely received for the 2011 Annual Meeting of Shareholders must have been received on or after January 27, 2011 and on or before  February 26, 2011.  That notice must include:

•	the name and address of the proposing shareholder (as it appears in our stock records) and any associated person, as defined in Exhibit 1;
•	a brief description of the business desired to be brought before the meeting;
•	the class and number of our shares (and related derivative instruments) that are beneficially owned by the proposing shareholder and any associated person; and
•	a description of any interest of such proposing shareholder, and any associated person, in the business proposed.

There are additional requirements, which may be applicable.  The applicable Bylaw requirements are set forth in Exhibit 1.

In the case of a shareholder-proposed nominee for director, the required notice, in addition to meeting the above notice requirements, must also contain as to each such person:

•	the name, age, business address and residence address of such person;
•	the principal occupation or employment of such person;
•	the class and number of our shares (and related derivative instruments) which are beneficially owned by such person;
•
any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•	the qualifications of the nominee to serve as one of our directors.

The applicable Bylaw requirements regarding shareholder proposed nominees are set forth in Exhibit 2.

In the event any such matter is brought before the meeting in accordance with our Bylaws, the individuals identified on the proxy card may, if the matter will be voted on, vote the shares represented by proxies in their discretion in the manner they believe to be in our best interests.  However, the person presiding at a meeting of shareholders (the chairman) is authorized by the Bylaws, if the facts warrant, to determine that the proposed business was not properly brought before the meeting, or was not lawful or appropriate for consideration at the meeting or that a nomination for director was not properly made.  Upon a declaration of such determination by the chairman, the proposed business shall not be transacted or the defective nomination shall be disregarded, as the case may be.  There are additional requirements that may be applicable.

2010 Shareholder Proposals

To the extent possible, your proxy will be voted in the discretion of the proxy holders with respect to each matter properly brought before the meeting that has not been enumerated in this Proxy Statement or for which no specific direction was given on the proxy card.

Incorporation by Reference

To the extent that this proxy statement has been or will be specifically incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this proxy statement entitled “Audit Committee Report” and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

Annual Report

A printed copy of the Annual Report on Form 10-K will be provided on written request and without charge to any shareholder requesting it in writing addressed to Corporate Secretary, Lincoln National Corporation, 150 N. Radnor Chester Road, Radnor, PA  19087.  In addition, you can access that report and other reports on the SEC’s website at www.sec.gov and on our website at www.lincolnfinancial.com.

Other Matters

The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. However, if any other matter should properly come before the meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto in what, according to their judgment, is in the interests of the Company and its shareholders.

A list of shareholders entitled to vote at the Annual Meeting will be available for examination by shareholders at the Annual Meeting.

For the Board of Directors, Charles A. Brawley, III Vice President, Associate General Counsel & Secretary April 16, 2010

Exhibit 1

Section 10. Notice of Shareholder Business. (A) At any annual meeting of the shareholders, only such business may be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (other than nominations of directors, which must be made in compliance with, and shall be exclusively governed by, Section 11 of this Article I) must be (a) specified in the notice of meeting given in accordance with Section 4 of this Article I, (b) otherwise properly brought before the meeting by or at the direction of the board of directors or the chief executive officer, or (c) otherwise properly brought before the meeting by a shareholder who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 10. Except for proposals properly made in accordance with Rule 14a-8 (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated there under (as so amended and inclusive of such rules and regulations, the “Exchange Act”) and included in the notice of meeting given by or at the direction of the board of directors, the foregoing clause (c) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of the shareholders. Without qualification, for business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) above, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal office of the corporation, not less than ninety days nor more than one hundred twenty days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty days before such anniversary date and ends thirty days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Annual Meeting Date”), such shareholder notice shall be given in the manner provided herein by the close of business on the later of (i) the date ninety days prior to such Other Annual Meeting Date or (ii) the tenth day following the earlier of the date the corporation shall have mailed the notice of such meeting to shareholders or the date such Other Annual Meeting Date is first publicly announced. In no event shall any adjournment or postponement of an annual meeting or the announcement or notice thereof by the corporation commence a new time period (or extend any time period) for the giving of a shareholder’s notice as provided in this Section 10. A shareholder’s notice to the secretary of the corporation shall set forth as to each matter the shareholder proposes to bring before the annual meeting or as to the shareholder giving notice, as applicable, (a) a brief description of the business desired to be brought before the annual meeting, including the text of any proposal to be presented, and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation’s stock records, of the shareholder proposing such business and any Shareholder Associated Person, (c) as of the date of the shareholder’s notice, the class and number of shares of the corporation which are beneficially owned or held of record by the shareholder and any Shareholder Associated Person and whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest has been entered into by or on behalf of any such person(s) with respect to shares of the corporation, (d) as of the date of the shareholder’s notice, whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of the corporation) has been made by or on behalf of the shareholder or any Shareholder Associated Person, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of share price changes for, any such person(s) or to increase or decrease the voting power or pecuniary or economic interest of such persons with respect to shares of the corporation and (e) any interest of the shareholder or any Shareholder Associated Person in such business desired to be brought before the annual meeting. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 10. Shareholders shall not be permitted to propose business to be brought before a special meeting of shareholders, and the only matters that may be brought before a special meeting of shareholders are the matters specified in the notice of meeting given in accordance with Section 4 of this Article I. The person presiding at any meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the bylaws, or that business was not lawful or appropriate for consideration by shareholders at the meeting, and if he should so determine, he shall so declare to the meeting and any such business shall not be transacted.

(B) For purposes of this Section 10 and Section 11 below, “Shareholder Associated Person” of any shareholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with such shareholder, (ii) any beneficial owner of shares of the corporation owned of record or beneficially by such shareholder and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person, and “publicly announce” shall mean disclosure in a press release reported by a national news service or in a document publicly filed or furnished by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15 of the Exchange Act.

(C) A shareholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 10 shall be true and correct as of the record date for the annual meeting, and such update and supplement shall be delivered to, or mailed and received by, the secretary of the corporation not later than five (5) business days after the record date for the annual meeting.

(D) If information submitted pursuant to this Section 10 by any shareholder shall be inaccurate to any material extent as determined by the board of directors, any committee thereof or any officer authorized by the board of directors or any such committee to make such determination, such information may be deemed not to have been provided in accordance with this Section 10 in which case such shareholder shall be deemed not to have complied with the notice provisions of this Section 10. Upon written request by the secretary of the corporation, the board of directors or any committee thereof, the shareholder proposing business at an annual meeting of shareholders shall provide, within ten days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the board of directors, any committee thereof or any officer authorized by the board of directors or any such committee, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 10. If a shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 10 in which case such shareholder shall be deemed not to have complied with the notice provisions of this Section 10.

(E) This Section 10 is expressly intended to apply to any business proposed to be brought before an annual meeting of shareholders other than any proposal made pursuant to Rule 14a-8 (or any successor provision) of the Exchange Act. In addition to the requirements of this Section 10 with respect to any business proposed to be brought before an annual meeting, a shareholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to any such business. Nothing in this Section 10 shall be deemed to affect any right of a shareholder to request inclusion of proposals in, nor the right of the corporation to omit a proposal from, the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Exhibit 2

Section 11. Notice of Shareholder Nominees.  (A) Nominations of persons for election to the board of directors of the corporation may be made at any annual meeting of shareholders by or at the direction of the board of directors or by any shareholder of the corporation entitled to vote for the election of directors at the meeting. Such shareholder nominations shall be made pursuant to timely notice given in writing to the secretary of the corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal office of the corporation, not less than ninety days nor more than one hundred twenty days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is scheduled to be held on an Other Annual Meeting Date, such shareholder notice shall be given in the manner provided herein by the close of business on the later of (i) the date ninety days prior to such Other Annual Meeting Date or (ii) the tenth day following the earlier of the date the corporation shall have mailed the notice of such meeting to shareholders or the date such Other Annual Meeting Date is first publicly announced. In the event the board of directors calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the notice of meeting, provided that the shareholder’s notice of such nomination contains the information specified in this Section 11 and is delivered to the secretary of the corporation not later than the close of business on the tenth day following the earlier of the date the corporation shall have mailed the notice of such meeting to shareholders or the date on which the date of such special meeting and either the names of the nominees proposed by the board of directors to be elected at such meeting or the number of directors to be elected are first publicly announced. In no event shall any adjournment or postponement of an annual or special meeting or the announcement or notice thereof by the corporation commence a new time period (or extend any time period) for the giving of a shareholder’s notice as provided in this Section 11. Such shareholder’s notice shall set forth as to each person whom the shareholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) as of the date of the shareholder’s notice, the class and number of shares of the corporation which are beneficially owned or held of record by such person and whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest has been entered into by or on behalf of such person with respect to shares of the corporation, (d) as of the date of the shareholder’s notice, whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of the corporation) has been made by or on behalf of such person, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of share price changes for, such person or to increase or decrease the voting power or pecuniary or economic interest of such person with respect to shares of the corporation and (e) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). In addition, such shareholder’s notice shall set forth as to the shareholder giving notice (a) the name and address, as they appear on the corporation’s stock records, of the shareholder proposing such nomination(s) and any Shareholder Associated Person, (b) as of the date of the shareholder’s notice, the class and number of shares of the corporation which are beneficially owned or held of record by the shareholder and any Shareholder Associated Person and whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest has been entered into by or on behalf of any such person(s) with respect to shares of the corporation, (c) as of the date of the shareholder’s notice, whether any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of the corporation) has been made by or on behalf of the shareholder or any Shareholder Associated Person, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of share price changes for, any such person(s) or to increase or decrease the voting power or pecuniary or economic interest of any such person(s) with respect to shares of the corporation and (d) to the extent known by the shareholder giving notice, the name and address of any other shareholder supporting the nominee for election or reelection as a director. No shareholder nomination shall be effective unless made in accordance with the procedures set forth in this Section 11. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a shareholder nomination was not made in accordance with the bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

(B) A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 11shall be true and correct as of the record date for the meeting and such update and supplement shall be delivered to, or mailed and received by, the secretary of the corporation not later than five (5) business days after the record date for the meeting.

(C) At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.

(D) If information submitted pursuant to this Section 11 by any shareholder or nominee shall be inaccurate to any material extent as determined by the board of directors, any committee thereof or any officer authorized by the board of directors or any such committee to make such determination, such information may be deemed not to have been provided in accordance with this Section 11 in which case such shareholder shall be deemed not to have complied with the notice provisions of this Section 11. Upon written request by the secretary of the corporation, the board of directors or any committee thereof, the shareholder proposing a nominee at a meeting of shareholders or the nominee, if applicable, shall provide, within ten days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the board of directors, any committee thereof or any officer authorized by the board of directors or any such committee, to demonstrate the accuracy of any information submitted by such person pursuant to this Section 11. If a shareholder or a nominee, if applicable, fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 11 in which case such shareholder shall be deemed not to have complied with the notice provisions of this Section 11.

(E) In addition to the requirements of this Section 11 with respect to any nomination proposed to be made at a meeting, a shareholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to any such nominations.

Exhibit 3

Policy Regarding Approval of Services of Independent Auditor

Statement of Principles

Under the Sarbanes-Oxley Act of 2002 (the “Act”), the Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee is required to approve in advance all services performed by the independent auditor in order to assure that they do not impair the auditor’s independence from the Corporation. To implement these provisions of the Act, the Securities and Exchange Commission (the “SEC”) has issued rules governing the audit committee’s engagement of the independent auditor, as well as rules setting forth the types of services that an independent auditor may not provide to its audit client.

The SEC’s rules provide two methods for approving in advance (referred to as “pre-approving”) the proposed services of the independent auditor.  Services may be pre-approved as part of a specific engagement approved by the Audit Committee, or may be pre-approved if they have been generally authorized by the Audit Committee pursuant to a policy complying with SEC rules.  Accordingly, and intending to comply with SEC rules, the Audit Committee has adopted this policy regarding the pre-approval of services of the independent auditor.

In pre-approving services, the Audit Committee will consider whether the provision of any service might impair the independence of the independent auditor.  As part of that analysis, the Audit Committee shall consider whether the provision of the service, alone or in combination with other such services, would violate any of three basic principles recognized by the SEC: (i) the auditor cannot audit his or her own work, (ii) the auditor cannot function as a part of management, and (iii) the auditor cannot serve in an advocacy role for the client.

II. Specific Pre-approval

The annual audit services engagement terms and fees and any amendments thereto will be subject to the specific pre-approval of the Audit Committee. Audit services include the annual financial statement audit (including required quarterly reviews), subsidiary audits, equity investment audits and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements.1 These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control. Audit services also include the attestation engagement for the independent auditor’s report on management’s report on internal controls for financial reporting.

In addition, any services that are not the subject of a general pre-approval under this policy shall require the Audit Committee’s specific pre-approval.

III. General Pre-approval

The Audit Committee shall periodically and not less than annually pre-approve the performance by the independent auditor of such audit, audit-related, tax and other services as it deems appropriate from time to time.  Such pre-approval will require that the Audit Committee first receive and evaluate detailed back-up documentation regarding each service being pre-approved.  Also, the Audit Committee will specify a maximum fee for each service being pre-approved, beyond which further approval of the Audit Committee will be required.

In between meetings of the Audit Committee, the Chair of the Audit Committee may pre-approve the performance by the independent auditor of such audit, audit-related, tax and other services as the Chair deems appropriate from time to time.  During the period between meetings (“interim period”), the pre-approval authority of the Chair shall be limited to pre-approving fees for such services not to exceed (i) $25,000 per interim period with no right to carryover any pre-approval authority remaining in an interim period to a subsequent interim period, and (ii) $100,000 for any calendar year.  Also, the Chair will specify a maximum fee for each service being pre-approved, beyond which further approval of the Chair (subject to the pre-approval fee limit) or the Audit Committee will be required.  The Chair must disclose to the Audit Committee any pre-approvals made pursuant to this delegation of authority at the meeting of the Audit Committee next following such pre-approval.

1 The use of the term “audit services” herein is not intended to correspond to the grouping of services associated with the disclosure of “audit fees” in the proxy statement.

The period of time covered by any pre-approval shall be as specified in the terms of the pre-approval.  However, it is anticipated that the Audit Committee will consider pre-approvals concurrently with its consideration of the annual audit services engagement, and that the term of each pre-approval will be twelve months.

IV. Excluded Services

The Audit Committee will not approve the provision of any non-audit services by the independent auditor which are prohibited by the SEC.  A list of the SEC’s prohibited non-audit services is included at Appendix A.  The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

The Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor the primary business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

V. Procedures

Proposed services of the independent auditor that are not the subject of a specific pre-approval pursuant to Section II above will be evaluated by the General Auditor.  The General Auditor will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee and whether the fees for such services are within approved fee levels.  If these conditions are satisfied, then the provision of services can commence and the General Auditor shall inform the Audit Committee at its next meeting of the services provided.  Proposed services that do not satisfy these conditions require specific pre-approval by the Audit Committee and may be submitted to the Audit Committee by either the independent auditor or the General Auditor.  The General Auditor will immediately report to the Audit Committee any breach of this policy that comes to his attention.

APPENDIX A

SEC PROHIBITED SERVICES

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client2

•	Financial information systems design and implementation2

•	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports2

•	Actuarial services2

•	Internal audit outsourcing services2

•	Management functions

•	Human Resources

•	Broker-dealer, investment adviser, or investment banking services

•	Legal services

•	Expert services unrelated to the audit

2 Unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the audit client’s financial statements.

Exhibit 4

Proposed Amendment to our Amended and Restated Articles of Incorporation
The proposed amendment to our Amended and Restated Articles of Incorporation is shown below as new Section 6 of Article III.

...

Section 6.  Election of Directors. The Directors to be elected at each annual meeting of shareholders shall be chosen by the majority of votes cast by the holders of shares entitled to vote in the election at the meeting, provided a quorum is present; provided however, that if the election is a contested election, then the Director shall be elected by the vote of a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present.  The election is “contested” if there are more nominees than vacancies on the Board of Directors, which shall be the case if: (i) a shareholder has properly nominated a person for election to the Board of Directors in compliance with the Corporation’s bylaws or applicable law and (ii) such nomination has not been withdrawn by such shareholder on or prior to ten (10) days in advance of the date that the Corporation files its definitive proxy statement with the Securities and Exchange Commission with respect to such election (regardless of whether such proxy statement is thereafter revised or supplemented).

If the holders of Preferred Stock are entitled to elect any Directors voting separately as a class or series, those Directors shall be elected by a plurality of the votes cast by the holders of shares of Preferred Stock entitled to vote in the election at the meeting, provided a quorum of the holders of shares of Preferred Stock is present.

 Exhibit 5

2008 Investment Companies and Advisory Firms in McLagan Survey with Assets Under Management $35.0 – 100.0 Billion
Aberdeen Asset Management, Inc.	Fortis Investment Management USA, Inc.
Acadian Asset Management, Inc.	Harris Associates, L.P.
Artio Global Management LLC (formerly Julius Baer)	Harvard Management Company, Inc.
AXA Rosenberg Investment Management	INTECH
Bessemer Trust Company	Jennison Associates, LLC
William Blair & Company, L.L.C.	NFJ Investment Group L.P.
The Boston Company Asset Management, LLC	NWQ Investment Management Company, LLC
Brandywine Global Investment Management, LLC	Phoenix Companies, Inc.
Brown Brothers Harriman & Co.	Pioneer Investment Management, USA
Calamos Investments	Schroder Investment Management N. A. Inc.
Dwight Asset Management Company	Waddell & Reed Investment Management Co.
Fisher Investments	XL Capital Ltd.

2008 Investment Companies and Advisory Firms in McLagan Survey with Assets Under Management Over $100.0 Billion
AllianceBernstein L.P.	Fidelity Investments	Oppenheimer Funds, Inc.
Allianz Global Investors	Franklin Templeton Investments	PIMCO Advisors, L.P.
American Century Investments	GE Asset Management	T. Rowe Price Associates, Inc.
Babson Capital Management LLC	Goldman Sachs Asset Management	Principal Global Investors
Barclays Global Investors, N.A.	INVESCO PLC	Putnam Investments
BlackRock Financial Management, Inc.	Janus Capital Group	Pyramis Global Advisors
Brandes Investment Partners, L.P.	JPMorgan Asset Management	RiverSource Investments, LLC (Ameriprise Financial)
Bridgewater Associates, Inc.	Lehman Brothers Asset Management	Russell Investment Group
The Capital Group Companies, Inc.	Lincoln Financial Corp./Delaware Investments	Charles Schwab Investment Management
ClearBridge Advisors	Loomis, Sayles & Company, L.P.	Standish Mellon Asset Management
Credit Suisse Asset Management, LLC	Lord, Abbett & Co. LLC	State Street Global Advisors
Deutsche Asset Management	Mellon Capital Management Corp.	Trust Company of the West
Dimensional Fund Advisors Inc.	MFS Investment Management	UBS Global Asset Management
Dreyfus Corporation	Morgan Stanley Investment Management	Vanguard Group, Inc., The
Eaton Vance Management	Natixis Global Asset Management, L.P.	Wellington Management Company, LLP
Edward Jones	Nuveen Investments	Western Asset Management Company
Federated Investors, Inc.	Old Mutual Asset Management

Exhibit 6

Investment Companies and Advisory Firms Participating in the 2007, 2008 and 2009 McLagan Surveys
300 North Capital , LLC (formerly Provident Investment Counsel)	40/86 Advisors, Inc. (Conseco)	Aberdeen Asset Management, Inc.
ABN AMRO Asset Management	Acadian Asset Management, LLC	Adams Express Company, The
Advantus Capital Management, Inc.	AEGON USA Realty Advisors, Inc.	Aetna, Inc.
AEW Capital Management	A.G. Edwards & Sons, Inc.	AIG Investments
AIM Investments	Alcentra	AllianceBernstein L.P.
Allianz Global Investors	Allianz Life Insurance of North America	Allianz of America, Inc.
Allstate Investments, LLC	American Century Investments	American Express
American Family Insurance	Analytic Investments, LLC	Ariel Capital Management, LLC
Arnhold & S. Bleichroeder Advisers	Aronson+Johnson+Ortiz, LP	Arrowstreet Capital, L.P.
Artio Global Management LLC (formerly Lulius Bear Investment Management LLC)	Ashfield Capital Partners, LLC	Assurant, Inc.
Aviva USA	AXA Equitable	AXA Investment Managers
AXA Rosenberg Investment Management Ltd.	AXIA Investment Management (BOK Financial)	Babson Capital Management LLC
Barclays Global Investors, N.A.	Baring Asset Management, Inc.	Baron Capital Group & Subsidiaries, Inc.
Batterymarch Financial Management, Inc.	BB&T Asset Management, Inc.	BBVA Compass
Bessemer Trust Company	BlackRock Financial Management, Inc.	BNP Paribas Asset Management Inc.
BNY Mellon Asset Management	Boston Advisors, LLC	Boston Company Asset Management, LLC, The
Branch Banking & Trust Co.	Brandes Investment Partners, L.P.	Brandywine Global Investment Management, LLC
Bridgewater Associates, Inc.	Bridgeway Capital Management, Inc.	Brown Advisory Holdings Incorporated
Brown Brothers Harriman & Co.	C.M. Capital Corporation	Calamos Investments
Capital Group Companies, Inc. The	Capital Growth Management	Capital One Financial
Charles Schwab Investment Management, Inc.	Choate Investment Advisors	Christian Brothers Investment Services, Inc.
Cigna Investment Management, LLC	Citi Alternative Investments	Clay Finlay, Inc.
ClearBridge Advisors	Cohen and Steers, Inc.	Columbia Partners, L.L.C. Investment Management
Columbia Management Group, LLC	Commercebank Investment Services	Compass Bancshares, Inc.
Copper Rock Capital Partners, LLC	Country Insurance & Financial Services	Cramer Rosenthal McGlynn, LLC
Credit Suisse Asset Managment, LLC	CUNA Mutual Group	Declaration Management & Research LLC
Delaware Investments	Deutsche Asset Management	Diamond Hill Capital Management, Inc.
Dimensional Fund Advisors Inc.	Dreyfus Corporation	Driehaus Capital Management LLC
DuPont Capital Management	Dwight Asset Management LLC	Eagle Asset Management, Inc. (Raymond James)
Eaton Vance Management	Edward Jones	Epoch Investment Partners, Inc.
Erie Insurance Group	Evergreen Investment Management Co. LLC (Wachovia)	FAF Advisors, Inc. (US Bancorp)
FBL Financial Group	Federated Investors, Inc.	Fidelity Investments
Fifth Third Asset Management	First Quadrant Corporation	Fischer, Francis Trees & Watts, Inc.
Fisher Investments	Fortis Investment Management USA, Inc.	Fort Washington Investment Advisors, Inc.
Franklin Portfolio Associates	Franklin Templeton Investments	Fred Alger Management, Inc.
Frost National Bank	Gannett Welsh and Kotler, LLC	GE Asset Management
Genworth Financial	Glenmede Trust Company	GlobeFlex Capital, L.P.
Goldman Sachs Asset Management	Government of Singapore Investment Corporation (New York Office) lr	Great-West Life Assurance Company
Guardian Life Insurance Company	Hansberger Global Investors, Inc.	Harris Associates, L.P.
Harris Investment Management, Inc.	Hartford Investment Management Company	Harvard Management Company, Inc.
Heartland Advisors, Inc.	Heitman	Henderson Global Investors (North America) Inc.
Hennessy Advisors, Inc.	HighMark Capital Management (Union Bank of California)	HSBC Global Asset Management/Halbis Capital Management (USA) Inc.
Independence Investments LLC	ING Investment Management Inc.	INTECH Investment Management LLC

Investment Companies and Advisory Firms Participating in the 2007, 2008 and 2009 McLagan Surveys
Invesco Plc	Investment Counselors of Maryland, LLC	Jacobs Levy Equity Management, Inc.
Janus Capital Group	Jennison Associates, LLC	John Hancock Funds
JPMorgan Asset Management	Kaspick & Company, LLC	Kayne Anderson Rudnick Investment Management, LLC
Key Asset Management Inc.	Lazard Asset Management LLC	Legal & General Investment Management (America)
Lehman Brothers Assets Management Americas	Liberty Mutual Group	Liberty Ridge Capital, Inc.
Loews Corporation/CAN Financial Corporation	Loomis, Sayles & Company, L.P.	Lord, Abbett & Co. LLC
Mairs and Power, Inc.	Man Group plc	Martingale Asset Management, L.P.
Matthews International Capital Management LLC	MBIA Asset Management	McDonnell Investment Management, LLC
McKinley Capital Management. Inc.	MEAG New York Corporation (Munich RE)	Mellon Asset Management Institutional
Mellon Capital Management	Mellon Equity Associates	Mercer Global Investments
MetLife Investments	MFC Global Investment Management	MFC Private Wealth Management
MFS Investment Management	Mitsubishi UFJ Trust & Banking Corporation (USA)	Mizuho Alternative Investments
Modern Woodmen of America	Morgan Stanley Investment Management	Morley Fund Management
MTB Investment Advisors	Munder Capital Management	Mutual of Omaha
National City Corporation	Nationwide	Natixis Global Asset Management, L.P.
Ned Davis Research, Inc.	Neuberger Berman Group	New York Life Investment Management LLC
NFJ Investment Group L.P.	Nicholas Applegate Capital Management	Nikko Asset Management Americas, Inc.
Nomura Asset Management U.S.A. Inc.	Nomura Corporate Research and Asset Management	Norges Bank Investment Management
Northern Trust Global Investments	Northwestern Mutual Life Insurance Co.	Numeric Investors LLC
Nuveen Investments	NWQ Investment Management Company, LLC	Old Mutual Asset Management
OneAmerica Financial Partners, Inc.	Oppenheimer Capital LLC	Oppenheimer Funds, Inc.
Opus Investment Management, Inc. (Hanover Insurance)	Orbis Investment Management Limited	O’Shaughnessy Asset Management, LLC
Pacific Life Insurance Company	PanAgora Asset Management, Inc.	PartnerReinsurance Capital Markets Corp.
Phoenix Companies, Inc. The	PIMCO Advisors, L.P.	Pioneer Investment Management, USA
Pitcairn Financial Group	PNC Financial Services Group, Inc.	PPM America, Inc.
Principal Global Investors	ProFund Advisors LLC/ProShare Advisors LLC	Progressive Corporation
Provident Investment Counsel, Inc.	Prudential Financial	Putnam Investments
Pyramis Global Advisors	Pzena Investment Management, LLC	Rabobank International
Raymond James Financial	RCM Capital Management LLC	Reams Asset Management Company, LLC
Reich & Tang Asset Management	RidgeWorth Capital Management Inc. (SunTrust)	RiverSource Investment Advisors, LLC (Ameriprise Financial)
Robeco Investment Management	Rockefeller and Co., Inc.	Rothschild Asset Management
Roxbury Capital Management, LLC	RS Investment Management Co. LLC	Russell Investments
Rydex Investments	Sands Capital Management, LLC	Santa Barbara Asset Management, LLC
Saybrook Capital, LLC	Schroder Investment Management N.A. Inc.	SCM Advisors LLC
Security Benefit Corporation	SEI Investments	Selective Insurance Company of America
J and W Seligman and Co. Incorporated	Sentinel Asset Management, Inc.	Sentinel Investments (National Life of Vermont)
Sentry Insurance	SG Assets Management (SGAM)	Sit Investment Associates, Inc.
Smith Breeden Associates, Inc.	StanCorp Financial Group, Inc.	Standard Life Investments (USA) Limited

Investment Companies and Advisory Firms Participating in the 2007, 2008 and 2009 McLagan Surveys
Standish Mellon Asset Management	State Farm Mutual Insurance Company	State of Wisconsin Investment Board
State Street Global Advisors	STW Fixed Income Management	Sumitomo Trust & Banking Co., Ltd., The
Summit Investment Partners LLC	Sun Life Financial	Swiss Re Asset Management
Symphony Asset Management LLC	T. Rowe Price Associates, Inc.	TD Asset Management USA, Inc.
The Chubb Corporation	Thompson, Siegel & Walmsley, LLC	Thomson Horstmann & Bryant, Inc.
Thornburg Investment Management	Thrivent Financial for Lutherans	TIAA-CREF
Tradewinds Global Investors, LLC	Travelers Companies, Inc., The	Trilogy Global Advisors, LLC
Trusco Capital Management, Inc. (SunTrust Banks)	Trust Company of the West	UBS Global Asset Management
UMB Financial Corporation	Unum	Urdang Capital Management/Urdang Securities Management
USAA Investment Management Co.	Vanguard Group, Inc., The	Vaughan Nelson Investment Management, L.P.
Vertical Capital, LLC	Victory Capital Management (KeyCorp)	Virtus Investment Partners, Inc.
Voyageur Asset Management Inc.	Waddell & Reed Investment Management Corp.	Wasatch Advisors Inc.
WestLB Asset Management	Wellington Management Company, LLP	Wells Capital Management
Wentworth, Hauser & Violich Investment Counsel	Western Asset Management Company	Western Southern Financial Group/Fort Washington
Westpeak Global Advisors, LP	Westwood Holdings Group, Inc.	William Blair & Company, Inc.
Wilmington Trust Company	Winslow Capital Management Inc.	WisdomTree Investments, Inc.
XL Capital Ltd.

Exhibit 7

2009 Diversified Insurance Survey Participants-Stock Companies

AEGON USA	John Hancock
AFLAC	Met Life
AIG	Nationwide
Allstate	Phoenix Companies
AXA Equitable	Principal Financial
CIGNA	Prudential Financial
Genworth Financial	Sun Life Financial
Hartford Financial Services	Unum Group
ING

Companies Reviewed from 2009 Financial Services Industry Executive Compensation Database

AFLAC	Loews
Allstate	M&T Bank
American Express	Marshall &Ilsley
Ameriprise Financial	Met Life
BB&T	Northern Trust
Bank of America	PNC Financial Services
CIT Group	Principal Financial
CNA	Prudential Financial
Capital One Financial	Regions Financial
Cobank	SLM
Comerica	State Street
Fifth Third Bancorp	Sun Trust Banks
Genworth Financial	Travelers
Hartford Financial Services	U.S. Bankcorp
Huntington Bancshares	United Health
KeyCorp	Wells Fargo

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting are available through 11:59 PM Eastern Time on May 26, 2010.

INTERNET
http://www. proxyvoting.com/lnc
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
Lincoln National Corporation	OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you are acknowledging receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and of the Company’s Annual Report for 2009, and you do NOT need to mail back your proxy card.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

w FOLD AND DETACH HERE w

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” ITEMS 2 THROUGH 4.

	Please mark your votes as indicated in this example	[ X ]
The Board of Directors and Management recommend you to vote “FOR” each director nominee and “FOR” items 2 through 4.

	FOR ALL	WITHOLD FOR ALL	EXCEPTIONS		FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS	[ ]	[ ]	[ ]	2. Vote to ratify Ernst & Young LLP as our independent public accounting firm for 2010	[ ]	[ ]	[ ]
Nominees: 01 William J. Avery 02 William H. Cunningham 03 William Porter Payne 04 Patrick S. Pittard				3. Vote to approve an amendment to our Amended and Restated Articles of Incorporation to provide for election of directors by majority vote	[ ]	[ ]	[ ]

				4. Vote to approve an advisory proposal on the Compensation of Executives as disclosed in the Proxy Statement	[ ]	[ ]	[ ]

In their discretion, the proxies are authorized to act or vote upon such other matters as may properly come before the meeting or any adjournment thereof.
(INSTRUCTIONS: To withhold authority to vote for any
individual nominee, mark the “Exceptions” box above and
write that nominee’s name in the space provided below.)

*Exceptions

MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING	[ ]

Mark Here for Address Change or Comments SEE REVERSE		[ ]

Signature                                                                                 Signature                                                                 Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian. Please give full title as such.

You can now access your Lincoln National Corporation account online.

Access your Lincoln National Corporation account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Lincoln National Corporation, now makes it easy and convenient to get current information on your shareholder account.

●View account status	● View payment history for dividends
●View certificate history	● Make address changes
●View book-entry information	● Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more.
Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the
Annual Meeting of shareholders. The Proxy Statement and the 2009 Annual Report to Shareholders are available at: http://bnymellon.mobular.net/bnymellon/lnc

s FOLD AND DETACH HERE  s

PROXY

LINCOLN NATIONAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS – MAY 27, 2010

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned shareholder of Lincoln National Corporation (the “Corporation”), an Indiana corporation, appoints William H. Cunningham, Dennis R. Glass and Charles A. Brawley, III, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of stock in the Corporation which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the corporation to be held at the Ritz-Carlton Hotel, 10 Avenue of the Arts, Philadelphia, PA 19102, 9:00 a.m. local time, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting. This proxy/voting instruction also covers all shares as to which the undersigned has the right to give voting instructions to the trustees of the Corporation’s Employees’ Savings and Retirement Plan and The Lincoln Life Insurance Company Agents’ Savings and Profit-Sharing Plan.

Address Change/Comments	BNY MELLON SHAREOWNER SERVICES
(Mark the corresponding box on the reverse side)	P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)